UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

Anadarko Petroluem Corporation

(Name of Registrant as Specified In Its Charter)

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P.O. Box 1330
Houston, Texas 77251-1330

March 31, 2008

TO OUR STOCKHOLDERS:

The 2008 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Resort & Conference Center, 2301 N. Millbend Drive, The Woodlands, Texas, 77380 on Tuesday, May 20, 2008, at 8:00 a.m. (Central Daylight Time).

The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the Proxy Statement and will not include a management presentation.

Pursuant to new rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of this Proxy Statement and our Annual Report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe that this new process will reduce the environmental impact and lower the costs of printing and distributing our proxy materials.

We value your opinions and encourage you to participate in this year’s Annual Meeting by voting your proxy. You may vote by Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You may also attend and vote at the Annual Meeting.

Very truly yours,

JAMES T. HACKETT
Chairman of the Board, President and
Chief Executive Officer

P. O. Box 1330
Houston, Texas 77251-1330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Resort & Conference Center, 2301 N. Millbend Drive, The Woodlands, Texas, 77380, on Tuesday, May 20, 2008, at 8:00 a.m. (Central Daylight Time) to consider the following proposals:

(1) elect three directors;

(2) ratify the appointment of KPMG LLP as the Company’s independent auditor for 2008;

(3) approve the Anadarko Petroleum Corporation 2008 Omnibus Incentive Compensation Plan;

(4) approve the Anadarko Petroleum Corporation 2008 Director Compensation Plan;

(5) if presented, consider and vote on two stockholder proposals; and

(6) transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you are a record holder of common stock at the close of business on March 26, 2008, the record date, then you are entitled to receive notice of and to vote at the meeting.

Please take the time to vote by following the Internet or telephone voting instructions provided. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-prepaid envelope provided for your convenience. You may also attend and vote at the Annual Meeting. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.

As a stockholder, your vote is very important and the Board strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Robert K. Reeves
Senior Vice President, General Counsel,
Chief Administrative Officer and Corporate Secretary

March 31, 2008
The Woodlands, Texas

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 20, 2008:
The Proxy Statement and Annual Report for 2007 are available at
http://bnymellon.mobular.net/bnymellon/apc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
ANADARKO BOARD OF DIRECTORS	6
ITEM 1 — ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
AUDIT COMMITTEE REPORT	19
COMPENSATION AND BENEFITS COMMITTEE REPORT ON 2007 EXECUTIVE COMPENSATION	20
COMPENSATION DISCUSSION AND ANALYSIS	21
EXECUTIVE COMPENSATION	39
Summary Compensation Table for 2007	39
All Other Compensation Table	40
Grants of Plan-Based Awards in 2007	41
Outstanding Equity Awards at Fiscal Year-End 2007	43
Option Exercises and Stock Vested in 2007	44
Pension Benefits for 2007	45
Nonqualified Deferred Compensation for 2007	48
Potential Payments Upon Termination or Change of Control	49
TRANSACTIONS WITH RELATED PERSONS	54
ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR	54
INDEPENDENT AUDITOR	55
ITEMS 3 and 4 — APPROVAL OF NEW COMPENSATION PLANS	56
2008 OMNIBUS INCENTIVE COMPENSATION PLAN	57
ITEM 3 — APPROVAL OF THE 2008 OMNIBUS INCENTIVE COMPENSATION PLAN	57
2008 DIRECTOR COMPENSATION PLAN	64
ITEM 4 — APPROVAL OF THE 2008 DIRECTOR COMPENSATION PLAN	64
ITEM 5 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS	70
ITEM 6 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL REGARDING AN AMENDMENT TO ANADARKO’S NON-DISCRIMINATION POLICY TO INCLUDE SEXUAL ORIENTATION AND GENDER IDENTITY	73

Appendix A — 2008 Omnibus Incentive Compensation Plan	A-1
Appendix B — 2008 Director Compensation Plan	B-1

P. O. Box 1330
Houston, Texas 77251-1330

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 20, 2008

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Stockholders of Anadarko Petroleum Corporation, sometimes referred to as the Company or Anadarko. The Annual Meeting will be held on Tuesday, May 20, 2008. The proxy materials, including this proxy statement, proxy card or voting instructions and our 2007 Annual Report are being distributed and made available on or about April 4, 2008.

In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials to our stockholders by providing access to such documents on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials, or the Notice, was mailed to most of our stockholders on or about April 4, 2008. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them, by following the instructions in the Notice.

The Notice will also provide instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be at The Woodlands Resort & Conference Center, 2301 N. Millbend Drive, The Woodlands, Texas, 77380, on Tuesday, May 20, 2008, at 8:00 a.m. (Central Daylight Time).

Who may vote?

You may vote if you were the record holder of Anadarko common stock as of the close of business on March 26, 2008, the record date for the Annual Meeting. Each share of Anadarko common stock is entitled to one vote at the meeting. On the record date, there were 478,386,502 shares of common stock outstanding and entitled to vote at the Annual Meeting.

May I attend the Annual Meeting?

Yes. Attendance is limited to stockholders of record as of the record date for the Annual Meeting. Admission will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Company stock, such as a current bank or brokerage account statement reflecting ownership as of the record date for the Annual Meeting, to be admitted. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

This year, in connection with new SEC rules that allow companies to furnish their proxy materials over the Internet, we have sent to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided in your Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://bnymellon.mobular.net/bnymellon/apc.

What am I voting on?

You are voting on:

•	the election of three directors;

•	the ratification of KPMG LLP as our independent auditor for 2008;

•	approval of the Anadarko Petroleum Corporation 2008 Omnibus Incentive Compensation Plan;

•	approval of the Anadarko Petroleum Corporation 2008 Director Compensation Plan;

•	if presented, two stockholder proposals; and

•	any other business properly coming before the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director;

•	FOR the ratification of KPMG LLP as our independent auditor for 2008;

•	FOR the approval of the 2008 Omnibus Incentive Compensation Plan;

•	FOR the approval of the 2008 Director Compensation Plan; and

•	AGAINST each of the stockholder proposals.

Why should I vote?

Your vote is very important regardless of the number of shares you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote by any of the following methods:

•	Vote on the Internet at the website for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 19, 2008.

•	Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 19, 2008.

•	If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by May 19, 2008.

•	You may attend and vote at the Annual Meeting. The Board recommends that you vote using one of the methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of these methods to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name (e.g., held in the name of a bank, broker, or other holder of record) you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes.

Can I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet or telephone;

•	voting in person at the Annual Meeting;

•	delivering to the Corporate Secretary of Anadarko a proxy with a later date or a written revocation of your proxy; or

•	giving notice to the inspector of election at the Annual Meeting.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is a broker non-vote?

The New York Stock Exchange, or the NYSE, permits brokers to vote their customers’ shares held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting.

What are routine matters?

The election of directors and the ratification of the independent auditor are examples of routine matters on which brokers may vote even if they have not received instructions from their customers.

What are non-routine matters?

Non-routine matters are matters such as new equity compensation plans and stockholder proposals.

How many votes are needed to approve each of the proposals?

The election of each director requires the affirmative vote of a majority of the votes cast for such director. Under our By-Laws, a majority of votes are cast for the election of a director if the number of votes cast “for” the director exceeds the number of votes cast “against” the director, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” the director. The ratification of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting. The approval of each of the new equity compensation plans requires the affirmative vote of the majority of votes cast for each respective proposal, provided that the total votes cast represent a majority of all shares entitled to vote.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the person named in your proxy will vote in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting, and we will publish the final results in our quarterly report for the second quarter of 2008. You may access or obtain a copy of this and other reports free of charge on the Company’s website at www.anadarko.com, or by contacting our Investor Relations department at investor@anadarko.com.

How can I view the stockholder list?

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may access this list at our offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380 during ordinary business hours for a period of ten days before the Annual Meeting.

Who pays for the proxy solicitation related to the Annual Meeting?

We do.  In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Anadarko, postings on our website, www.anadarko.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Morrow & Co., Inc. to assist us in soliciting your proxy for an estimated fee of $7,500, plus reasonable out-of-pocket expenses. Morrow will ask brokers and other custodians and nominees whether other persons are beneficial owners of Anadarko common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Anadarko common stock.

If I want to submit a stockholder proposal or nominate a director for the 2009 Annual Meeting, when is that proposal or nomination due?

If you are an eligible stockholder and want to submit a proposal for possible inclusion in next year’s proxy statement, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive offices no later than November 30, 2008 to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting. We will only consider proposals that meet the requirements of the applicable rules of the Securities and Exchange Commission, or SEC. Similarly, if you wish to nominate an individual for election to our Board of Directors, our By-Laws provide that you must provide your nomination in writing to our Corporate Secretary no later than February 19, 2009 and no earlier than January 20, 2009.

How can I obtain a copy of the Annual Report on Form 10-K?

Stockholders may request a free copy of our Annual Report on Form 10-K by submitting such request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046. Alternatively, stockholders can access our Annual Report on Form 10-K on Anadarko’s website at www.anadarko.com.

Will I get more than one copy of the proxy statement, annual report or Notice if there are multiple stockholders at my address?

In some cases, only one copy of this proxy statement, annual report or Notice is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement, annual report or Notice to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of the proxy statement, annual report or Notice. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 or an oral request by calling the Corporate Secretary at (832) 636-1000.

ANADARKO BOARD OF DIRECTORS

ITEM 1 —	ELECTION OF DIRECTORS

The Board of Directors of Anadarko is divided into three classes of directors for purposes of election. One class of directors is elected at each Annual Meeting of stockholders to serve for a three-year term. All of the director nominees listed below are current directors of the Company.

At the Annual Meeting, the terms of three directors will expire. All three of the directors have been nominated and, if elected at this meeting, will hold office until the expiration of each of their terms in 2011. Those directors not up for election this year will continue in office for the remainder of their terms.

If a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Our By-Laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election in order for him or her to be elected to the Board of Directors. In addition, each nominee is required to provide an irrevocable letter of resignation that states that he or she will resign in the event that director does not receive the required majority vote. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of Anadarko. Each of the nominees named below has submitted an irrevocable letter of resignation that becomes effective in the event he does not receive a majority of the votes cast for his election and the Board decides to accept such resignation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Directors to be Nominated this Year by the Board of Directors for Terms Expiring in 2011

John R. Butler, Jr. (69) — Since 1976, Mr. Butler has been Chairman of J. R. Butler and Company, a reservoir engineering company located in Houston, Texas. Since August 2006, Mr. Butler has served as a director of BreitBurn Energy Partners L.P., a publicly-traded upstream master limited partnership, and also serves as a director of the Houston chapter of the National Association of Corporate Directors. He is currently a member of the Society of Petroleum Evaluation Engineers. Mr. Butler has been a director of the Company since 1996.

Luke R. Corbett (61) — Mr. Corbett has been a retired business executive since Kerr-McGee Corporation’s merger with Anadarko in August 2006. He served as Chairman and Chief Executive Officer of Kerr-McGee from 1999 until August 2006. Mr. Corbett had been with Kerr-McGee since 1985 when he joined the company’s Exploration and Production Division as vice president of geophysics. In subsequent years, he held a wide array of senior executive positions with Kerr-McGee. Mr. Corbett also serves on the boards of OGE Energy Corporation and Noble Corporation. Mr. Corbett has been a director of the Company since August 2006.

John R. Gordon (59) — Mr. Gordon is Senior Managing Director of Deltec Asset Management LLC, an investment firm located in New York, New York. He was President of Deltec Securities Corporation from 1988 until it was converted into Deltec Asset Management LLC. Mr. Gordon has been a director of the Company since 1988.

Continuing Directors with Terms Expiring in 2009

Robert J. Allison, Jr. (69) — Mr. Allison has been Chairman Emeritus of the Board of the Company since January 2006 and a director since 1985. He was Chairman of the Board from 1986 until December 2005, and served as Chief Executive Officer of the Company from 1986 until January 2002, and from March 2003 until December 2003. Mr. Allison is also a director of Freeport-McMoRan Copper & Gold Inc.

Peter J. Fluor (60) — Mr. Fluor has been Chairman and CEO of Texas Crude Energy, Inc., a private, independent oil and gas exploration company located in Houston, Texas, since 1990. He has been employed by Texas Crude Energy, Inc. since 1972 and took over the responsibilities of President in 1980. Mr. Fluor serves as lead director of Fluor Corporation, a director of Cameron International Corporation and a director of The Welch Foundation. Mr. Fluor has been a director of the Company since August 2007.

John W. Poduska, Sr. (70) — Mr. Poduska is a retired business executive. He was Chairman of Advanced Visual Systems, Inc., a provider of visualization software, from 1992 until 2002. Mr. Poduska is a director of Novell, Inc. and Safeguard Scientific, Inc. He was a director of Union Pacific Resources Group, Inc. from 1995 until 2000. Mr. Poduska has been a director of the Company since 2000.

Paula Rosput Reynolds (51) — Ms. Reynolds is President and CEO of Safeco Corporation, a property and casualty insurance company located in Seattle, Washington. Prior to joining Safeco in January 2006, she served as Chairman, President and CEO of AGL Resources Inc., a regional energy services holding company from August 2002 to December 2005. Ms. Reynolds also previously served as President and CEO of Houston-based Duke Energy North America, a subsidiary of Duke Energy, which operated power-generating facilities across the United States, and as Senior Vice President of Pacific Gas Transmission Company, which owned and operated a major natural gas pipeline in the Pacific Northwest. She is also a director of Safeco Corporation and Delta Air Lines, Inc. Ms. Reynolds has been a director of the Company since August 2007.

Continuing Directors with Terms Expiring in 2010

Larry Barcus (70) — Since January 2008, Mr. Barcus has served as Vice Chairman of L.G. Barcus and Sons, Inc., a general contractor, located in Kansas City, Kansas with operations nationwide. He had previously served as Chairman from 1990 to January 2008. He also served as Chairman of First Community Bancshares and Chairman of First Community Bank, both banking institutions, from 1995 to January 2007. Mr. Barcus has been a director of the Company since 1986.

James L. Bryan (71) — Mr. Bryan is a retired business executive. From 1999 until December 2003, Mr. Bryan was Executive Vice President of Newpark Drilling Fluids, Inc., an oilfield services firm headquartered in Houston, Texas. He retired as Senior Vice President of Dresser Industries, Inc. in 1998. He had been a Vice President of Dresser since 1990. Mr. Bryan has been a director of the Company since 1986.

H. Paulett Eberhart (54) — Ms. Eberhart has served as President and Chief Executive Officer of Invensys Process Systems, a process automation company located in Plano, Texas, since January 2007. From 2003 until March 2004, Ms. Eberhart was President — Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company. From 2002 to 2003, she was Senior Vice President — EDS and President — Solutions Consulting. She was also a member of the Executive Operations Team and Investment Committee of EDS. Ms. Eberhart was an employee of EDS from 1978 to 2004. Ms. Eberhart is a member of Financial Executives International and the American Institute of Certified Public Accountants. Ms. Eberhart also serves as a director of Advanced Micro Devices, Inc. Ms. Eberhart has been a director of the Company since August 2004.

James T. Hackett (54) — Mr. Hackett was named President and Chief Executive Officer of the Company in December 2003 and Chairman of the Board of the Company in January 2006. Prior to joining the Company, Mr. Hackett was the Chief Operating Officer of Devon Energy Corporation from April 2003 to December 2003, following Devon’s merger with Ocean Energy, Inc. Mr. Hackett was President and Chief Executive Officer of Ocean Energy, Inc. from March 1999 to April 2003 and was Chairman of the Board from January 2000 to April 2003. He currently serves as a director of Fluor Corporation and Temple-Inland, Inc. and serves as Chairman of the Board of the Federal Reserve Bank of Dallas. Mr. Hackett is retiring from the Temple-Inland Board of Directors effective at Temple-Inland’s May 2, 2008 annual stockholder meeting.

CORPORATE GOVERNANCE

Our Board of Directors recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our constituents, including our stockholders, employees, customers, communities and creditors. Our By-Laws, Corporate Governance Guidelines, Board Committee charters and Code of Business Conduct and Ethics provide the structure for our corporate governance. We have been committed to good governance for several years; a majority of our Board has been comprised of independent directors since the Company became an independent company in 1986. In addition, we have recently implemented the director majority voting standard in uncontested director elections, including the election of our directors at the Annual Meeting.

The Audit Committee, the Compensation and Benefits Committee (generally referred to in this proxy statement as the Compensation Committee) and the Nominating and Corporate Governance Committee have each been comprised entirely of independent directors since their inception. The written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as amended from time to time, can be found on the Company’s website at http://www.anadarko.com/investor_relations/governance.asp, together with the Code of Business Conduct and Ethics, the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and the Corporate Governance Guidelines. Any of these documents will be furnished in print free of charge to any stockholder who requests it. You can submit such a request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046.

Each director that has served on our Board during 2007 has attended at least 75 percent of the meetings of the Board and of each committee on which he or she served. There were five Board meetings and 27 Board committee meetings in 2007. In addition, each of the incumbent directors, except for Ms. Reynolds and Mr. Fluor who were elected in August 2007, attended the 2007 Annual Meeting of Stockholders. Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board meetings and meetings of committees on which they serve, as well as the Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors has four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Executive Committee. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each comprised of independent directors. The Executive Committee is not an independent committee because it has both non-management and management directors as members; however, a majority of the members of the Executive Committee are independent directors. In addition, the Board designates special committees from time to time to address certain significant matters on behalf of the Board. In January 2005, the Board created the Enterprise Resource Planning Committee to provide input and advice to the Company during its implementation of the Enterprise Resource Planning project, which modernized and integrated back-office software systems across the Company. That committee did not meet during 2007 and expired by its terms in February 2007. In August 2007, the Board designated a Master Limited Partnership, or MLP, Special Committee to handle certain Board matters related to the creation and initial public offering of our midstream MLP.

The table below shows the current membership of each committee of the Board and the number of meetings each committee held in 2007:

Nominating
		Compensation	& Corporate		MLP Special
Director	Audit	& Benefits	Governance	Executive	Committee

Mr. Allison				X
Mr. Barcus	X		Chair		Chair
Mr. Bryan		X	X	X
Mr. Butler	X		X	X
Ms. Eberhart	Chair		X		X
Mr. Fluor		X	X
Mr. Gordon		X	X	X*	X
Mr. Hackett				Chair
Mr. Poduska		Chair	X		X
Ms. Reynolds	X		X
2007 Meetings	10	9	4	2	2

*	Serves in his capacity as Lead Director

Audit Committee

The Board re-appointed Ms. Eberhart and Messrs. Barcus and Butler as members of the Audit Committee in May 2007, and appointed Ms. Reynolds as a member of the Audit Committee upon her election to the Board in August 2007. The Audit Committee elected Ms. Eberhart as its chairperson during 2007. In February 2007, the Board of Directors designated Ms. Eberhart as “an audit committee financial expert” as defined by the SEC.

The purpose of the Audit Committee is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s corporate and independent auditors; and

•	the business practices and ethical standards of the Company.

The Audit Committee is also directly responsible for:

•	the appointment, approval of compensation, retention and oversight of the work of the Company’s independent auditor, KPMG LLP;

•	the preparation of the Audit Committee report, which is on page 19; and

•	the appointment, compensation, retention and oversight of the work of the Company’s independent reserve engineering consultants.

All of the members of the Audit Committee meet the independence requirements of the NYSE, the Sarbanes-Oxley Act, the Securities Exchange Act and the rules of the SEC adopted thereunder, and the Company’s Corporate Governance Guidelines.

Compensation Committee

The Compensation Committee is responsible for translating our compensation objectives into a compensation strategy that aligns the interests of our executives with that of our stockholders. The Compensation Committee has overall responsibility for:

•	approving and evaluating the Company’s director and executive officer compensation plans, policies and programs;

•	retaining compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities;

•	reviewing the disclosures made in the proxy statement;

•	producing an annual Compensation Committee report, which is on page 20; and

•	approving and evaluating broad-based incentive programs, qualified equity plans and tax-qualified benefit plans to ensure that our compensation philosophy is executed consistently at all levels of the Company.

For a more detailed discussion of the composition and responsibilities of the Compensation Committee and the processes and procedures related to the determination of executive compensation, please see the Compensation Committee’s Charter and the Compensation Discussion and Analysis section of this proxy statement beginning on page 21.

The Compensation Committee is comprised of four independent, non-employee directors. The Board re-elected Messrs. Bryan, Gordon and Poduska as members of the Compensation Committee in May 2007, and elected Mr. Fluor as a member of the Compensation Committee upon his appointment to the Board of Directors in August 2007. Mr. Poduska was re-elected as chairman of the Compensation Committee by the Board in May 2007.

Nominating and Corporate Governance Committee

Mses. Eberhart and Reynolds and Messrs. Barcus, Bryan, Butler, Fluor, Gordon and Poduska served as members of the Nominating and Corporate Governance Committee during 2007. Mr. Barcus was appointed as chairman of the Nominating and Corporate Governance Committee in May 2007.

The Nominating and Corporate Governance Committee has overall responsibility for:

•	recommending nominees for director to the full Board;

•	reviewing the qualifications of existing Board members before they are nominated for re-election to the Board;

•	recommending members of the Board for committee membership;

•	proposing Corporate Governance Guidelines for the Company and reviewing them annually;

•	oversight of the Company’s compliance structure and programs;

•	developing an evaluation process for the Board;

•	overseeing the emergency and expected CEO succession plans; and

•	reviewing and investigating any reports to the Company’s anonymous reporting hotline regarding non-financial matters.

Executive Committee

The Board re-elected Messrs. Allison, Bryan, Butler, Gordon and Hackett as members of the Executive Committee in May 2007. Mr. Gordon serves on the Executive Committee in his capacity as Lead Director. This Committee is not an independent committee; however, the majority of the members of the Executive

Committee are independent directors. Mr. Allison, a retired Company executive, and Mr. Hackett, the Company’s Chairman, President and CEO, are members of this Committee. Mr. Hackett is chairman of the Executive Committee. In accordance with the Company’s By-Laws, the Executive Committee acts with the power and authority of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee has generally held meetings to approve specific terms of financing or other transactions that have previously been approved by the Board.

MLP Special Committee

The MLP Special Committee of the Board was established in August 2007 to provide oversight on behalf of the Board, and report periodically to the Board as the Committee deems appropriate, in connection with our formation of a midstream MLP and initial public offering of limited partner interests in the MLP. The Board appointed the Lead Director, Mr. Gordon, and the chairperson of each independent Board Committee (Mr. Barcus, Mr. Poduska and Ms. Eberhart) to the MLP Special Committee. The Committee has a term of one year.

Board of Directors

Director Independence

In accordance with NYSE rules, the Board must affirmatively determine the independence of each director and director nominee in accordance with the Company’s director independence standards, which are contained in the Company’s Corporate Governance Guidelines found on the Company’s website at http://www.anadarko.com/investor_relations/governance.asp.

Based on these standards our Board, based upon a recommendation from the Nominating and Corporate Governance Committee, has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

• Larry Barcus	• John R. Gordon
• James L. Bryan	• H. Paulett Eberhart
• John R. Butler, Jr.	• John W. Poduska, Sr.
• Peter J. Fluor	• Paula Rosput Reynolds

In addition, the Board has affirmatively determined that: (a) Mr. Hackett is not independent because he is the President and Chief Executive Officer of the Company; (b) Mr. Corbett is not independent because, as part of his change of control agreement with Kerr-McGee Corporation, the Company provided him office space (or compensation for such space) and secretarial assistance through August 2007; and (c) Mr. Allison is not independent because he had been an executive officer of Anadarko for many years and, as part of his retirement package, the Company will continue to provide him use of the Company’s aircraft, office space, secretarial assistance and a monitored residential security system during his lifetime.

With respect to Mr. Butler, the Board specifically considered that Mr. Butler’s son-in-law is a non-executive employee of the Company. The Board determined that this does not impact Mr. Butler’s independence. With respect to Mr. Fluor, the Board specifically considered that Mr. Fluor’s daughter is a non-executive employee of the Company. The Board determined that this does not impact Mr. Fluor’s independence. The Board also specifically considered that Invensys Process Systems, Inc. and its affiliates provide the Company with process automation services. In 2007, Anadarko paid Invensys approximately $536,000 in connection with these services. This amount is less than 1% of Invensys’s consolidated gross revenues for its fiscal year ended March 31, 2007. Ms. Eberhart, a director of the Company, became President and CEO of Invensys in January 2007. Finally, the Board specifically considered that Puget Sound Energy, Inc. and its affiliates engage in gas purchases with the Company and its affiliates. Ms. Reynolds, who joined the Company’s Board of Directors in August 2007, is married to Mr. Stephen P. Reynolds, who currently serves as Chairman, President and CEO of Puget. In 2007, Anadarko paid Puget approximately $785,000 in connection with these purchases. This amount is less than 1% of Puget’s consolidated gross revenues for its fiscal year ended at March 31, 2007.

For information regarding our policy on Transactions with Related Persons, please see page 54 of this proxy statement.

Selection of Directors

The Company’s Corporate Governance Guidelines require that, with respect to Board vacancies, the Nominating and Corporate Governance Committee: (a) identify the personal characteristics needed in a director nominee so that the Board will possess the qualifications of the Board as a whole as these qualifications are set forth in the Corporate Governance Guidelines; (b) compile, through such means as the Committee considers appropriate, a list of potential director nominees thought to possess the individual qualifications identified in the Corporate Governance Guidelines; (c) if the Committee so determines it to be appropriate, engage an outside consultant to assist in the search for nominees and to conduct background investigations on all nominees regardless of how nominated; (d) review the resume of each nominee; (e) conduct interviews with the nominees meeting the desired set of qualifications; (f) following interviews, compile a short list of nominees (which, at the discretion of the Committee, may consist of a single individual) who may meet, at a minimum, with the Chairman of the Board, the Chief Executive Officer and the Chairman of the Nominating and Corporate Governance Committee and/or the Lead Director; and (g) evaluate the nominee(s) in relationship to the culture of the Company and the Board and its needs.

Annual Evaluations

The Board and each of the independent committees have conducted self-evaluations related to their performance in 2007. The performance evaluations were supervised by the Nominating and Corporate Governance Committee and discussed by the applicable committee and the Board.

Communication with the Directors of the Company

The Board of Directors welcomes questions or comments about the Company and its operations. Interested parties may contact the Board of Directors, including the Lead Director or any individual director, at nominating_governance@apcdirector.com or at Anadarko Petroleum Corporation, Attn: Corporate Secretary, 1201 Lake Robbins Drive, The Woodlands, Texas, 77380. Any questions or comments will be kept confidential to the extent reasonably possible, if requested. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors. If you wish to request copies of any of our governance documents, please see page 8 of this proxy statement for instructions on how to obtain them.

Stockholder Participation in the Selection of Director Nominees

The Nominating and Corporate Governance Committee did not receive any names of individuals suggested for nomination to the Company’s Board of Directors by its stockholders during the past year. However, the Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. Stockholders wishing to submit the name of an individual for consideration must submit the recommendation in writing to the Company’s Corporate Secretary at the Company’s principal executive offices, including:

•	the name, address and comprehensive biography of the director nominee and an explanation of why the nominee is qualified to serve as a director;

•	the name, address and telephone number of the stockholder or group of stockholders making the recommendation, proof of ownership, number of shares and length of time the shares of the Company’s voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled to and will remain entitled to vote at the Company’s next Annual Meeting; and

•	a letter in writing from the individual being recommended certifying his or her willingness to serve, if elected as a director.

Nominations must be received no earlier than the close of business on the 120th day prior to, and no later than the close of business on the 90th day prior to, the first anniversary of our last Annual Meeting. For more information on stockholder participation in the selection of director nominees, please refer to that section in our Corporate Governance Guidelines and our By-Laws, which are posted on the Company’s website at http://www.anadarko.com/investor_relations/governance.asp.

Directors’ Continuing Education

The Company’s Director Education Policy encourages all members of the Board of Directors to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to the Board of Directors as well as their responsibilities in their specific committee assignments. The Director Education Policy provides that the Company will reimburse the Board of Directors for all costs associated with attending any director education program.

Lead Director at the Non-Employee Directors’ Executive Sessions

The Board of Directors has elected Mr. Gordon as its Lead Director. As Lead Director, Mr. Gordon’s role is to aid and assist the Chairman and the remainder of the Board of Directors in assuring effective corporate governance in managing the affairs of the Board of Directors and the Company.

Additionally, Mr. Gordon presides at executive sessions of the non-employee directors. Executive sessions are held after each regularly scheduled quarterly meeting of the Board of Directors and at any other board meetings as requested by the directors. Mr. Gordon is also a member of the Executive Committee of the Board, providing additional representation for the independent directors in any actions taken by the Executive Committee between Board meetings.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation Committee is made up of four independent, non-employee directors, Messrs. Bryan, Fluor, Gordon and Poduska. No interlocking relationship exists between the members of our Compensation Committee or our executive officers and the board of directors or compensation committee of any other company.

Director Compensation

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors spend in fulfilling their duties to the Company and its stockholders as well as the skill level required by the Company’s Board members. The Compensation Committee is responsible for determining the type and amount of compensation for non-employee directors. The Compensation Committee directly retained Hewitt Associates LLC in 2007 as its independent consultant to assist in the annual review of director compensation by providing benchmark compensation data and recommendations for program design.

Retainer and Meeting Fees.  The non-employee directors receive the following compensation related to retainers and meeting fees:

(1) an annual retainer of $50,000;

(2) an annual committee membership retainer of $6,000 for each director who serves on the Audit Committee;

(3) an annual committee membership retainer of $3,000 for each committee on which the director serves (except for members of the Audit Committee and the MLP Special Committee);

(4) an annual retainer of $15,000 for serving as the chairman of the Compensation Committee or the Nominating and Corporate Governance Committee, an annual retainer of $25,000 for serving as Audit Committee chairman, an annual retainer of $25,000 for serving as Lead Director;

(5) a fee of $2,000 for each Board meeting attended, plus expenses related to attendance; and

(6) a fee of $2,000 for each committee meeting attended, plus expenses related to attendance.

Members of the MLP Special Committee receive only meeting fees and no other special retainer fees for their service on that committee. Non-employee directors may elect to receive their retainer and meeting fees in cash, common stock or a combination of both. Receipt of compensation in the form of common stock provides non-employee directors the opportunity to increase their personal ownership in the Company and comply with the established director stock ownership guidelines that require directors to hold stock equivalent to three times the annual Board retainer. This option also provides the directors a method to invest in the Company as a stockholder and aligns their interest with the stockholders of the Company. The number of shares issued to directors for payment in lieu of their cash fees is determined at the end of the quarter for which compensation is earned, and is calculated by dividing the closing stock price of the Company’s common stock on the date of grant into the applicable fee for that period.

Stock Plan for Non-employee Directors.  Stock-based awards made to non-employee directors are made pursuant to the 1998 Director Stock Plan. In addition to the retainer and meeting fee compensation discussed above, non-employee directors receive annual equity grants. Equity grants to non-employee directors will automatically be awarded each year on the date of the Company’s annual stockholder meeting. For 2007, each non-employee director, other than Ms. Reynolds and Mr. Fluor, received an annual equity grant with a value targeted at approximately $200,000, with 65% of the value delivered in deferred shares and 35% delivered in stock options. The deferred stock will be distributed to the director only when he or she ceases to serve as a director. The options vest one year from the date of grant and expire ten years from the date of grant. For 2007, upon initial election to the Board in August, Ms. Reynolds and Mr. Fluor received an initial grant of approximately $150,000 in deferred shares.

Under the Company’s stock ownership guidelines for non-employee directors, each director is required to own Company stock in an amount equal to three times the annual Board retainer. Directors have three years from the date of their initial election to the Board to comply with the guidelines. All non-employee directors currently exceed the Company’s stock ownership guidelines.

In February 2008, the Compensation Committee approved, subject to approval by our stockholders at the Annual Meeting, the 2008 Director Compensation Plan. This Plan will replace the 1998 Director Stock Plan. If approved, the 1998 Director Stock Plan will be terminated and no further awards will be made under the plan. The 2008 Director Compensation Plan is described beginning on page 64 and is attached to this proxy statement as Appendix B.

Deferred Compensation Program for Non-employee Directors.  Non-employee directors are eligible to participate in the Company’s Deferred Compensation Plan, which allows directors to defer receipt of up to 100% of their board and committee retainers and/or board and committee meeting fees. The Deferred Compensation Plan permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. The interest rate earned on the deferred amounts is not above-market or preferential. In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant. Ms. Reynolds is the only director who elected to defer compensation during 2007.

Other Compensation.  Non-employee directors are covered under the Company’s Accidental Death & Dismemberment Plan and the Company pays the annual premium for such coverage on behalf of each director. The Company also provides each director with Personal Excess Liability coverage and pays the annual premium on their behalf.

Director Compensation Table for 2007

The following table sets forth information concerning total director compensation during the 2007 fiscal year for each non-employee director:

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)(3)	($)

Robert J. Allison, Jr.(4)	64,000	129,800	135,629	0	0	1,442	330,871
Larry Barcus(5)	109,104	129,800	135,629	0	0	1,442	375,975
James L. Bryan	101,646	129,800	135,629	0	0	1,442	368,517
John R. Butler, Jr.(6)	101,000	129,800	135,629	0	0	1,442	367,871
Luke R. Corbett(7)	58,000	129,800	135,629	0	0	1,442	324,871
H. Paulett Eberhart	126,000	129,800	135,629	0	0	1,442	392,871
Peter J. Fluor(8)	40,000	149,967	0	0	0	577	190,544
John R. Gordon(9)	125,000	129,800	135,629	0	0	1,442	391,871
John W. Poduska, Sr.	111,000	129,800	135,629	0	0	5,305	381,734
Paula Rosput Reynolds(8)(10)	41,500	149,967	0	0	0	577	192,044

(1)	The amounts included in the “Stock Awards” column represent the compensation cost recognized by the Company in 2007 related to non-option awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123(R), or SFAS No. 123(R). For a discussion of valuation assumptions, see Note 6 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. As of December 31, 2007, each of the non-employee directors had aggregate outstanding deferred shares as follows: Mr. Allison — 8,350 deferred shares; Mr. Barcus — 26,232 deferred shares; Mr. Bryan — 27,006 deferred shares; Mr. Butler — 14,268 deferred shares; Mr. Corbett — 3,250 deferred shares; Ms. Eberhart — 7,250 deferred shares; Mr. Fluor — 2,972 deferred shares; Mr. Gordon — 20,026 deferred shares; Mr. Poduska — 10,110 deferred shares; and Ms. Reynolds — 2,972 deferred shares.

(2)	The amounts included in the “Option Awards” column represent the compensation cost recognized by the Company in 2007 related to stock option awards to directors, computed in accordance with SFAS No. 123(R). For a discussion of valuation assumptions, see Note 6 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. As of December 31, 2007, each of the non-employee directors had aggregate outstanding stock options as follows: Mr. Allison — 22,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008; Mr. Barcus — 82,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008; Mr. Bryan — 82,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008; Mr. Butler — 82,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008; Mr. Corbett — 17,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008; Ms. Eberhart — 42,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008; Mr. Gordon — 82,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008; and Mr. Poduska — 42,500 vested and exercisable stock options and 3,950 unvested stock options that vest May 16, 2008.

(3)	For Ms. Eberhart and Messrs. Allison, Barcus, Bryan, Butler, Corbett, Gordon and Poduska, the amounts included in the “All Other Compensation” column include annual premiums paid by the Company for each director’s benefit in the amount of $142 and $1,300, respectively, for Accidental Death & Dismemberment coverage and Personal Excess Liability coverage. For Mr. Fluor and Ms. Reynolds, the amount includes $50 for Accidental Death & Dismemberment coverage and $527 for Personal Excess Liability coverage. Additionally, Mr. Poduska was credited with $3,863 in earnings under the Deferred Compensation Plan, as described on page 14.

(4)	Certain ongoing benefits provided to Mr. Allison, which are not part of his compensation for service as a director of the Company, are discussed on page 54.

(5)	The amount in the “Fees Earned or Paid in Cash” column for Mr. Barcus includes $750 in retainer fees that should have been paid in 2006, but due to administrative error were not paid until 2007.

(6)	Mr. Butler elected to receive half of his fees in cash and half in common stock.

(7)	Certain ongoing benefits provided to Mr. Corbett, which are not part of his compensation for service as a director of the Company, are discussed on page 11.

(8)	The fees provided to Mr. Fluor and Ms. Reynolds represent the fees earned beginning with their election to the Board in August 2007.

(9)	Mr. Gordon elected to receive all of his director fees in common stock.

(10)	Ms. Reynolds deferred $19,750 of her retainer and meeting fees into the Company’s Deferred Compensation Plan.

The following table contains the grant date fair value of stock option and deferred share awards made to each non-employee director, as indicated, during 2007.

					Grant Date Fair
				Exercise or	Value of Stock
				Base Price of	and Option
		Stock	Deferred	Option Awards	Awards
Directors	Grant Date	Options (#)	Shares (#)	($/Sh)(1)	($)(2)

All Directors, excluding Mr. Fluor and Ms. Reynolds	May 16	—	2,750	—	129,800
All Directors, excluding Mr. Fluor and Ms. Reynolds	May 16	3,950	—	47.20	56,737
Mr. Fluor and Ms. Reynolds(3)	August 6	—	2,972	—	149,967

(1)	Closing stock price on date of grant.

(2)	The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of the awards made to non-employee directors in 2007 computed in accordance with SFAS No. 123(R). The value ultimately realized by a director upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the SFAS No. 123(R) determined value. For a discussion of valuation assumptions, see Note 6 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007.

(3)	The amounts included for Mr. Fluor and Ms. Reynolds represent the initial equity award they each received upon their election to the Board on August 6, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information provided below summarizes the beneficial ownership of officers and directors of the Company and owners of more than 5% of outstanding common stock. “Beneficial ownership” generally includes those shares of common stock someone has the power to vote, sell or acquire within 60 days. It includes common stock that is held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Directors and Executive Officers

As of March 21, 2008, the directors and executive officers of the Company beneficially owned, in the aggregate, 2,864,490 shares of Anadarko common stock, including shares that may be acquired within 60 days (approximately 0.6% of the outstanding shares entitled to vote at that time).

	Amount and Nature of Beneficial Ownership
	Number of Shares	Shares
	of Common Stock	Acquirable	Total
	Beneficially	Within	Beneficial	Percent
Name of Beneficial Owner	Owned(1)(2)	60 Days	Ownership	of Class

James T. Hackett	215,437	407,935	623,372	*
R. A. Walker	64,492	69,334	133,826	*
Karl F. Kurz(3)	62,256	59,201	121,857	*
Charles A. Meloy	30,811	12,734	43,545	*
Robert K. Reeves	41,921	221,968	263,889	*
Robert J. Allison, Jr.	532,012	26,450	558,462	*
Larry Barcus	111,958	86,450	198,408	*
James L. Bryan	27,006	86,450	113,456	*
John R. Butler, Jr.(3)(4)	67,059	83,540	150,509	*
Luke R. Corbett	3,250	21,450	24,700	*
H. Paulett Eberhart	7,250	46,450	53,700	*
Peter J. Fluor	3,972	0	3,972	*
John R. Gordon(3)	153,909	86,450	240,359	*
John W. Poduska, Sr.	39,296	46,450	85,746	*
Paula Rosput Reynolds	3,572	0	3,572	*
All directors and executive officers as a group, (18 persons)	1,482,382	1,382,108	2,864,490	*

*	Less than one percent.

(1)	Does not include shares of common stock which the directors or officers of the Company have the right to acquire within 60 days of March 21, 2008. This column does include shares of common stock held in the Company’s Executive and Director Benefits Trust as a result of the director compensation and deferral elections made in accordance with our benefit plans described elsewhere in this proxy statement. These individuals share voting power with the trustee under that plan and receive dividend equivalents on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.

(2)	Does not include the following number of restricted stock units, which do not have voting rights but do receive dividend equivalents: Mr. Hackett, 82,400; Mr. Walker, 20,600; Mr. Kurz, 21,500; Mr. Meloy, 11,500; and Mr. Reeves, 16,800. The terms associated with these awards are described in more detail on page 41.

(3)	Includes shares held in bank or brokerage margin accounts or escrow accounts securing brokerage accounts (Karl F. Kurz, 22,575 shares; John R. Butler, Jr., 19,313 shares; and John R. Gordon, 133,886 shares).

(4)	Includes 16,000 shares pledged as security for a third-party loan.

Certain Beneficial Owners

The following table shows the beneficial owners of more than five percent of the Company’s common stock as of December 31, 2007 based on information available as of February 15, 2008.

		Amount and Nature
		of Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership		Percent of Class

Common Stock	ClearBridge Advisors, LLC 399 Park Avenue New York, NY 10022	41,155,192	(1)	8.82%
Common Stock	Neuberger Berman Inc. 605 Third Avenue New York, NY 10158	27,063,468	(2)	5.80%

(1)	Based upon its Schedule 13G filed February 14, 2008 with the SEC with respect to Company securities held as of December 31, 2007, ClearBridge Advisors, LLC has shared voting power as to 34,667,753 shares of common stock and shared dispositive power as to 40,685,492 shares of common stock, and Smith Barney Fund Management LLC has shared voting power as to 469,700 shares of common stock and shared dispositive power as to 469,700 shares of common stock.

(2)	Based upon its Schedule 13G filed February 13, 2008 with the SEC with respect to Company securities held as of December 31, 2007, Neuberger Berman Inc. has sole voting power as to 21,017,709 shares of common stock, and shared dispositive power as to 27,063,468 shares of common stock, and Neuberger Berman LLC has sole voting power as to 21,017,709 shares of common stock, and shared dispositive power as to 27,063,468 shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2007, except that in February 2008 a late Form 4 was filed for Robert P. Daniels relating to the charitable donation in 2006 of 100 shares of the Company’s common stock.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal controls over financial reporting. The Audit Committee is composed of four directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing independent audits of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

KPMG LLP served as the Company’s independent auditor during 2007 and was appointed by the Audit Committee to serve in that capacity for 2008. KPMG LLP has served as the Company’s independent auditor since its initial public offering in 1986.

In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2007 financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. During 2007, the Company changed its method of accounting for its oil and gas exploration and development activities from full cost to the successful efforts method. The Audit Committee met with management and the independent auditor to review and discuss this change in accounting principle. The Audit Committee also discussed with the independent auditor the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

The Audit Committee also received written disclosures from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s (i) review and discussions with management and the independent auditor and (ii) review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

THE AUDIT COMMITTEE
H. Paulett Eberhart, Chairperson
Larry Barcus
John R. Butler, Jr.
Paula G. Rosput Reynolds

COMPENSATION AND BENEFITS COMMITTEE REPORT
ON 2007 EXECUTIVE COMPENSATION

The Compensation Committee, listed beginning on page 10, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND BENEFITS COMMITTEE

John W. Poduska, Sr., Chairman
James L. Bryan
Peter J. Fluor
John R. Gordon

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis focuses on the following:

•	the principles on which our executive compensation program is based;

•	how we make compensation decisions and determine the amount of each element of compensation;

•	the elements of our total executive compensation program and the reasons why we have chosen these elements; and

•	an analysis of the material compensation decisions made by the Compensation Committee during 2007.

How We Make Compensation Decisions

Design Principles

We believe that the interests of our executive officers must be aligned with the interests of our stockholders and that we must be able to attract and retain highly qualified executive officers as leaders to ensure our success. In support of this belief, our executive compensation programs are designed to adhere to the following principles:

•	a majority of total executive compensation must be in the form of equity compensation tied to our stock price performance;

•	our executives should maintain significant levels of equity ownership;

•	total executive compensation must provide an appropriate mix of both fixed and variable compensation to support a strong pay-for-performance relationship;

•	our performance-based compensation programs must be tied to performance measures that emphasize an increase in stockholder value over time;

•	a meaningful portion of compensation should be forfeitable upon voluntary termination to encourage sustained executive retention;

•	total compensation opportunity and awards should be reflective of each executive officer’s role, experience level and individual contribution to the organization; and

•	our executives must also be motivated to contribute as team members to our overall success, as opposed to merely achieving specific individual objectives.

Resources and Other Considerations Used in the Compensation Decision-Making Process

The Compensation Committee utilizes several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Compensation Committee ultimately exercises judgment and discretion in making them.

Compensation Consultant.  The Compensation Committee utilizes an independent executive compensation consultant to review executive compensation and benefit programs. In 2007, the Compensation Committee directly retained Hewitt Associates LLC, or Hewitt, as its outside compensation consultant. In this engagement, Hewitt reports directly and exclusively to the Compensation Committee; however, at the Compensation Committee’s direction the consultant works directly with management to review or prepare materials for Compensation Committee consideration. Hewitt attended seven of the nine Compensation Committee meetings in 2007. The Compensation Committee did not engage any consultant other than Hewitt during 2007 to provide executive compensation consulting services. The Compensation Committee’s engagement of Hewitt included the following services:

•	providing relevant market data (including benchmarking, surveys, trends and best practices information) as a background against which the Compensation Committee could consider total executive officer compensation elements and awards;

•	advising the Compensation Committee on aligning compensation programs with the interests of our stockholders; and

•	attending and participating in Compensation Committee meetings throughout the year as the Compensation Committee deems appropriate.

In 2007, Hewitt provided additional services to the Company not related to executive compensation, including broad-based employee compensation and benefits services and actuarial services. In early 2008, we retained a firm other than Hewitt to provide the actuarial services on a go-forward basis. As part of Hewitt’s engagement agreement with the Compensation Committee, any significant new engagement between us and Hewitt is contingent upon notification to the full Compensation Committee. The Compensation Committee reviews the engagement of its independent compensation consultant on an annual basis, and as part of that process reviews a summary of all services provided by Hewitt and related costs.

Benchmarking.  Benchmarking is a tool that provides the Compensation Committee a relative comparison of how competitive and reasonable our current executive compensation practices and programs are against companies of similar size and purpose. As part of the benchmarking process, the Compensation Committee utilizes a competitive compensation analysis, prepared by Hewitt, as a frame of reference in making compensation-related decisions.

The competitive executive compensation analysis conducted by Hewitt during 2007 continued to reflect increasing levels of executive compensation, driven largely by a shortage of qualified executive talent, high commodity prices and the appreciation of stock prices in the oil and gas industry. This increase is further reflected in the overall size of the compensation packages being offered to all levels of employees by companies within our industry. Because we operate in a very competitive and challenging industry, we target total executive compensation above median levels in order to successfully compete for talent. Offering competitive compensation arrangements to attract and retain our executives is beneficial to us and to our stockholders because it supports continuity in our leadership and operations and allows us to avoid the significant costs and loss of efficiency involved with recruiting and replacing talent.

In August 2007, the Compensation Committee conducted its annual review of two benchmarking groups to use as reference points for assessments of competitive executive compensation data:

•	a primary peer group, which consists of select oil and gas industry peer companies similar to us in size, scope and nature of business operations; and

•	a supplemental group, which consists of select companies from diverse industries that are similar to us in size (based primarily on annual revenues).

We benchmark total executive compensation against the primary peer group. The supplemental group illustrates broader trends and provides an additional reference point for executive officer positions that are not exclusive to the oil and gas industry.

Our current primary peer group consists of the following companies in our industry:

•	Apache Corporation

•	Chesapeake Energy Corporation

•	Chevron Corporation

•	ConocoPhillips

•	Devon Energy Corporation

•	EnCana Corporation

•	EOG Resources, Inc.

•	Hess Corporation

•	Marathon Oil Corporation

•	Noble Energy, Inc.

•	Occidental Petroleum Corporation

•	Pioneer Natural Resources Company

Within the oil and gas industry, there are a very limited number of companies that closely resemble us in size, scope and nature of business operations. Our primary peer group contains companies in our industry that are both larger and smaller in scope and that operate in related business segments in the industry in which we have no operations, such as refining. We compete with these companies for talent and believe the selected companies are currently the most appropriate with respect to executive compensation benchmarking. The differences and similarities between us and the companies in our primary peer group are taken into consideration when referencing benchmarks for executive compensation decisions. No changes were made to the primary peer group in 2007.

The supplemental group, as listed below, was revised in 2007 based on recommendations from Hewitt and the Compensation Committee’s request that more local companies be reflected in the benchmarking process. The selection of these companies was based primarily on revenue size, capturing companies both above and below our relative position.

•	Automatic Data Processing

•	Baker Hughes, Inc.

•	Baxter International Inc.

•	Burlington Northern Santa Fe Corp.

•	Campbell Soup Company

•	Colgate-Palmolive Co.

•	Emerson Electric Company

•	First Data Corporation

•	Gannett Co. Inc.

•	Halliburton Company

•	Illinois Tool Works, Inc.

•	ITT Corporation

•	Kellogg Co.

•	PG&E Corporation

•	Praxair, Inc.

•	Texas Instruments Inc.

•	Waste Management, Inc.

Tally Sheets.  In order to provide the Compensation Committee a single source for viewing the aggregate value of all material elements of executive compensation, “tally sheets” are created for each of our named executive officers on an annual basis. The tally sheets provide a snapshot of:

•	current total annual compensation, including base salary, annual cash incentives, equity compensation, benefits and perquisites;

•	accumulated unvested equity award values and total stock ownership levels; and

•	estimated termination benefits for a variety of voluntary and involuntary termination events, including change of control.

The Compensation Committee does not assign a weighting to the tally sheets in their overall decision making process.

Role of CEO and/or Other Executive Officers in Determining Executive Compensation.  Our Chief Executive Officer, Mr. Hackett, provides recommendations to the Compensation Committee for each element of compensation for each of the executive officers other than himself. The Compensation Committee, with input from Hewitt, determines each element of compensation for Mr. Hackett and the other named executive officers. At the Compensation Committee’s request, our executive officers assess the design of and make recommendations related to our compensation and benefit programs, including recommendations related to the appropriate financial and non-financial performance measures used in our incentive programs. Executive officers may also attend meetings at the invitation of the Compensation Committee.

Other Considerations.  In addition to the above resources, the Compensation Committee considers other factors when making compensation decisions, such as individual experience, individual performance, internal equity, development and/or succession status, and other individual or organizational circumstances. With respect to equity-based awards, the Compensation Committee also considers the cost of such awards, the impact on dilution, and the relative value of each element comprising total target executive compensation.

Stock Ownership Guidelines.  We have maintained stock ownership guidelines for executive officers since 1993 with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:

Ownership Status
Position	Guideline	as of 12/31/2007

Chief Executive Officer	5 x base salary	Exceeds
Chief Operating Officer	3 x base salary	Exceeds
Senior Vice Presidents	2.5 x base salary	Exceeds
Vice Presidents	2 x base salary	Exceeds

The Compensation Committee reviews the stock ownership levels annually. In determining stock ownership levels, we include: shares held directly by the executive; shares held indirectly through our Employee Savings Plan; unvested restricted stock; unvested restricted stock units; and the target number of outstanding performance units. Outstanding unexercised stock options are not included. In addition, the Company has a policy that prohibits directors, officers or employees from engaging in short sales, transactions involving stock options or restricted stock, or other derivative-type transactions relating to our stock.

Regulatory Requirements.  Together with the Compensation Committee, we carefully review the design of our compensation programs and related decisions as they relate to current tax, accounting and securities regulations. We seek to comply with all required regulations while providing executive compensation opportunity that is mutually beneficial to us, our employees, and our stockholders and in support of our compensation principles.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain named executive officers, unless the compensation is “performance-based” as defined under federal tax laws. Stock options and performance units awarded under the 1999 Stock Incentive Plan and cash awards under the Annual Incentive Plan satisfy the performance-based requirements and, as such, are fully deductible. Because Mr. Hackett’s base salary is above $1 million, the portion of base salary in excess of $1 million is not deductible. Grants of restricted stock unit awards made in 2007 are not considered performance-based and the value of those awards are generally subject to the deductibility limitations under Section 162(m). In March 2008, the Compensation Committee approved a plan to qualify 2009 restricted stock and restricted stock unit grants as “performance-based” compensation under Section 162(m). The Compensation Committee is committed to providing compensation that qualifies as performance-based and is fully deductible. However, the Compensation Committee believes it is important to provide compensation that is not fully deductible when it is in our best interest and the best interest of our stockholders.

Section 409A of the Internal Revenue Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our programs to either be exempt from Section 409A or, if subject to Section 409A, to be in compliance with applicable regulations.

Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS No. 123(R), requires the recognition of expense for the fair value of share-based payments. The statement became effective for us beginning January 1, 2006. We had previously adopted the fair value method of accounting for share-based payments effective January 1, 2003, using the “modified prospective method” described in SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. Awards of Stock Options, Performance Units, Restricted Shares and Restricted Stock Units under our 1999 Stock Incentive Plan are accounted for under SFAS No. 123(R). The adoption of SFAS No. 123(R) did not have a material impact on our results of operations or its financial position. We did not make any changes to our programs in 2007 as a result of the implementation of SFAS No. 123(R).

Elements of Total Executive Compensation

The elements of the total compensation program we provide to our executive officers include: base salary, annual cash incentives, equity compensation, and other benefits, including welfare and retirement benefits, perquisites, severance benefits and change of control benefits. We believe that a majority of executive compensation should be performance-based; however, we do not have a specific formula that dictates the overall weighting of each element as a part of total compensation. The Compensation Committee determines total compensation based on a review of competitive compensation data, consistency with our overall compensation philosophy and their judgment as a committee.

The table below identifies each element of total compensation and the primary purpose for using each element. The level of each element of direct compensation (both “fixed” and “variable”) is generally targeted between the 50th and 75th percentiles of our primary peer group, unless otherwise specified. When making decisions on each of these elements, the Compensation Committee takes into consideration the multiple factors discussed above in the How We Make Compensation Decisions section.

Direct Compensation Element	Primary Purposes

Fixed
Base Salary	Base salary provides a fixed level of income to compensate executives for their level of responsibility and must be competitive against our primary peer group in order to attract and retain qualified talent.

Variable/Performance-Based
Annual Cash Incentives	Annual cash incentive awards are used to motivate and reward executives for the achievement of short-term Company objectives and/or individual performance goals.

Restricted Stock/Restricted Stock Units	These equity awards align the interests of executives with our stockholders by emphasizing long-term growth in our stock value. They also provide an element of attraction and retention and may be used to recognize a promotion or other significant achievements.

Stock Options	These equity awards align the interests of executives with our stockholders by emphasizing long-term growth in our stock value. Stock options only provide value to executives when our stock price appreciates. They also provide an element of attraction and retention and may be used to recognize a promotion or other significant achievements.

Performance Units	These equity awards are designed to motivate and reward executives for the achievement of longer-term strategic Company objectives that serve to enhance our Total Stockholder Return relative to a specified group of oil and gas companies.

The charts below illustrate each of the fixed and variable elements as a proportion of the total amount of the executive officers’ total direct compensation. Base salary information is based on salaries that were effective in November 2007, as discussed on page 27, target bonus opportunities effective for 2008, as discussed on page 29, and the estimated grant date value for the 2007 annual equity awards, as discussed on page 32.

The above charts indicate that over 85% of total direct compensation is variable and over 70% is in the form of equity grant values, with the CEO having approximately 82% of his compensation in the form of equity. In addition to the above elements of total direct compensation, we also provide indirect elements of compensation, such as retirement and other benefits that are considered a part of the total compensation package offered to our executive officers. These programs are designed to be competitive in our industry and enable us to attract and retain qualified executive talent.

Indirect Compensation Element	Primary Purposes

Retirement and Other Benefits	Retirement programs and other benefits are designed to be competitive in our industry in order to attract and retain qualified employees. These programs are intended to protect against catastrophic expenses (health care, disability and life insurance) and provide an opportunity to save effectively for retirement (pension and retirement savings, or 401(k)).

Perquisites	Perquisites do not constitute a significant part of executive compensation. However, a limited number of perquisites are provided in order to deliver a competitive package to attract and retain executive officers.

Post-Termination Benefits	Post-termination benefit programs provide a source of temporary, transitional income following an executive officer’s involuntary termination of employment. The existence of such programs serves to facilitate the attraction and retention of executive officers in a volatile and consolidating industry in which formal severance plans are common.

Following is a discussion of each compensation element and the specific actions taken by the Compensation Committee in 2007 related to each element, including the implementation of executive compensation program design changes. In determining each of these elements, the Compensation Committee considers the resources discussed above. Each of these elements is reviewed on an annual basis, and may be reviewed at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions. The same design principles and factors are applied in a consistent manner to all named executive officers. Material differences in the amount of compensation awarded to each of the named executive officers generally reflect the differences in the individual responsibility and experience of each officer and the differences in the amounts of compensation paid to officers in comparable positions in our primary peer group. For example, our CEO’s compensation is significantly higher than the compensation of the other named executive officers. This difference in compensation reflects that our primary peer group benchmark data is substantially higher for the CEO role than for the other named executive officer positions, reflecting the higher degree of responsibility and scrutiny the CEO position entails for the image, strategic direction, financial condition, and operating results of the Company.

Base Salary

The table below reflects the base salaries that were approved by the Compensation Committee in 2007:

	Salary as of	Salary Effective
Name	January 1, 2007	November 2007	Increase %

Mr. Hackett	$1,400,000	$1,500,000	7.1%
Mr. Walker	$525,000	$650,000	23.8%
Mr. Kurz	$475,000	$650,000	36.8%
Mr. Meloy	$475,000	$550,000	15.8%
Mr. Reeves	$440,000	$500,000	13.6%

The benchmarking analysis provided by Hewitt showed that base salaries for executives in our primary peer group increased 15% on average from last year’s analysis. As a result of this significant movement, larger than normal increases were approved to maintain a competitive position relative to our primary peer group. Generally, the base salaries for the named executive officers fall within the targeted range (between 50th and 75th percentiles) except as noted below. Mr. Kurz’s base salary was increased from $475,000 to $525,000 in February 2007 and to $650,000 in November 2007 in recognition of his increased responsibilities in his new role as Chief Operating Officer. Despite these significant increases in base salary, Mr. Kurz’s base salary is still positioned slightly below the competitive market median based in part on his experience and relatively new appointment to the Chief Operating Officer role. Mr. Meloy received a larger than normal increase to reflect the value we place internally on operational leadership and to reflect his individual performance over the past year, specifically related to integrating the operations of three separate companies as a result of our acquisitions of Kerr-McGee Corporation and Western Gas Resources, Inc. in 2006. His base salary is positioned above the competitive market 75th percentile to reflect his individual contributions and the emphasis we place on senior operational leadership.

Annual Cash Incentives (Bonuses)

Our executive officers participate in the Annual Incentive Plan, which we sometimes refer to as the AIP, which was last approved by stockholders in 2004. In February 2007, the Compensation Committee established a baseline performance hurdle under the AIP for the named executive officers of $2.5 billion of cash flow from continuing operations for the fiscal year. If this performance hurdle is not achieved, no bonuses are earned under the AIP. If the performance hurdle is met, the bonus pool is funded at the maximum bonus opportunity level for each named executive officer. The Compensation Committee may apply negative discretion in determining actual awards, taking into consideration our actual performance against corporate annual performance goals (as discussed below), each individual officer’s performance and contributions, and other factors as deemed appropriate by the Compensation Committee. The bonus pool was fully funded based on our exceeding the established performance hurdle by more than $2 billion in cash flow from continuing operations (adjusted to exclude the taxes associated with asset divestitures) for the year ended December 31, 2007.

Once the bonus pool is funded, the Compensation Committee uses the following formula as a guideline for applying negative discretion in determining individual bonus payments:

Individual Target Bonus Opportunities.  Individual target bonus opportunities are generally established to provide bonus opportunities between the 50th and 75th percentile levels of our primary peer group. Individual target bonus opportunities are set as a percentage of base salary. Executive officers may earn up to 200% of their individual bonus target. The bonus targets for 2007 are shown in the table below:

	Minimum	Target	Maximum
	Payout as a	Payout as a	Payout as a
Name	% of Salary	% of Salary	% of Salary

Mr. Hackett	0%	130%	260%
Mr. Walker	0%	85%	170%
Mr. Kurz	0%	100%	200%
Mr. Meloy	0%	95%	190%
Mr. Reeves	0%	85%	170%

Mr. Kurz’s incentive target was increased from 95% to 100% in February 2007 in recognition of his appointment to the role of Chief Operating Officer. Mr. Meloy’s target bonus was established based on internal equity factors rather than the benchmark data in order to reflect the value we place internally on operational leadership; as a result of this approach, his target opportunity is above the 75th percentile of the benchmark data.

AIP Performance Score.  In determining the performance score under the Company’s AIP for 2007, the Compensation Committee approved the following internal operational, financial and safety measures and weightings:

•	Operational Measures (Reserve Additions and Production Volumes) — The primary business objectives for an exploration company are to find and produce reserves. Including specific operational goals on reserve additions and production volumes provides a direct line of sight for our operations personnel and gives them a direct stake in our operational successes.

•	Financial Measures (Capital Expenditures and EBITDAX/BOE) — These financial measures focus on financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment. For AIP purposes, EBITDAX is defined as operating income before exploration expense, depletion, depreciation and amortization expense, impairments, net gains (losses) on sales, and unrealized gains (losses) on derivatives.

•	Safety — The health and safety of our employees is important to us and critical to our success. Accordingly, we include as part of our performance metrics a target total recordable incident rate per 100 employees so that employees are focused on maintaining a safe work environment.

In both approving performance goals and measuring the Company’s performance against those goals, the Compensation Committee may use its discretion in determining the extent to which such goals or results properly reflect the Company’s achievement of overall business objectives, including any material changes in the Company’s operations or business objectives during the course of a given year. The table below reflects both the target and performance results against the target for each measure under the AIP:

	Relative		AIP	AIP
	Weighting	AIP Target	Performance	Performance
2007 AIP Performance Goals	Factor	Performance(1)	Results(1)	Score

Reserve Additions, MMBOE	25%	191.6	227.5	44%
Production Volumes, MMBOE	25%	189.2	195.6	57%
Capital Expenditures, $MM	20%	$4,200	$4,038	32%
EBITDAX/BOE, $	20%	$29.58	$32.44	28%
Total Recordable Incident Rate (Safety)	10%	.75	0.90	0%

Total	100%			161%

(1)	Target performance goals for 2007 were established based on the Company’s expected portfolio of retained assets for 2007. These goals did not reflect the effect of the Company’s conversion from the full cost method of accounting to the successful efforts method of accounting, which occurred during the second half of 2007. Accordingly, these factors were taken into account in the final determination of performance results for 2007.

Individual Performance Adjustments.  In determining a named executive officer’s bonus payment, the Compensation Committee may make an adjustment based on individual performance, while maintaining an overall view toward downward discretion from the maximum bonus pool funding. This adjustment allows the Compensation Committee to recognize an individual’s significant contributions that may not be reflected in the overall AIP performance score. The Compensation Committee did not make any individual performance adjustments for the named executive officers’ 2007 bonus payments in recognition of the team effort exhibited by our senior management in driving the Company’s success.

The Annual Incentive Plan awards earned for 2007 and paid to each of the named executive officers are shown in the table below and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

	Base Salary		Target Bonus		AIP		Individual
	Earnings for		as % of Base		Performance		Performance		Actual Bonus
Name	2007		Salary		Score %		Adjustments		Award ($)

Mr. Hackett	$1,415,385	X	130%	X	161%	+/−	0	=	$2,962,400
Mr. Walker	$544,231	X	85%	X	161%	+/−	0	=	$744,780
Mr. Kurz	$538,462	X	100%	X	161%	+/−	0	=	$866,923
Mr. Meloy	$486,555	X	95%	X	161%	+/−	0	=	$744,186
Mr. Reeves	$449,231	X	85%	X	161%	+/−	0	=	$614,772

The Compensation Committee established the following bonus targets for the named executive officers effective January 1, 2008:

Target Bonus
as % of
Name	Salary

Mr. Hackett	130%
Mr. Walker	100%
Mr. Kurz	100%
Mr. Meloy	95%
Mr. Reeves	90%

These targets reflect a fifteen and five percent increase over the 2007 bonus targets for Messrs. Walker and Reeves, respectively. These increases were made based on competitive benchmark data and provide each of them with target bonus opportunities that fall between our targeted position of the 50th and 75th percentiles of our primary peer group.

Equity Compensation

The Compensation Committee makes equity-based awards under our 1999 Stock Incentive Plan. Equity-based awards for named executive officers have typically been made at the regularly scheduled meeting of the Compensation Committee each November. Equity awards for newly-hired executive officers are made on the executive officer’s first day of employment with us. Equity awards made in connection with promotions or in recognition of achievements are approved by the Compensation Committee and the grant date is generally the date of approval.

Our annual awards consist of a combination of stock options, time-based restricted stock units and performance unit awards, with each award type allocated to represent approximately one-third of the total grant date value for the named executive officers. The Compensation Committee believes this award structure provides a combination of equity-based awards that is performance-based in absolute and relative terms, while also encouraging retention. In addition, the use of performance unit awards and restricted stock units enables us to better manage our stock dilution. Annual equity award levels are generally positioned between the 50th and 75th percentile levels of our primary peer group. Mr. Meloy’s annual award level was established based on internal equity factors rather than the benchmark data in order to reflect the value we place internally on operational leadership; as a result of this approach, his annual equity award is above the 75th percentile of the benchmark data.

In November 2007, the Compensation Committee made changes to the design of our annual executive long-term incentive program. Below is a summary of the provisions of each of the equity award types, including a description of any plan design changes made and the reasons for those changes.

Stock Options.  Stock options incorporate the following features:

•	the term of the grant does not exceed seven years;

•	the exercise price is not less than the market price on the date of grant;

•	repricing of options to a lower exercise price is prohibited, unless approved by stockholders;

•	options typically vest equally over three years, beginning with the first anniversary of the date of grant; and

•	generally, an executive officer will forfeit any unvested stock options if the executive terminates voluntarily or is terminated for cause prior to the vesting date.

Restricted Stock Units.  Restricted stock units were introduced in 2007 to replace the Company’s prior practice of granting shares of restricted stock. Restricted stock units are similar to restricted shares, but also provide executive officers the ability to defer taxation on a voluntary basis. Restricted stock units incorporate the following features:

•	restricted stock units typically vest equally over three years, beginning with the first anniversary of the date of grant;

•	executive officers receive dividend equivalents on the units, but do not have voting rights;

•	generally, an executive officer will forfeit any unvested restricted stock units if the executive terminates voluntarily or is terminated for cause prior to the vesting date; and

•	executive officers have the ability to defer restricted stock unit awards.

Performance Units.  Performance units may be earned by the executive officers if specific goals, focused on our long-term strategic objectives, are achieved. Each performance unit award is denominated in shares of our stock, with payout based on performance over a specified performance period. Each executive officer is awarded a target award, with actual payment ranging from 0% to 200% of the target award. Executives do not have voting rights and no dividends are paid on these awards until earned.

Historically, our performance unit program was based on the attainment of two separate performance objectives over a three-year performance period. Fifty percent of the award was based on an internal measure, Reserve Replacement Efficiency (RRE) and the remaining fifty percent was based on an external relative measure, Total Stockholder Return (TSR). In 2007, the Compensation Committee approved the following changes to our performance unit program:

•	eliminated RRE as a performance measure and implemented relative TSR as the sole performance measure in order to simplify the program and provide a greater focus on relative stockholder performance;

•	included both a two-year and a three-year performance period for each award that allows for the diversification of payout opportunities over multiple measurement periods; and

•	modified the payout scale to allow for reduced payout below median performance to provide appropriate recognition of achievements of long-term strategic business objectives which may not have a direct and immediate impact on our relative TSR.

The TSR measure provides an external comparison of our performance against an industry peer group. The industry peer group includes Apache Corporation, ConocoPhillips, Devon Energy Corporation, EnCana Corporation, EOG Resources Inc., Hess Corporation, Marathon Oil Corporation, Noble Energy Inc., Occidental Petroleum Corporation, Pioneer Natural Resources Company and Talisman Energy Inc. If any of these peer companies ceases to exist during the performance period, the Compensation Committee has approved Chevron Corporation, Chesapeake Energy Corporation and XTO Energy, Inc. as replacement companies (in the order provided).

The following table reflects the payout scale for the new annual performance unit program:

Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12

Payout as% of Target	200%	182%	164%	146%	128%	110%	92%	72%	54%	0%	0%	0%

Below is an example of how the performance unit payout scale works, assuming an executive officer received a target award of 20,000 performance units.

Target
		Performance	Relative TSR
		Units for	Ranking for
		Each	the
Total Target	Performance	Performance	Performance	Payout	Actual Payout	Timing of
Award	Period	Period	Period	%	Earned	Payout

20,000 performance units	50% tied to a two-year performance period	10,000 (20,000 x 50%)	3rd	164%	16,400 shares (10,000 x 164%)	Paid after end of two-year performance period

	50% tied to a three-year performance period	10,000 (20,000 x 50%)	10th	0%	0 shares (10,000 x 0%)	Paid after end of three-year performance period

Equity Awards Made During 2007

On January 10, 2007, the Compensation Committee approved special stock option awards for Messrs. Hackett, Walker, Kurz, Reeves and certain other executive officers. The grants to named executive officers were made to recognize each executive officer’s performance and leadership in executing the successful acquisitions of Kerr-McGee and Western Gas and the subsequent integration of these companies with Anadarko, as well as leadership during our implementation and integration of accounting and information technology systems. On January 23, 2007, at the request of Messrs. Hackett, Walker, Kurz and Reeves, the Compensation Committee modified the terms of such stock option awards for these officers to raise the exercise price of their stock option awards from $40.51 to $48.90 so that these executive officers could only realize the value of such awards after our stock price exceeded the trading price prior to the announcement of the acquisitions. Each of these executive officers executed an amendment to his respective stock option agreement reflecting this change in exercise price.

On November 6, 2007, the Compensation Committee approved the following annual long-term incentive awards. These awards, together with the above-referenced awards, are also included in the Grants of Plan Based Awards Table on page 41.

		Number of	Target Number
	Number of	Restricted Stock	of Performance
Name	Stock Options	Units	Units

Mr. Hackett	250,000	82,400	87,500
Mr. Walker	62,200	20,600	21,800
Mr. Kurz	64,900	21,500	22,800
Mr. Meloy	34,600	11,500	12,200
Mr. Reeves	50,900	16,800	17,800

Also, in November 2007, the Compensation Committee determined that the corporate acquisitions in 2006, the divestitures in 2006 and 2007, and our change to the successful efforts accounting method in 2007 had an impact on both the appropriateness of RRE as a performance measure and our ability to measure RRE under the outstanding performance unit agreements. The Compensation Committee determined that the original performance targets established for RRE in prior performance unit awards did not contemplate these significant organizational changes and were no longer relevant. As a result, in November 2007, the Compensation Committee cancelled, without value and subject to approval by participants, all outstanding performance unit awards that had performance periods ending after December 31, 2007 and had performance metrics of both RRE and relative TSR. This decision allowed for an immediate and complete transition away from RRE as a performance metric. The table below shows the performance unit awards cancelled for each named executive officer.

	Number of	Number of
	Performance	Performance
	Units with	Units with	Total Number
	Performance	Performance	of Performance
	Period Ending	Period Ending	Units
Name	12/31/2008	12/31/2009	Cancelled

Mr. Hackett	90,000	62,000	152,000
Mr. Walker	26,400	15,100	41,500
Mr. Kurz	18,600	12,400	31,000
Mr. Meloy	—	12,400	12,400
Mr. Reeves	17,200	11,600	28,800

In addition to the annual equity awards set forth above, each of the named executive officers received a one-time transitional performance unit award, with payout based solely on our relative TSR performance over a specified performance period. The purpose of these transitional awards was to recognize that in cancelling the outstanding performance unit awards with one and two years remaining under their performance periods, the executive officers’ total compensation opportunity relative to our primary peer group would not remain competitive. The transitional awards are similar in value and opportunity to only the unexpired portions of the cancelled awards, considering the Company’s performance achieved from their respective grant through the date they were cancelled. Fifty percent of the transitional performance unit awards have a one-year performance period and the remaining fifty percent have a two-year performance period. Both performance periods began on January 1, 2008. The table below reflects the number of units each officer received under this transitional program and are also included in the Grants of Plan-Based Awards Table on page 41:

Total Target Number
of Transitional
Performance
Name	Units

Mr. Hackett	76,200
Mr. Walker	20,037
Mr. Kurz	15,438
Mr. Meloy	9,300
Mr. Reeves	14,376

Performance Shares/Units — Results for Performance Periods Ending in 2007

In February 2008, the Compensation Committee certified the performance results for the four-year performance period ending December 2, 2007 under Mr. Hackett’s performance share award. The performance shares awarded to Mr. Hackett in 2003 were part of his new hire package and provided him the opportunity to earn payouts, based on Anadarko’s relative TSR ranking, for both a two-year performance period and a four-year performance period. A target of 80,000 performance shares was established for each performance period with the opportunity to earn a maximum of 160,000 performance shares for each performance period. In February 2006, based on Anadarko’s relative TSR performance under the prescribed performance matrix for the two-year performance period (December 3, 2003-December 2, 2005), the Compensation Committee awarded Mr. Hackett 28,800 shares. The following table lists the target number of performance shares granted and actual performance shares earned by Mr. Hackett under his performance share award for the four-year performance period that ended December 2, 2007:

		Actual
	Target	Performance Shares
Name	Performance Shares	Earned

Mr. Hackett	80,000	0

Also in February 2008, the Compensation Committee certified the performance results for the 2005 annual performance unit awards for specified executives with a three-year performance period that ended December 31, 2007. Under the provisions of this award, 50% of the targeted performance units were subject to Anadarko’s relative TSR against a defined group of oil and gas companies and 50% of the targeted performance units were subject to Anadarko’s average RRE for the performance period. The following table lists the target number of performance units awarded and actual performance units earned by the named executive officers under the provisions of the 2005 performance unit awards for the three-year performance period that ended December 31, 2007:

		Actual
	Target	Performance Units
Name	Performance Units	Earned

Mr. Kurz	9,400	0
Mr. Reeves	19,400	0

2008 Omnibus Incentive Compensation Plan

In February 2008, the Compensation Committee approved, subject to approval by our stockholders at the Annual Meeting, the 2008 Omnibus Incentive Compensation Plan. This Plan will replace both the AIP and the 1999 Stock Incentive Plan. If approved, the AIP and the 1999 Stock Incentive Plan will be terminated and no further awards will be made under those plans. The Plan is described beginning on page 57 and is attached to this proxy statement as Appendix A.

Retirement Benefits

Our executive officers participate in the following retirement and related plans.

Employee Savings Plan.  The Anadarko Employee Savings Plan is a tax-qualified retirement savings plan that allows participating employees the opportunity to contribute up to 30% of eligible compensation, on a before-tax basis or on an after-tax basis, into their Savings Plan accounts. Eligible compensation for named executive officers includes base salary and certain annual cash incentive payments. Under the Savings Plan, we match an amount equal to one dollar for each dollar contributed by participants up to six percent of their total eligible compensation. This plan is subject to applicable IRS limitations regarding contributions under this plan.

Savings Restoration Plan.  The Savings Restoration Plan accrues a benefit substantially equal to the amount that, in the absence of any IRS limitations, would have been allocated to an employee’s account as a matching contribution under the Savings Plan. The Savings Restoration Plan permits participants to allocate the matching contributions among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the Savings Plan. Notional earnings are credited to their account based on the market rate of return provided by the investment funds.

Amounts deferred, if any, under the Savings Plan and the Savings Restoration Plan by the named executive officers are included, respectively, in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. Our matching contributions allocated to the named executive officers under the Savings Plan and the Savings Restoration Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

Retirement Plans.  Anadarko provides funded, tax-qualified retirement benefits for all U.S. employees, including the named executive officers, under the Anadarko Retirement Plan for legacy Anadarko employees and the Kerr-McGee Corporation Retirement Plan for legacy Kerr-McGee Corporation employees. Due to IRS limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor nonqualified restoration plans that cover the named executive officers and certain other employees. These nonqualified restoration plans include the Retirement Restoration Plan for legacy Anadarko employees and the Benefits Restoration Plan for legacy Kerr-McGee Corporation employees. Benefits under the retirement plans are based upon the employee’s years of service and a final average pay calculation.

The retirement plans do not require contributions by employees and an employee becomes vested in his or her benefit at the completion of five years of service as defined in the retirement plans. Compensation covered by the retirement plans for the participants includes base salary and certain annual cash incentive payments. The amount of compensation that may be considered in calculating benefits under the retirement plans is limited by IRS regulations.

In November 2007, the Compensation Committee amended the Retirement Restoration Plan to provide for certain supplemental retirement benefits for Messrs. Hackett, Walker and Reeves. The amendment provides for a one-time service credit of eight years and five years to Messrs. Walker and Reeves, respectively, if they each remain employed by us until the age of 55. This service credit will be considered applicable service towards our retirement benefit programs, including pension and retiree medical and dental benefits. The amendment also provides that Mr. Hackett will receive a special service credit to be applied towards his eligibility for our retiree medical and dental benefit programs. This benefit will accrue in a manner similar to the special pension crediting in Mr. Hackett’s employment agreement. The value of the retiree medical and dental benefit will be provided to Messrs. Hackett, Walker and Reeves through a lump sum payment upon termination of their employment. However, the lump sum payment for such benefits will not be made to Messrs. Walker and Reeves if, at the time of termination of employment, (1) they have not reached age 55; (2) we no longer provide subsidized retiree and medical benefits; or (3) if they have satisfied the eligibility requirements for the current subsidized retiree medical and dental benefits in normal course under our retiree medical plan. Such payment will not be made to Mr. Hackett if, at the time of termination of employment, (1) we no longer provide subsidized retiree medical benefits; (2) he has satisfied the eligibility requirements for the current subsidized retiree medical and dental benefits in normal course under our retiree medical plan; or (3) he voluntarily resigns or is terminated for cause prior to reaching age 55. The current estimated value of the supplemental pension benefit is approximately $1.75 million for Mr. Walker and approximately $800,000 for Mr. Reeves. The present value of the lump sum payment for the retiree medical and dental for each individual is currently estimated to be between $60,000-$71,000 for retiree-only coverage, $130,000-$155,000 for retiree-plus-spouse coverage, and $170,000-$195,000 for retiree-plus-family coverage.

These supplemental retirement benefits were provided to Messrs. Walker and Reeves to recognize that they were both mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognizes a portion of their prior industry experience and service years which directly benefits us and our stockholders. They are both approximately five years away from the vesting requirement of age 55 and we believe this retention period is significantly long enough to be beneficial to our stockholders. The size of the equity awards that would have otherwise been granted to Messrs. Walker and Reeves, had the supplemental benefits not been provided, was reduced by approximately 50% of the current estimated value of the supplemental pension benefit. These benefits will also be coordinated with these individuals’ Key Employee Change of Control Contracts to ensure no duplication of benefits under this arrangement.

In addition to the retirement benefits included in the Retirement Restoration Plan and the Benefits Restoration Plan, Messrs. Hackett and Meloy are both eligible to receive supplemental pension benefits upon meeting certain employment conditions under the terms of their employment agreement and retention agreement, respectively. Details of these arrangements, including the accrued benefits for each of the named executive officers, are discussed further in the Employment Agreements section beginning on page 38 and in the Pension Benefits Table on page 45.

Other Benefits

In addition to the retirement benefits discussed above, we also provide other benefits such as medical, dental, vision, flexible spending accounts, payments for certain relocation costs, life insurance and disability coverage to each named executive officer. These benefits, along with paid time off and holidays, are also provided to all other eligible U.S. based employees.

We also maintain a Deferred Compensation Plan for directors and certain employees, including the named executive officers. The Deferred Compensation Plan allows employees to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their annual incentive bonus payments. The Deferred Compensation Plan permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the Savings Plan. In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant. We do not subsidize or match these deferred amounts. Details regarding participation in the plan by the named executive officers can be found in the Nonqualified Deferred Compensation Table on page 48.

Perquisites

We provide a limited number of perquisites to the named executive officers to supplement their other compensation. These perquisites are assessed annually as part of the total competitive review and include:

•	Financial Counseling, Tax Preparation and Estate Planning — Executive officers are eligible to receive reimbursement for eligible expenses up to a specified annual maximum. For 2007, the financial counseling and tax preparation benefits were limited to $18,840 in the first year of use and $11,280 for each following year, although actual costs may be less. The estate planning services are made available to executive officers on an as-needed basis and the services have typically been utilized once every three years. All expenses related to financial counseling, tax preparation and estate planning are considered taxable income to the executive officer.

•	Executive Physical Program — Executive officers are eligible to receive reimbursement for a complete and professional personal physical exam on an annual basis.

•	Personal Excess Liability Insurance — We pay an annual premium to maintain excess liability coverage on behalf of each officer. The annual premium is imputed and considered taxable income to the officer.

•	Personal Use of Corporate Aircraft — We maintain aircraft for business travel purposes. Officers may, from time to time, utilize such aircraft for personal travel. When so utilized, the compensation related to such personal use is imputed and considered taxable income to the executive officer as required by applicable regulations.

•	Country Club Membership — We reimburse officers for monthly dues and any additional business expenses.

•	Entertainment Events and Other — We purchase tickets to various sporting and entertainment events for business purposes. We have also leased recreational facilities for business purposes. If not used for business purposes, we may make these tickets and facilities available to our employees, including our executive officers, as a form of recognition and reward for their efforts.

Mr. Hackett has voluntarily declined to utilize the financial planning, tax preparation and estate planning perquisites offered by us. As required by the Board, we provide security services for Mr. Hackett at his home. Pursuant to our security policy, we also require Mr. Hackett to use our aircraft for personal use as well as business travel. Any time Mr. Hackett uses our aircraft for personal use, although it is understood that he engages in business activities while in flight, compensation is imputed to Mr. Hackett for that use and for any passengers that accompany Mr. Hackett. Personal use includes his participation on outside board service, which indirectly benefits us.

Our incremental cost of the various perquisites provided is included in the “All Other Compensation” column of the Summary Compensation Table. Individual perquisite values are disclosed in the All Other Compensation Table and supporting footnotes following the Summary Compensation Table on page 39.

Severance Benefits

Officer Severance Plan.  Our named executive officers are eligible for benefits under the Officer Severance Plan. Benefits provided under this plan may vary depending upon the executive officer’s level within the organization and years of service with us and are made at the discretion of the Compensation Committee. Executive officers receiving benefits under the Officer Severance Plan are required to execute an agreement releasing us from any and all claims from any and all kinds of actions arising from the executive officer’s employment with us or the termination of such employment. In practice, we have typically provided the following involuntary termination (as defined on page 49) severance benefits for our executive officers:

•	a payment equal to 2 times the officer’s annual base salary;

•	a payment equal to one year’s target bonus under our Annual Incentive Plan;

•	a pro rata bonus under our Annual Incentive Plan for the year of termination;

•	if not eligible for retirement, a special retirement benefit enhancement equal to the present value at the officer’s current age of the difference between the deferred vested benefit and the subsidized early retirement benefit at age 55;

•	if applicable, the present value of retiree life insurance;

•	a payment equal to the cost of providing financial planning services for two years;

•	the option to continue existing medical and dental coverage levels at current active employee rates for up to 6 months. After 6 months, we will pay the cost of COBRA until the first to occur of (a) 18 months or (b) obtaining comparable coverage as a result of employment with another employer;

•	the vesting of some or all unvested restricted shares, unvested restricted stock units and stock options; and

•	the vesting and payout of some or all outstanding performance units at target level.

Change of Control Benefits

Key Employee Change of Control Contracts.  We have also entered into key employee change of control contracts with all of our executive officers, including the named executive officers, with the exception of Mr. Hackett whose change of control benefits are included in his employment agreement described on page 38. These key employee change of control contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless we provide notice not to extend. If we experience a change of control (as defined on page 49) during the term of the executive officer’s contract, then the contract becomes operative for a fixed three-year period. These contracts generally provide that the executive officer’s terms of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If we (or any successor in interest) terminate the executive officer’s employment (other than for cause (as defined on page 49), death or disability), the executive officer terminates for good reason (as defined on page 50) during such three-year period, or upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the named executive officer is generally entitled to receive the following payment and benefits:

•	earned but unpaid compensation;

•	2.9 times the executive officer’s base salary plus Annual Incentive Plan bonus (based on historic Annual Incentive Plan bonus);

•	our matching contributions which would have been made had the executive officer continued to participate in the Savings Plans for up to an additional three years;

•	the value of any investments credited to the executive officer under the Savings Restoration Plan; and

•	the present value of the accrued retirement benefit under the Retirement Plans and the additional retirement benefits, including retiree medical, which the executive would have received had the executive officer continued service for up to an additional three years.

In addition, the change of control contracts provide for a continuation of various medical, dental, disability and life insurance benefits and financial counseling for a period of up to three years. The contracts also provide for outplacement services and the payment of all legal fees and expenses incurred by the executive officer in enforcing any right or benefit provided by the change of control contract. The executive will also be entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code. These provisions, in addition to attracting and retaining executive officers, also allow these officers to realize the full value of the intended benefit awarded under these contracts. If an executive officer loses his or her job following a change of control event that meets certain IRS criteria, the executive officer must pay an additional 20% excise tax simply for collecting the pay that is due. The gross-up makes the executive officer whole by paying the 20% excise tax amount and the additional income taxes generated by such payment. It does not pay the executive’s normal income taxes.

As a condition to receipt of change of control benefits, the executive officer must remain employed by us and provide services commensurate with his or her position until the executive is terminated pursuant to the provisions of the contract. The executive officer must also agree to retain in confidence any and all confidential information known to him or her concerning us and our business so long as the information is not otherwise publicly disclosed. In 2007, no amounts were paid under the change of control contracts.

Change of Control — Equity Plans.  In addition to the change of control benefits discussed above, our equity plans provide that upon a change of control of Anadarko:

•	outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

•	the restrictions on any outstanding restricted stock and restricted stock units lapse; and

•	if any performance unit awards or performance-based restricted stock or restricted stock unit awards are outstanding, they become fully vested and the performance goals are deemed to be earned at target.

We believe this “single-trigger” treatment in our stock plans is appropriate because:

•	it provides employees with the same opportunities as our stockholders who are free to sell their equity at the time of the change of control and to realize the value created at the time of the transaction;

•	it ensures that continuing employees are treated the same as terminated employees; and

•	it is particularly appropriate for performance-based equity, given the potential difficulty of replicating or meeting the performance goals after the change of control.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements with our directors and certain executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our restated certificate of incorporation, bylaws and applicable law.

Employment Agreements

We have entered into an employment agreement with Mr. Hackett and a retention agreement with Mr. Meloy. Both agreements are discussed below.

Mr. Hackett — Employment Agreement

Under the terms of Mr. Hackett’s employment agreement, he receives a minimum annual base salary of $1,500,000, and is eligible for an annual incentive cash bonus at a target of not less than 130% of annual base salary with a maximum annual incentive cash bonus of 200% of the target. This agreement also outlines certain payments and benefits to be paid to Mr. Hackett under various termination scenarios, including:

•	a without cause (involuntary) termination (as defined on page 49) or termination for good reason (as defined on page 50),

•	a without cause (involuntary) termination or termination for good reason within three years after a change of control, or termination in anticipation of a change of control,

•	termination for death or disability, and

•	voluntary termination (other than for good reason).

The above scenarios are discussed in more detail on page 49 of this proxy statement. We will provide a gross-up payment to Mr. Hackett to the extent any of the above payments become subject to the federal excise tax relating to excess parachute payments. Pre-change of control severance benefits are conditioned upon the execution of a mutual release between us and Mr. Hackett.

Mr. Hackett is also subject to covenants regarding confidentiality, non-competition and non-solicitation. The non-competition obligation applies for one year following Mr. Hackett’s termination of employment with us if Mr. Hackett voluntarily terminates his employment with us (other than for good reason) on or before December 3, 2010. If Mr. Hackett remains employed by us until at least December 3, 2008, the agreement also provides Mr. Hackett with a special pension benefit, computed so that his total pension benefits from us will equal those to which he would have been entitled if his actual years of employment with us were doubled. This service crediting provision was implemented when Mr. Hackett was hired in order to compensate for projected retirement benefits being forgone in leaving his former employer.

Mr. Meloy — Retention Agreement

Mr. Meloy was an officer for Kerr-McGee at the time of its acquisition by us in August 2006. As a result of our desire to retain him as an executive officer, we entered into a retention agreement with him. The retention benefits were intended to compensate him for certain severance benefits he was otherwise entitled to receive under the change of control agreement he had with Kerr-McGee. Under the terms of his retention agreement, Mr. Meloy is to receive the following benefits:

•	cash payment equal to $1,150,000, 50% of which was paid in August 2007, one year from the closing date of the acquisition and 50% of which is payable in August 2008, two years from the closing date of the acquisition;

•	25,000 shares of restricted stock, 50% of which vested one year from the closing date of the acquisition and 50% of which vests two years from the closing date of the acquisition;

•	if he stays employed with us for three years from the closing date of the acquisition, he will receive credit for five additional years in age and service towards his pension benefits; and

•	if he is involuntarily terminated without cause or terminates by reason of death or disability prior to three years from the closing date of the acquisition, he will receive age and service credit to age 52.

If Mr. Meloy were to voluntarily terminate or be terminated for cause prior to the designated vesting dates, he would forfeit any unvested or unpaid retention benefits.

The above descriptions of Mr. Hackett’s employment agreement and Mr. Meloy’s retention agreement are not a full summary of all of the terms and conditions of these agreements and are qualified in their entirety by the full text of the agreements.

Conclusion

We believe the design of our total executive compensation program aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize long-term operational and financial performance of the Company, while using sound financial controls and high standards of integrity. The programs currently offered have been critical elements in the successful hiring of numerous executives and have been equally effective in retaining executive officers during a period of strong competitive demand and a shortage of talented executives within the oil and gas exploration and production industry. We believe that our executive compensation program will continue to be reflected in positive operational, financial and stock price performance. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short-term and long-term operational, financial and strategic objectives.

EXECUTIVE COMPENSATION

Summary Compensation Table For 2007

The following table summarizes the compensation of our Chief Executive Officer, Chief Financial Officer and our three highest paid executive officers other than our CEO and CFO for the fiscal year ended December 31, 2007.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

James T. Hackett(6)
Chairman, President and Chief Executive Officer	2007	1,415,385	0	6,198,884	3,155,045	2,962,400	693,859	572,368	14,997,941
	2006	1,316,667	160,860	5,252,940	1,592,237	1,882,834	2,633,633	595,295	13,434,466
R. A. Walker
Senior Vice President, Finance and Chief Financial Officer	2007	544,231	0	1,413,378	757,314	744,780	1,017,885	137,527	4,615,115
	2006	466,667	0	1,189,283	308,691	535,500	59,493	334,118	2,893,752
Karl F. Kurz(7)
Chief Operating Officer	2007	538,462	0	1,094,540	810,201	866,923	149,259	80,517	3,539,902
	2006	410,417	0	992,798	458,923	404,823	125,726	92,091	2,484,778
Charles A. Meloy(8)
Senior Vice President, Worldwide Operations	2007	486,555	575,000	1,082,205	228,056	744,186	1,416,457	105,228	4,637,687
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer	2007	449,231	0	871,180	928,539	614,772	603,245	81,555	3,548,522
	2006	423,333	0	1,008,172	549,750	485,775	93,904	89,414	2,650,348

(1)	The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R) for non-option stock awards granted pursuant to the 1999 Stock Incentive Plan and includes amounts from awards granted in and prior to 2007. For a discussion of valuation assumptions, see Note 6 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. For information regarding the non-option stock awards granted to the named executives in 2007, please see the Grants of Plan-Based Awards Table.

(2)	The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R) for option awards granted pursuant to the 1999 Stock Incentive Plan and may include amounts from option awards granted in and prior to 2007. For a discussion of valuation assumptions, see Note 6 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007. For information regarding the option awards granted to the named executives in 2007, please see the Grants of Plan-Based Awards Table.

(3)	The amounts in this column reflect the cash bonus awards for 2007 that were determined by the Compensation Committee in February 2008 pursuant to the Company’s Annual Incentive Plan. To the extent the payments were not deferred by the named executive officer, they were paid out in February 2008. These awards are discussed in further detail beginning on page 27.

(4)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under the Company’s Retirement Plan and Retirement Restoration Plan determined by using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. The Company’s Deferred Compensation Plan does not provide for above-market or preferential earnings so no such amounts are included.

(5)	The amounts shown in this column for each named executive officer are described further in the All Other Compensation Table below.

(6)	The amount reflected in the “Bonus” column for Mr. Hackett in 2006 is the value of a special bonus in the form of 3,000 shares of Company stock.

(7)	Mr. Kurz deferred $80,769 of his 2007 base salary and $130,038 of his 2007 non-equity incentive plan compensation under the Annual Incentive Plan pursuant to the Deferred Compensation Plan.

(8)	The $575,000 reflected in the “Bonus” column for Mr. Meloy in 2007 is a cash retention bonus paid to him as part of his retention agreement entered into on August 10, 2006. The details of this agreement are discussed on page 38. Compensation information for 2006 is not reflected for Mr. Meloy because he was not a named executive officer last year.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table:

		Payments by
		the Company to
		Employee
		Savings Plan
	Personal	and Savings	Club
	Use of	Restoration	Membership	Financial/	Excess
	Aircraft	Plan	Dues	Tax/Estate	Liability	Other	Total
Name	($)(1)	($)	($)	Planning	Insurance	($)	($)

James T. Hackett(2)	371,360	197,893	—	—	1,300	1,815	572,368
R. A. Walker	54,240	64,784	17,203	—	1,300	—	137,527
Karl F. Kurz	11,340	56,597	—	11,280	1,300	—	80,517
Charles A. Meloy(3)	23,100	56,855	3,848	10,990	1,300	9,135	105,228
Robert K. Reeves	14,040	56,100	6,365	3,750	1,300	—	81,555

(1)	The value of personal aircraft use is based on the Company’s aggregate incremental direct operating costs, including cost of fuel, maintenance, landing and ramp fees, and other miscellaneous trip-related variable costs. Because the Company’s aircraft are used predominantly for business purposes, fixed costs, which do not change based on use of the aircraft, are excluded.

(2)	The Company’s security policy requires the Chief Executive Officer to use Company aircraft for personal use as well as business travel. The value of travel to board meetings for companies and civic organizations for which Mr. Hackett serves as a director is considered personal use and is included in the amount reported above. The amount in the “Other” column for Mr. Hackett represents the cost of a Company-provided physical examination and expenditures to maintain his home security system.

(3)	The amount in the “Other” column for Mr. Meloy represents the cash-out of unused vacation time related to his service at Kerr-McGee.

Grants of Plan-Based Awards in 2007

The following table sets forth information concerning annual incentive awards, stock options, restricted stock units and performance units granted during 2007 to each of the named executive officers:

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or	Grant Date
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Number of	Number of	Base Price	Fair Value
		Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Shares of	Securities	of Option	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#)(3)	Options(4)(#)	($/Sh)(5)	Awards(6)

James T. Hackett		0	1,820,000	3,640,000	—	—	—	—	—	—	—
	1/10/2007	—	—	—	—	—	—	—	122,800	$48.90	$1,575,880
	11/6/2007	—	—	—	—	—	—	—	250,000	$59.87	$4,639,400
	11/6/2007	—	—	—	—	—	—	82,400	—	—	$4,933,288
	11/6/2007	—	—	—	23,625	87,500	175,000	—	—	—	$5,732,563
	11/6/2007	—	—	—	20,574	76,200	152,400	—	—	—	$4,824,504
R. A. Walker		0	446,250	892,500	—	—	—	—	—	—	—
	1/10/2007	—	—	—	—	—	—	—	41,000	$48.90	$526,149
	11/6/2007	—	—	—	—	—	—	—	62,200	$59.87	$1,154,283
	11/6/2007	—	—	—	—	—	—	20,600	—	—	$1,233,322
	11/6/2007	—	—	—	5,886	21,800	43,600	—	—	—	$1,428,227
	11/6/2007	—	—	—	5,410	20,037	40,074	—	—	—	$1,278,614
Karl F. Kurz		0	525,000	1,050,000	—	—	—	—	—	—	—
	1/10/2007	—	—	—	—	—	—	—	41,000	$48.90	$526,149
	11/6/2007	—	—	—	—	—	—	—	64,900	$59.87	$1,204,388
	11/6/2007	—	—	—	—	—	—	21,500	—	—	$1,287,205
	11/6/2007	—	—	—	6,156	22,800	45,600	—	—	—	$1,493,742
	11/6/2007	—	—	—	4,168	15,438	30,876	—	—	—	$978,774
Charles A. Meloy		0	451,250	902,500	—	—	—	—	—	—	—
	11/6/2007	—	—	—	—	—	—	—	34,600	$59.87	$642,093
	11/6/2007	—	—	—	—	—	—	11,500	—	—	$688,505
	11/6/2007	—	—	—	3,294	12,200	24,400	—	—	—	$799,283
	11/6/2007	—	—	—	2,511	9,300	18,600	—	—	—	$548,655
Robert K. Reeves		0	374,000	748,000	—	—	—	—	—	—	—
	1/10/2007	—	—	—	—	—	—	—	41,000	$48.90	$526,149
	11/6/2007	—	—	—	—	—	—	—	50,900	$59.87	$944,582
	11/6/2007	—	—	—	—	—	—	16,800	—	—	$1,005,816
	11/6/2007	—	—	—	4,806	17,800	35,600	—	—	—	$1,166,167
	11/6/2007	—	—	—	3,882	14,376	28,752	—	—	—	$911,004

(1)	Reflects estimated future cash payouts under the Company’s Annual Incentive Plan. The estimated amounts are calculated based on the applicable annual bonus target and base salary for each named executive officer in effect for the 2007 measurement period. If threshold levels of performance are not met, then the payout can be zero. Actual bonus payouts under the Annual Incentive Plan for 2007 are based on actual base salaries earned in 2007 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Reflects the estimated future payout under the Company’s performance unit awards. Executives may earn from 0% to 200% of the targeted award based on the Company’s relative TSR performance over a specified performance period. The first award for each named executive represents the 2007 annual performance unit award. Fifty percent of this award is tied to a two-year performance period and the remaining fifty percent is tied to a three-year performance period. The second award for each named executive officer represents a one-time transitional performance unit award. Fifty percent of this award is tied to a one-year performance period and the remaining fifty percent is tied to a two-year performance period. The threshold value represents the minimum payment (other than zero) that may be earned based on the payout scale described on page 31.

(3)	Reflects the number of restricted stock units awarded in 2007. For accounting purposes, the 2007 annual restricted stock unit awards have a grant date of November 6, 2007. This date is based on the date the Compensation Committee approved the award and the date the terms of the awards were communicated to the participants. The effective grant date for participants is December 3, 2007. The awards vest equally over three years, beginning with the first anniversary of the participant grant date. Executive officers receive dividend equivalents on the units, but do not have voting rights.

(4)	Reflects the number of stock options each named executive officer was awarded in 2007. These options vest equally over three years, beginning with the first anniversary of the date of grant and have a term of seven years.

(5)	The exercise price for option awards is generally set as the closing stock price on the date of grant. On January 23, 2007, at the request of Messrs. Hackett, Walker, Kurz and Reeves, the Compensation Committee modified the terms of their January 10, 2007 stock option awards to raise the exercise price from $40.51 (the closing stock price on the grant date) to $48.90 so that they could only realize the value of such awards after the Company’s stock price exceeds the trading price prior to the announcement of the acquisitions of Kerr-McGee and Western Gas.

(6)	The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of the awards made to named executives in 2007 computed in accordance with SFAS No. 123(R). The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the SFAS No. 123(R) determined value. For a discussion of valuation assumptions, see Note 6 — Stock-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table reflects outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for each of the named executives. The table also reflects unvested and unearned stock awards (both time-based and performance-contingent) assuming a market value of $65.69 a share (the closing stock price of the Company’s stock on December 31, 2007).

					Stock Awards
							Equity Incentive Plan Awards
								Market
								Payout
								Value of
						Market	Number of	Unearned
					Number of	Value of	Unearned	Shares,
					Shares or	Shares or	Shares,	Units or
	Option Awards				Units of	Units of	Units or	Other
	Number of Securities		Option	Option	Stock That	Stock That	Other Rights	Rights
	Underlying Unexercised Options		Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable (#)	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Not Vested (#)	Not Vested ($)

James T. Hackett(1)	250,000	0	23.3175	12/3/2013	20,000	1,313,800	87,500	5,747,875
	53,334	26,666	43.5550	11/15/2012	39,000	2,561,910	76,200	5,005,578
	63,667	127,333	48.6900	12/4/2013	82,400	5,412,856
	0	122,800	48.9000	1/10/2014
	0	250,000	59.8700	11/6/2014
R. A. Walker(2)	25,000	25,000	45.8000	9/6/2012	23,000	1,510,870	21,800	1,432,042
	15,200	7,600	43.5550	11/15/2012	5,400	354,726	20,037	1,316,231
	15,467	30,933	48.6900	12/4/2013	9,533	626,223
	0	41,000	48.9000	1/10/2014	20,600	1,353,214
	0	62,200	59.8700	11/6/2014
Karl F. Kurz(3)	14,000	0	22.4750	10/31/2009	24,000	1,576,560	22,800	1,497,732
	8,000	0	33.3650	11/16/2011	3,800	249,622	15,438	1,014,122
	10,800	5,400	43.5550	11/15/2012	7,866	516,718
	12,734	25,466	48.6900	12/4/2013	21,500	1,412,335
	0	41,000	48.9000	1/10/2014
	0	64,900	59.8700	11/6/2014
Charles A. Meloy(4)	12,734	25,466	48.6900	12/4/2013	12,500	821,125	12,200	801,418
	0	34,600	59.8700	11/6/2014	7,866	516,718	9,300	610,917
					11,500	755,435
Robert K. Reeves(5)	85,000	85,000	26.6000	3/22/2011	3,533	232,083	17,800	1,169,282
	16,600	0	33.3650	11/16/2011	7,266	477,304	14,376	944,359
	9,867	4,933	43.5550	11/15/2012	16,800	1,103,592
	11,834	23,666	48.6900	12/4/2013
	0	41,000	48.9000	1/10/2014
	0	50,900	59.8700	11/6/2014

(1)	Mr. Hackett’s options vest as follows: 26,666 on 11/15/2008; 63,667 on 12/4/2008, 63,666 on 12/4/2009; 40,934 on 1/10/2008, 40,933 on 1/10/2009 and 40,933 on 1/10/2010; 83,334 on 11/6/2008, 83,333 on 11/6/2009 and 83,333 on 11/6/2010. Mr. Hackett’s restricted stock shares and units vest as follows: 20,000 shares on 11/15/2008; 19,500 shares on 12/4/2008 and 19,500 shares on 12/4/2009; 27,467 units on 12/3/2008, 27,467 units on 12/3/2009, and 27,466 units on 12/3/2010. Mr. Hackett’s performance awards have the following performance periods: 43,750 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009 and 43,750 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2010; 38,100 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2008 and 38,100 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009.

(2)	Mr. Walker’s options vest as follows: 25,000 on 9/6/2009; 7,600 on 11/15/2008; 15,467 on 12/4/2008 and 15,466 on 12/4/2009; 13,667 on 1/10/2008, 13,667 on 1/10/2009 and 13,666 on 1/10/2010; 20,734 on 11/6/2008, 20,733 on 11/6/2009 and 20,733 on 11/6/2010. Mr. Walker’s restricted stock shares and units vest as follows: 11,500 shares on 9/6/2008 and 11,500 shares on 9/6/2009; 5,400 shares on 11/15/2008;

4,767 shares on 12/4/2008 and 4,766 shares on 12/4/2009; 6,867 units on 12/3/2008, 6,867 units on 12/3/2009 and 6,866 units on 12/3/2010. Mr. Walker’s performance awards have the following performance periods: 10,900 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009 and 10,900 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2010; 10,018 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2008 and 10,019 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009.

(3)	Mr. Kurz’s options vest as follows: 5,400 on 11/15/2008; 12,733 on 12/4/2008 and 12,733 on 12/4/2009; 13,667 on 1/10/2008, 13,667 on 1/10/2009 and 13,666 on 1/10/2010; 21,634 on 11/6/2008, 21,633 on 11/6/2009 and 21,633 on 11/6/2010. Mr. Kurz’s restricted stock shares and units vest as follows: 24,000 shares on 5/12/2008; 3,800 shares on 11/15/2008; 3,933 shares on 12/4/2008 and 3,933 shares on 12/4/2009; 7,167 units on 12/3/2008, 7,167 units on 12/3/2009 and 7,166 units on 12/3/2010. Mr. Kurz’s performance awards have the following performance periods: 11,400 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009 and 11,400 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2010; 7,719 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2008 and 7,719 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009.

(4)	Mr. Meloy’s options vest as follows: 12,733 on 12/4/2008 and 12,733 on 12/4/2009; 11,534 on 11/6/2008, 11,533 on 11/6/2009 and 11,533 on 11/6/2010. Mr. Meloy’s restricted stock shares and units vest as follows: 12,500 shares on 8/10/2008; 3,933 shares on 12/4/2008 and 3,933 shares on 12/4/2009; 3,834 units on 12/3/2008, 3,833 units on 12/3/2009 and 3,833 units on 12/3/2010. Mr. Meloy’s performance awards have the following performance periods: 6,100 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009 and 6,100 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2010; 4,650 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2008 and 4,650 units are tied to a performance period beginning 1/1/2008 and ending 12/31/2009.

(5)	Mr. Reeves’ options vest as follows: 85,000 on 3/22/2008; 4,933 on 11/15/2008; 11,833 on 12/4/2008 and 11,833 on 12/4/2009; 13,667 on 1/10/2008, 13,667 on 1/10/2009 and 13,666 on 1/10/2010; 16,967 on 11/6/2008, 16,967 on 11/6/2009 and 16,966 on 11/6/2010. Mr. Reeves’ restricted stock shares and units vests as follows: 3,533 shares on 11/15/2008; 3,633 shares on 12/4/2008 and 3,633 shares on 12/4/2009; 5,600 units on 12/3/2008, 5,600 units on 12/3/2009 and 5,600 units on 12/3/2010. Mr. Reeves’ performance awards have the following performance periods: 8,900 are tied to a performance period beginning 1/1/2008 and ending 12/31/2009 and 8,900 are tied to a performance period beginning 1/1/2008 and ending 12/31/2010; 7,188 are tied to a performance period beginning 1/1/2008 and ending 12/31/2008 and 7,188 are tied to a performance period beginning 1/1/2008 and ending 12/31/2009.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)(2)	Vesting ($)(1)

James T. Hackett	250,000	6,718,575	139,500	7,983,260
R. A. Walker	0	0	21,667	1,163,218
Karl F. Kurz	160,000	6,220,153	9,600	549,495
Charles A. Meloy	0	0	16,434	837,972
Robert K. Reeves	0	0	17,766	913,099

(1)	The Value Realized reflects the taxable value to the named executive officer as of the date of the option exercise or vesting of restricted stock. The actual value ultimately realized by the named executive officer may be more or less than the Value Realized calculated in the above table depending on the timing in which the named executive officer held or sold the shares associated with the exercise or vesting occurrence.

(2)	Shares acquired on vesting include restricted stock shares whose restrictions lapsed during 2007.

Pension Benefits for 2007

The Company maintains the Anadarko Retirement Plan, or the APC Retirement Plan, and the Kerr-McGee Corporation Retirement Plan, or the KMG Retirement Plan, both of which are funded tax-qualified defined benefit pension plans. In addition, the Company maintains the Anadarko Retirement Restoration Plan, or the APC Retirement Restoration Plan, and the Kerr-McGee Benefits Restoration Plan, or the KMG Restoration Plan, both of which are unfunded, nonqualified pension benefit plans that are designed to provide for supplementary pension benefits due to limitations imposed by the Internal Revenue Code, or IRC, that restrict the amount of benefits payable under tax-qualified plans.

APC Retirement Plan and APC Retirement Restoration Plan, collectively the APC Retirement Plans.  The APC Retirement Plans cover all legacy Anadarko United States based employees. The APC Retirement Restoration Plan covers all legacy Anadarko United States based employees that are affected by the IRC limitations. Benefits under these plans are based upon the employee’s years of service and the greater of either:

•	the annual average of the employee’s highest compensation over three consecutive calendar years out of the last 10 years of employment with the Company; or

•	the annual average compensation over the last 36 consecutive months of employment with the Company.

The APC Retirement Plans do not require contributions by employees and an employee becomes vested in his or her benefit at the completion of five years of service. Compensation covered by the APC Retirement Plans includes base salary and payments under the Annual Incentive Plan. The amount of compensation for 2007 that may be considered in calculating benefits under the APC Retirement Plan is $225,000 due to the annual IRC limitation. Compensation in excess of $225,000 is recognized in determining benefits payable under the APC Retirement Restoration Plan.

Benefits under the APC Retirement Plans are calculated as a “life-only” annuity (meaning that benefits end upon the participant’s death) and are equal to the sum of:

•	1.4% x average compensation x years of service with the Company; plus

•	0.4% x (average compensation – covered compensation) x years of service with the Company (limited to 35 years).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65, however, employees may receive a reduced benefit as early as age 55. Employees may choose to receive their benefits under several different forms provided under the APC Retirement Plans.

KMG Retirement Plan and KMG Restoration Plan, collectively the KMG Retirement Plans.  The KMG Retirement Plan covers all legacy Kerr-McGee Corporation United States based employees. The KMG Restoration Plan covers all legacy Kerr-McGee Corporation United States based employees that are affected by the IRC limitations. Benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment.

The KMG Retirement Plans do not require contributions by employees and an employee becomes vested in his or her benefit at the completion of five years of service. Compensation covered by the KMG Retirement Plans includes base salary and payments under the Annual Incentive Plan. The amount of compensation for 2007 that may be considered in calculating benefits under the KMG Retirement Plan is $225,000 due to the annual IRC limitation. Compensation in excess of $225,000 is recognized in determining benefits payable under the KMG Restoration Plan.

Benefits under the KMG Retirement Plans are calculated as a life-only annuity equal to the sum of Part A and Part B:

Part A:

•	1.1% x average compensation x years of service prior to March 1, 1999; plus

•	0.5% x (average compensation – covered compensation) x years of service prior to March 1, 1999 (limited to 35 years).

Part B:

•	1.667% x average compensation x years of service on or after March 1, 1999 (limited to 30 years); plus

•	0.75% x average compensation x years of service on or after March 1, 1999 in excess of 30 years; less

•	1% x primary social security benefit x years of service on or after March 1, 1999 as of age 65 (limited to 30 years) x (years of service on or after March 1, 1999 divided by years of service on or after March 1, 1999 at age 65)

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced benefit as early as age 52. Employees may choose to receive their benefits under several different forms provided under the KMG Retirement Plans.

The present values provided in the below table are based on the pension benefits accrued through December 31, 2007, assuming that such benefit is paid in the same form as reflected in the accounting valuation. The benefits are assumed to commence at the plan’s earliest unreduced retirement age, which is age 62 for the APC Retirement Plans and age 60 for the KMG Retirement Plans. All pre-retirement decrements such as pre-retirement mortality and terminations have been ignored for the purposes of these calculations. The interest rate used for discounting payments back to December 31, 2007 is 6%, consistent with the weighted average discount rate used in the accounting valuation.

		Number of	Present Value of	Payments
		Years of	Accumulated	During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

James T. Hackett(1)(2)	APC Retirement Plan	4.0000	102,559	0
	APC Retirement Restoration Plan	8.0000	3,711,849	0
R. A. Walker(1)(3)	APC Retirement Plan	2.0000	42,768	0
	APC Retirement Restoration Plan	10.0000	1,034,609	0
Karl F. Kurz	APC Retirement Plan	7.0000	116,778	0
	APC Retirement Restoration Plan	7.0000	323,779	0
Charles A. Meloy(4)	KMG Retirement Plan	25.5830	584,120	0
	KMG Restoration Plan	30.5830	3,194,662	0
Robert K. Reeves(1)(3)	APC Retirement Plan	4.0000	81,482	0
	APC Retirement Restoration Plan	9.0000	738,169	0

(1)	As of December 31, 2007, Messrs. Hackett, Walker, and Reeves were not yet vested in benefits payable under the APC Retirement Plans. A participant becomes fully vested in the plans upon the completion of five years of service with the Company. For Messrs. Hackett, Walker, and Reeves the values under the “Present Value of Accumulated Benefit” column assume that these officers are vested in the APC Retirement Plans.

(2)	Mr. Hackett has an employment agreement that will provide him with an additional pension service credit under the APC Retirement Restoration Plan if he remains employed with the Company through December 3, 2008. The additional pension service credit was included in his employment agreement to replace his forgone benefits at a previous employer. The value of Mr. Hackett’s APC Retirement Restoration Plan benefit in the table includes the effect of this additional pension service credit assuming its application as of December 31, 2007. However, as of December 31, 2007, Mr. Hackett has not yet earned the right to this additional pension service credit. Mr. Hackett’s APC Retirement Restoration Plan value as of December 31, 2007 excluding the effect of the additional pension service credit is $1,492,222, for a total pension value of $1,594,781, all of which will not be vested until 2008.

(3)	Messrs. Walker and Reeves will be provided additional pension service credits under the APC Restoration Plan if they remain employed until age 55. These additional pension service credits were provided to recognize that they were both mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognizes a portion of their prior industry and service years which directly benefits us and our stockholders. The value reflected in the APC Retirement Restoration Plan amount includes the effect of this additional pension credit assuming its application as of December 31, 2007. However, as of December 31, 2007, Messrs. Walker and Reeves have not yet earned the right to this additional pension service credit. The value of Mr. Walker’s APC Retirement Restoration Plan benefit as of December 31, 2007 excluding the effect of the additional pension service credit is $124,938, for a total pension value of $167,706. The value of Mr. Reeves’ APC Retirement Restoration Plan benefit as of December 31, 2007 excluding the effect of the additional pension service credit is $270,453, for a total pension value of $351,935.

(4)	Mr. Meloy has a retention agreement that will provide him with an additional pension service credit under the KMG Restoration Plan if he remains employed with the Company through August 10, 2009. The additional pension service credit was included in his retention agreement to compensate him for certain severance benefits he was otherwise entitled to receive under the change of control agreement he had with Kerr-McGee. The value reflected for Mr. Meloy’s KMG Restoration Plan benefit includes the effect of this addition pension credit assuming its application as of December 31, 2007. However, as of December 31, 2007, Mr. Meloy has not yet earned this right to this additional pension service credit. Mr. Meloy’s KMG Restoration Plan value as of December 31, 2007 excluding the effect of the additional pension service credit is $2,589,754, for a total pension value of $3,173,874.

Nonqualified Deferred Compensation for 2007

The Company maintains a Deferred Compensation Plan for directors and certain employees, including the named executive officers. The Deferred Compensation Plan allows certain employees to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their annual incentive bonus payments. The Deferred Compensation Plan allows directors to defer receipt of up to 100% of their board and committee retainers and/or board and committee meeting fees. The Deferred Compensation Plan permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. The notional accounts do not provide for above-market or preferential earnings. In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant or as required by the Plan. The Company does not subsidize or match any deferrals of compensation into the Plan.

The Company has a Savings Restoration Plan that accrues a benefit substantially equal to the amount that, in the absence of certain IRC limitations, would have been allocated to a named executive officer’s account as Company matching contributions under the Savings Plan. Prior to January 2007, amounts in the Savings Restoration Plan received earnings based on the performance of Company stock. In January 2007, the Company amended this Plan so that the earnings are no longer tied to the performance of Company stock, but permits participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the Savings Plan.

	Executive	Company		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Distributions	Year-End
Name	($)	($)(1)	($)	($)	($)

James T. Hackett
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	180,932	2,734	0	608,999
R. A. Walker
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	52,034	2,443	0	76,083
Karl F. Kurz(2)
Deferred Compensation Plan	161,734	0	34,050	0	418,773
Savings Restoration Plan	0	41,597	(142)	0	151,153
Charles A. Meloy
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	51,201	6,663	0	91,531
Robert K. Reeves
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan	0	41,446	396	0	126,820

(1)	Company contributions in the Savings Restoration Plan are reported in the Summary Compensation Table for each of the named executive officers under the “All Other Compensation” column for the fiscal year 2007.

(2)	Mr. Kurz’s contributions in the Deferred Compensation Plan include $80,769 of his 2007 base salary reported in the Summary Compensation Table under the “Salary” column for the fiscal year 2007 and $80,965 of his 2006 bonus earned in 2006 but paid in 2007 that is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for the fiscal year 2006.

Potential Payments Upon Termination or Change of Control

The following tables reflect potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each named executive officer, assuming a December 31, 2007 termination date, and, where applicable, using the closing price of our common stock of $65.69 (as reported on the NYSE as of December 31, 2007). As of December 31, 2007, none of our executive officers were eligible for retirement; accordingly, no table is included for this event.

The following are general definitions that apply to the termination scenarios detailed below. These definitions have been summarized and are qualified in their entirety by the full text of the applicable plans or agreements to which our executive officers are parties.

“Involuntary Termination” is generally defined as any termination that does not result from the following termination events:

•	resignation;

•	retirement;

•	for cause;

•	death;

•	qualifying disability;

•	extended leave of absence;

•	continued failure to perform duties or responsibilities;

•	a termination in connection with any corporate sale transaction where continued employment is available; or

•	a termination if the employee is eligible to receive benefits from a Key Employee Change of Control Contract.

“For Cause” is generally defined as:

•	the willful and continued failure of the executive to perform substantially the executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or material breach of any material provision in an employment agreement (if applicable), after written demand for substantial performance is delivered to the executive by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO believes that the executive has not substantially performed the executive’s duties, or

•	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A “Change of Control” is generally defined as any one of the following occurrences:

•	any individual, entity or group acquires beneficial ownership of 20% or more of either the outstanding shares of our common stock or our combined voting power;

•	individuals who constitute the Board (as of the date of either a given change of control contract or an award agreement under our equity plans, as applicable) cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change of control contract or an award agreement under our equity plans, as applicable, will be deemed a member of the incumbent Board;

•	a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of assets of another entity, unless following the business combination:

–	all or substantially all of the beneficial owners of our outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

–	no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

–	at least a majority of the board of the corporation resulting from the business combination were members of our Board prior to the business combination; or

•	approval by our stockholders of our complete liquidation or dissolution.

“Good Reason” is generally defined as any one of the following occurrences within three years of a Change of Control:

•	diminution in Executive’s position, authority, duties or responsibilities that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

•	any failure by the Company to provide compensation to the Executive at levels that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

•	any material change in the location, as defined in the applicable agreement, where the Executive was employed immediately preceding the Change of Control, or the Company requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control;

•	any termination by the Executive for any reason during the 30-day period immediately following the first anniversary of a Change of Control;

•	any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted in their Change of Control or Employment Agreement; or

•	any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume the terms provided in the Executive’s Change of Control or Employment Agreement.

“Disability” is generally defined as the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative.

Additional details of the post-termination arrangements can be found in the Compensation Discussion and Analysis on page 36.

Involuntary For Cause or Voluntary Termination

	Mr. Hackett	Mr. Walker	Mr. Kurz	Mr. Meloy	Mr. Reeves

Supplemental Pension Benefits(1)	$—	$—	$317,933	$2,058,829	$—
Nonqualified Deferred Compensation(2)	$608,999	$76,083	$569,926	$91,531	$126,820
Total	$608,999	$76,083	$887,859	$2,150,360	$126,820

(1)	Reflects the lump-sum present value of vested benefits related to the Company’s supplemental pension benefits.

(2)	Reflects the combined vested balances in the nonqualified Savings Restoration Plan and Deferred Compensation Plan.

Involuntary Not For Cause Termination

	Mr. Hackett	Mr. Walker	Mr. Kurz	Mr. Meloy	Mr. Reeves

Cash Severance(1)	$10,350,000	$1,950,000	$1,950,000	$2,197,500	$1,450,000
Pro-rata Bonus for 2007(2)	$1,950,000	$462,596	$538,462	$462,228	$381,846
Accelerated Equity Compensation(3)	$26,313,744	$8,835,036	$7,885,648	$4,139,907	$8,745,412
Supplemental Pension Benefits(4)	$5,480,959	$—	$539,251	$5,740,082	$—
Nonqualified Deferred Compensation(5)	$608,999	$76,083	$569,926	$91,531	$126,820
Health and Welfare Benefits(6)	$238,433	$58,913	$268,082	$49,114	$52,828
Financial Counseling(7)	$—	$23,929	$23,929	$23,929	$23,929
Total	$44,942,135	$11,406,557	$11,775,298	$12,704,291	$10,780,835

(1)	Mr. Hackett’s value assumes three times his base salary plus target bonus; all other named executive officer values assume two times base salary plus one times target bonus. Mr. Meloy’s cash severance value also includes his unvested retention bonus of $575,000, which is scheduled to vest August 10, 2008, but would vest earlier in the event of an involuntary not for cause termination.

(2)	Mr. Hackett’s value assumes payment of a pro-rata bonus based on the target bonus percentage and base salary in effect as of December 31, 2007; all other named executive officer values assume a pro-rata bonus based on target bonus percentages effective for the 2007 AIP and eligible earnings as of December 31, 2007.

(3)	Reflects the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock shares and units, all as of December 31, 2007.

(4)	For all named executive officers except for Mr. Hackett, the values include a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming they were eligible for subsidized early retirement benefits. Values exclude vested amounts payable under the qualified plans available to all employees. All values include special pension credits, if applicable, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan or the KMG Restoration Plan. Messrs. Walker and Reeves are not yet vested in their accrued benefits under the APC Retirement Restoration Plan. If the Compensation Committee chose to accelerate the vesting, the present value of the accrued benefits would equal $248,928 and $522,381, respectively.

(5)	Reflects the combined vested balances in the nonqualified Savings Restoration Plan and Deferred Compensation Plan.

(6)	Mr. Hackett’s value represents 18 months of health and welfare benefit coverage and the lump sum value of subsidized retiree medical benefits; all other named executive officer values represent 24 months of health and welfare benefit coverage. All amounts are present values determined in accordance with SFAS No. 106 — Employer’s Accounting for Postretirement Benefits other than Pensions. Mr. Kurz’s value also includes the present value of a retiree death benefit in the Management Life Insurance Plan, or

MLIP. The MLIP provides for a retiree death benefit equal to one times final base salary. This retiree death benefit is only applicable to participants who were employed by the Company on June 30, 2003. Therefore, this benefit is only applicable to Mr. Kurz.

(7)	Values assume financial counseling services continue for two years after termination. Mr. Hackett does not currently use this company-provided service and therefore benefits are not assumed to be extended to him after termination.

Change of Control: Involuntary Termination or Voluntary For Good Reason

	Mr. Hackett	Mr. Walker	Mr. Kurz	Mr. Meloy	Mr. Reeves

Cash Severance(1)	$10,350,000	$3,437,950	$3,058,987	$3,506,975	$2,858,748
Pro-rata Bonus for 2007(2)	$1,950,000	$535,500	$404,823	$461,026	$485,775
Accelerated Equity Compensation(3)	$26,313,744	$8,835,036	$7,885,648	$4,139,907	$8,745,412
Supplemental Pension Benefits(4)	$8,457,039	$1,764,166	$1,023,296	$6,134,522	$1,306,169
Nonqualified Deferred Compensation(5)	$1,217,909	$289,473	$759,794	$273,516	$304,259
Health and Welfare Benefits(6)	$306,733	$246,946	$293,683	$73,837	$79,478
Outplacement Assistance	$30,000	$30,000	$30,000	$30,000	$30,000
Financial Counseling(7)	$—	$33,795	$33,795	$33,795	$33,795
Excise Tax and Gross-up(8)	$13,045,776	$4,291,590	$3,422,340	$3,694,714	$3,168,999
Total	$61,671,201	$19,464,456	$16,912,366	$18,348,292	$17,012,635

(1)	Mr. Hackett’s value assumes three times his base salary plus target bonus; all other named executive officer values assume 2.9 times the sum of base salary plus the highest bonus paid in the past three years. Mr. Meloy’s cash severance value also includes his unvested retention bonus of $575,000, which is scheduled to vest August 10, 2008, but would vest earlier in the event of an involuntary termination or voluntary termination for good reason under a change of control situation.

(2)	Mr. Hackett’s value assumes payment of pro-rata bonus based on the target bonus percentage and base salary in effect as of December 31, 2007; all other named executive officer values assume the full-year equivalent of the highest annual bonus the officer received over the past three years.

(3)	Includes the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock shares and units, all as of December 31, 2007.

(4)	The values include a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming the named executive officers were eligible for subsidized early retirement benefits. Values exclude vested amounts payable under the qualified plans available to all employees. All values include special pension credits, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan, the KMG Restoration Plan and change of control agreement.

(5)	Includes the combined balances in the nonqualified Savings Restoration Plan and Deferred Compensation Plan plus an additional three years of employer contributions into the Savings Restoration Plan based on each officer’s current contribution rate to the Plan.

(6)	Values represent 36 months of health and welfare benefit coverage. Messrs. Hackett’s and Walker’s values also include the lump sum value of subsidized retiree medical benefits. All amounts are present values determined in accordance with SFAS No. 106 — Employer’s Accounting for Postretirement Benefits other than Pensions. Mr. Kurz’s value also includes the present value of a retiree death benefit in the MLIP. The MLIP provides for a retiree death benefit equal to one times final base salary. This retiree death benefit is only applicable to participants who were employed by the Company on June 30, 2003. Therefore, this benefit is only applicable to Mr. Kurz.

(7)	Values assume financial counseling services continue for three years after termination. Mr. Hackett does not currently use this company-provided service and therefore benefits are not assumed to be extended to him after termination.

(8)	Values estimate the total payment required to make each executive whole for the 20% excise tax imposed by Section 280G of the IRC.

Disability

	Mr. Hackett	Mr. Walker	Mr. Kurz	Mr. Meloy	Mr. Reeves

Cash Severance(1)	$—	$—	$—	$575,000	$—
Pro-rata Bonus for 2007(2)	$1,840,000	$462,596	$538,462	$462,228	$381,846
Accelerated Equity Compensation(3)	$26,313,744	$8,835,036	$7,885,648	$4,139,907	$8,745,412
Supplemental Pension Benefits(4)	$—	$—	$317,933	$6,134,522	$—
Nonqualified Deferred Compensation(5)	$608,999	$76,083	$569,926	$91,531	$126,820
Health and Welfare Benefits(6)	$1,231,424	$380,569	$389,660	$329,708	$295,654
Total	$29,994,167	$9,754,284	$9,701,629	$11,732,896	$9,549,732

(1)	Mr. Meloy’s cash severance value includes his unvested retention bonus of $575,000, which is scheduled to vest August 10, 2008, but would vest earlier in the event of termination by reason of disability.

(2)	Represents payment of a pro-rata target bonus based on target bonus percentages effective for the 2007 AIP and eligible earnings as of December 31, 2007.

(3)	Reflects the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock shares and units, all as of December 31, 2007.

(4)	Reflects the lump sum present value of vested benefits related to the Company’s supplemental pension benefits. Mr. Meloy’s value includes the special pension credits provided through his retention agreement.

(5)	Reflects the combined vested balances in the nonqualified Savings Restoration Plan and Deferred Compensation Plan.

(6)	Reflects the continuation of additional death benefit coverage provided to officers of the Company until age 65. All amounts are present values determined in accordance with SFAS No. 106 — Employer’s Accounting for Postretirement Benefits other than Pensions.

Death

	Mr. Hackett	Mr. Walker	Mr. Kurz	Mr. Meloy	Mr. Reeves

Cash Severance(1)	$—	$—	$—	$575,000	$—
Pro-rata Bonus for 2007(2)	$1,840,000	$462,596	$538,462	$462,228	$381,846
Accelerated Equity Compensation(3)	$26,313,744	$8,835,036	$7,885,648	$4,139,907	$8,745,412
Supplemental Pension Benefits(4)	$—	$—	$317,933	$6,134,522	$—
Nonqualified Deferred Compensation(5)	$608,999	$76,083	$569,926	$91,531	$126,820
Life Insurance Proceeds(6)	$7,081,039	$2,045,633	$2,045,633	$1,730,921	$1,573,564
Total	$35,843,782	$11,419,348	$11,357,602	$13,134,109	$10,827,642

(1)	Mr. Meloy’s cash severance value includes his unvested retention bonus of $575,000, which is scheduled to vest August 10, 2008, but would vest earlier in the event of termination by reason of death.

(2)	Represents payment of a pro-rata target bonus based on target bonus percentages effective for the 2007 AIP and eligible earnings as of December 31, 2007.

(3)	Includes the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock shares and units, all as of December 31, 2007.

(4)	Includes the lump sum present value of vested benefits related to the Company’s supplemental pension benefits. Mr. Meloy’s value includes the special pension credits provided through his retention agreement.

(5)	Includes the combined vested balances in the nonqualified Savings Restoration Plan and Deferred Compensation Plan.

(6)	Includes amounts payable under additional death benefits provided to officers and other key employees of the company. These liabilities are not insured, but are self-funded by the Company. Proceeds are not exempt from federal taxes; values shown include an additional tax gross-up amount to equate benefits with nontaxable life insurance proceeds. Values exclude death benefit proceeds from programs available to all employees.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that related person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related person transactions may be in, or may not be inconsistent with, the best interest of the Company or our stockholders. Therefore, the Company has procedures for the approval, ratification and review of ongoing related person transactions. Either the Board’s Nominating and Corporate Governance Committee or the full Board (as determined by the Nominating and Corporate Governance Committee) will review, ratify or approve, as necessary, any related person transactions prior to the transaction being entered into, or ratify any related person transactions that have not been previously approved, in which a director, five percent owner, executive officer or immediate family member of any such person has a material interest, and which the transaction is in an amount in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. This review typically occurs in connection with regularly scheduled Board of Directors meetings.

Ongoing Benefits

In 2004, the Company and Mr. Allison entered into an agreement that replaced the Memorandum of Understanding dated October 26, 2000 between the Company and Mr. Allison. The 2004 agreement was effective as of Mr. Allison’s retirement from the Company in December 2003 and provides that during Mr. Allison’s lifetime, he has the use of the Company’s aircraft, or an alternative aircraft, for up to 200 hours annually. If the Company no longer maintains an aircraft, the Company will provide to him an annual payment sufficient to allow him to secure comparable aircraft usage. In addition, the agreement provides that the Company will furnish Mr. Allison, during his lifetime, office space, secretarial assistance, office utilities and a monitored security system for his personal residence.

Item 2 —	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s financial statements for 2008. The Board of Directors, at the request of the Audit Committee, is asking you to ratify that appointment.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO AUDIT THE COMPANY’S FINANCIAL STATEMENTS FOR 2008. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2008.

INDEPENDENT AUDITOR

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2007. Representatives of KPMG LLP will be present at the meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2007 and 2006 and for other services provided by KPMG LLP.

	2007	2006

Audit Fees	$7,965,000	$6,426,000
Audit-related Fees	3,206,000	866,000
Tax Fees	242,000	366,000
All Other Fees	0	0

Totals	$11,413,000	$7,658,000

Audit fees are primarily for the audit of the Company’s consolidated financial statements, including the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company’s financial statements included in the Form 10-Qs. During 2007, the Company incurred approximately $1,125,000 related to the Company’s change in accounting principle from full cost to successful efforts.

Audit-related fees are primarily for the audits of the Company’s benefit plans, other audits, consents, comfort letters and certain financial accounting consultation. During 2007 and 2006, the Company incurred approximately $1,595,000 and $197,000, respectively, of audit-related fees associated with properties divested by the Company. These amounts are included in the table above and are reimbursable by the purchasers of the properties. Approximately $938,000 of the audit-related fees are associated with the formation and audit of Western Gas Partners, LP, a newly formed 100% owned subsidiary of the Company who filed a registration statement on Form S-1 in 2007.

Tax fees are primarily for tax planning compliance and services including approximately $234,000 and $285,000 in 2007 and 2006, respectively, for services related to individual income tax services for Company employees in connection with foreign assignments. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.

The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit-related and tax services as well as any other services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairman, to whom such authority has been conditionally delegated, prior to engagement. During 2007, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

ITEMS 3 AND 4 — APPROVAL OF NEW COMPENSATION PLANS

In February 2008, the Board of Directors unanimously approved the following plans, subject to stockholder approval:

•	the 2008 Omnibus Incentive Compensation Plan, or the Omnibus Plan; and

•	the 2008 Director Compensation Plan, or the Director Plan.

The effective date for both the Omnibus Plan and the Director Plan will be the date they are approved by our stockholders. Collectively, these plans play an important role in our human resource and business strategy. The Omnibus Plan will enable us to attract, motivate and retain experienced and highly qualified individuals in an environment that is challenged with tremendous competition for new talent as well as experienced industry specialists. The Director Plan will enable us to successfully attract and retain highly qualified and experienced individuals to serve as members of our Board of Directors.

The Board believes that stockholder approval of the Omnibus Plan and the Director Plan is important to allow us to continue to appropriately motivate and compensate employees and non-employee directors who are in a position to contribute materially to the success and long-term objectives of the Company. Consistent with our compensation philosophy, we believe stock-based compensation fosters and strengthens our employees’ and our directors’ sense of proprietorship and personal involvement in the Company. By holding a personal stake in Anadarko, these individuals are encouraged to devote their best efforts towards the achievement of our business objectives and our success, thereby advancing the interests of Anadarko and our stockholders.

The table and footnotes below provide updated supplemental information to the Equity Compensation Plan Table disclosed in Item 12 of our Annual Report on Form 10-K, which was filed with the SEC on February 29, 2008.

Equity Compensation Plans
Approved by Security Holders

Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2007	7,996,038
Awards granted to employees and non-employee directors under the Company’s existing equity compensation plans from January 1, 2008 to March 14, 2008	2,401,154
Awards cancelled and returned for issuance under the Company’s existing equity compensation plans from January 1, 2008 to March 14, 2008	70,844
Number of securities remaining available for issuance under the Company’s existing equity compensation plans as of March 14, 2008	5,665,728

As of March 14, 2008, the Company had 5,015,539 stock options outstanding with a weighted average exercise price of $44.45 and a weighted average remaining contractual term of 5.3 years. Additionally, as of March 14, 2008, the Company had 6,636,067 shares of unvested restricted stock and restricted stock units outstanding, and had performance unit awards outstanding covering a maximum of 934,424 shares.

2008 OMNIBUS INCENTIVE COMPENSATION PLAN

ITEM 3 —	APPROVAL OF THE 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

We currently maintain the 1999 Stock Incentive Plan (or the 1999 Plan) and the Annual Incentive Plan from which we make equity-based and cash-based incentive awards to employees, respectively. As of March 14, 2008, there were approximately 4,959,646 shares of our common stock reserved and available for future awards under the 1999 Plan. If the Omnibus Plan is approved by stockholders, all future equity and cash incentive awards to employees will be made from the Omnibus Plan and we will not grant any additional awards under the 1999 Plan and the Annual Incentive Plan. Equity awards previously granted under the 1999 Plan will remain outstanding in accordance with their terms. Any shares that remain available for grant under the 1999 Plan at the time of stockholder approval will be rolled into the Omnibus Plan and will be counted toward the maximum share authorization being requested for the Omnibus Plan.

The Omnibus Plan provides for the granting of awards in any combination of the following:

•	stock options;

•	stock appreciation rights;

•	restricted stock and/or restricted stock units;

•	performance shares and/or performance units;

•	incentive awards;

•	cash awards; and

•	other stock-based awards.

We are seeking stockholder approval for a maximum share authorization of 33,000,000 common shares under the Omnibus Plan.

Importantly, the Omnibus Plan does not allow downward repricing of stock options (without stockholder consent), reloads or the granting of discounted options. Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to performance-based compensation awarded to participants the Plan Administrator deems are subject to Section 162(m).

The following is a general summary of the material provisions of the Omnibus Plan and is qualified in its entirety by the full text of the Omnibus Plan, which is attached to this proxy statement as Appendix A. Capitalized terms not defined in the summary are defined in the plan document.

Term of Plan.  The Omnibus Plan will expire 10 years from date of stockholder approval.

Participants.  Employees of our Company or any Affiliate of our Company are considered eligible participants under the Omnibus Plan.

Shares Authorized.  Subject to stockholder approval, a maximum share authorization of 33,000,000 common shares is reserved for issuance under the Omnibus Plan. Following stockholder approval, any common shares remaining under the 1999 Plan (approximately 4,959,646 common shares estimated as of March 14, 2008) will be rolled over into the Omnibus Plan. In no event will the maximum number of common shares available under the Omnibus Plan, including any shares rolled over from the 1999 Plan, exceed 33,000,000. The shares to be delivered under the Omnibus Plan may be made available from any combination of shares held in Anadarko’s treasury or authorized but unissued shares of Anadarko’s common stock.

The Omnibus Plan is a flexible authorization plan. Shares issued as full value awards (that is, awards other than stock options or stock appreciation rights) count against the Omnibus Plan’s share authorization at a rate of 2.27 to 1, while shares issued as stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1.

Shares are counted against the authorization only to the extent they are actually issued. Shares which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, will again be available for grant under the Omnibus Plan, including those awards granted under the 1999 Plan. The full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares will be counted against the number of shares authorized for award under the Omnibus Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Rights. Any shares of stock withheld to satisfy tax withholding obligations, shares tendered to pay the exercise price of an award and shares repurchased on the open market with the proceeds of an option exercise will not be eligible to again be available for grant.

The number of shares authorized to be issued under the Omnibus Plan, as well as individual limitations and exercise prices, will be subject to adjustments for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events. No adjustments will be made if such adjustments would result in adverse taxation to a participant under Section 409A of the Internal Revenue Code.

Limitations on Awards.  The Omnibus Plan imposes annual per-participant award limits. The annual per-participant limits are as follows:

Award(s)	Annual Limit

Stock Options	Maximum 2,500,000 shares to any one individual
Stock Appreciation Rights	Maximum 2,500,000 shares to any one individual
Restricted Stock or Restricted Stock Units	Maximum 1,500,000 shares or the value of 1,500,000 shares to any one individual
Performance Shares or Performance Units	Maximum 1,500,000 shares or the value of 1,500,000 shares to any one individual
Incentive Awards	Maximum $10,000,000 to a Covered Employee
Cash Awards	Maximum award to any one individual may not exceed greater of $10,000,000 or the value of 1,500,000 shares
Other Stock-Based Awards	Maximum 1,500,000 shares to any one individual

Administration.  Unless otherwise specified by the Board, the Compensation Committee is the Plan Administrator with respect to all Covered Employees and all Section 16 Insiders and the Management Committee is the Plan Administrator with respect to all other employees. The Management Committee will consist of the CEO, provided that such individual is a member of the Board, and any other member of the Board as the Board may determine from time to time. The Plan Administrator is responsible for administering the Omnibus Plan and has the discretionary power to interpret the terms and intent of the Omnibus Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, to adopt rules, regulations, forms, instruments and guidelines and to exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of Anadarko with respect to the Omnibus Plan. Determinations of the Plan Administrator made under the Omnibus Plan are final and binding. The Plan Administrator may rely on officers, employees or other agents of the Company to handle the day-to-day administrative matters of the Omnibus Plan.

Award Terms.  All awards to employees under the Omnibus Plan are subject to the terms, conditions and limitations as determined by the Plan Administrator. Awards may be made in combination with, in replacement of, or as alternatives to, grants under the Omnibus Plan or other plans of our Company or subsidiaries, including plans of any acquired entity.

Under the Omnibus Plan, employees may be granted either incentive stock options that comply with the requirements of Section 422 of the Internal Revenue Code or nonqualified stock options that do not comply with those requirements. Stock options must have an exercise price per share that is not less than the fair market value of our common stock on the date of grant, except in the case of stock options granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock options granted under the

Omnibus Plan may not be decreased. Stock options have a maximum term of ten years from the date of grant. Employees may pay the exercise price with cash or its equivalent, with previously acquired shares of our common stock, or by any other means approved by the Plan Administrator, including by means of a broker-assisted exercise.

Stock appreciation rights may be granted under the Omnibus Plan in tandem with a stock option, in whole or in part, or may be granted separately. The exercise price of a stock appreciation right may not be less than the fair market value of our common stock on the date of grant, except in the case of stock appreciation rights granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock appreciation rights made under the Omnibus Plan may not be decreased. Stock appreciation rights have a maximum term of ten years from the date of grant.

A restricted stock award consists of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Rights to dividends may be extended to and made part of a restricted stock award, at the discretion of the Plan Administrator. A holder of restricted stock is treated as a current stockholder and is entitled to voting rights. A restricted stock unit award results in the transfer of shares of stock to the participant only after specified conditions are satisfied. Rights to dividend equivalents, payable in cash or shares, may be extended to and made part of any restricted stock unit award, at the discretion of the Plan Administrator. A holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. Except as permitted by the Plan Administrator and specified in the award agreement, restricted stock and restricted stock unit awards settled in stock that are not performance-based will vest over a minimum period of three years, and restricted stock and restricted stock unit awards settled in stock that are performance-based will vest over a minimum period of one year.

A performance award (whether granted as a performance share or a performance unit) consists of a grant made subject to the attainment of one or more performance goals for a specified performance period (as determined by the Plan Administrator) and may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Performance awards will only be earned by participants if the performance goals are met for the performance period. At the discretion of the Plan Administrator and as prescribed in the award agreement, payment may be made in the form of cash, shares or a combination of cash and shares.

Incentive awards consist of grants denominated in cash and may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The Plan Administrator will determine the performance goals applicable to the payout for incentive awards to Covered Employees for each performance period. The Compensation Committee cannot adjust an incentive award upward for a Covered Employee, but retains the discretion to adjust the incentive award downward. At the discretion of the Plan Administrator, payment of incentive awards may be made in cash and/or other equity-based awards as provided under the Omnibus Plan and will be paid no later than March 15 following the end of the calendar year for which the incentive awards are applicable.

For any awards intended to meet the requirements of Section 162(m) of the Internal Revenue Code, the grant or vesting of such awards may be based upon one or more performance goals that apply to the specified participant, one or more business units of the company, or the Company as a whole. Prior to the payment of any award based on the achievement of performance goals intended to qualify under Section 162(m) of the Internal Revenue Code, the Compensation Committee must certify in writing that the applicable performance goals and any material terms were, in fact, satisfied. The business criteria (defined as “Performance Goals” under the Omnibus Plan) on which performance goals intended to qualify compensation as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code may be based are:

Financial Goals	• Earnings • Revenues • Debt level • Cost reduction targets • Interest-sensitivity gap levels • EBITDAX	• Earnings per share • Cash flow from operations • Equity ratios • Capital expended • Weighted average cost of capital • Return on assets • Debt/proved developed reserves (PDP)	• Net income • Free cash flow • Expenses • Working capital • Operating or profit margin • Return on equity or capital employed • Debt/proved reserves

Operating Goals	• Amount of the oil and gas reserves	• Oil and gas reserve additions • Costs of finding oil and gas reserves	• Oil and gas replacement ratios • Natural gas and/or oil production

Corporate and Other Goals	• Total shareholder return • Asset quality levels • Investments • Satisfactory internal or external audits • Achievement of balance sheet or income statement objectives	• Market share • Assets • Asset sale targets • Value of assets • Employee retention/attrition rates • Improvement of financial ratings	• Charge-offs • Non-performing assets • Fair Market Value of Common Stock • Regulatory compliance • Safety targets • Economic value added

Cash awards may be made to participants as determined by the Plan Administrator. The Plan Administrator will determine the terms and conditions of such cash awards, including whether the payout of such awards is subject to the achievement of performance goals.

Other stock-based awards may be equity-based or equity-related awards other than stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. The terms and conditions of other stock-based awards will be determined by the Plan Administrator. Payment under any other stock-based awards may be made in common stock or cash, as determined by the Plan Administrator.

Termination of Employment.  Unless otherwise specified in a participant’s award agreement, all unvested and/or unexercisable awards will automatically be forfeited upon termination of employment for any reason. With respect to options or stock appreciation rights, the participant will have at least three (3) months following termination in which to exercise the vested portion of the awards. In the event of a termination for cause (as defined in the Omnibus Plan), all of a participant’s awards, whether vested or unvested, exercisable or unexercisable, will automatically be forfeited. The Plan Administrator will have sole discretion for determining termination provisions for awards.

Treatment of Awards Upon a Change of Control.  In the event of a “change of control” of Anadarko, as defined in the Omnibus Plan, any outstanding stock option or stock appreciation right will become fully exercisable, and any outstanding performance share, performance unit, restricted stock, restricted stock unit, other stock-based award or other cash award that was forfeitable will become non-forfeitable and fully vested, and to the extent applicable, will be converted into shares of Anadarko common stock or cash, as applicable.

Clawback Provision.  In the event the Company is required to prepare an accounting restatement as a result of material noncompliance, the Plan Administrator may determine that a Participant who is deemed to have knowingly engaged or failed to prevent such misconduct will be required to reimburse the Company an amount equal to any Award earned or accrued during the 12-month period following the first public issuance or filing with the United Stated Securities and Exchange Commission.

Transferability of Awards.  Award rights may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution unless the Participant has received the Company’s prior written consent. However, as outlined in the Omnibus Plan, certain transfers may be made to “permitted transferees” upon approval of the Plan Administrator.

Amendment to the Plan.  Subject to the Board of Directors, the Plan Administrator may amend the Omnibus Plan as it may deem proper and in the best interests of Anadarko, provided however that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval will be required. No change can be made to any award granted under the Omnibus Plan without the consent of the participant if such change would impair the right of the participant under the provisions of the award to acquire or retain common stock or cash that the participant may have otherwise acquired.

U.S. Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the Omnibus Plan, based on federal income tax laws currently in effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The exact federal income tax treatment of an award will depend on the specific nature and form of such award.

Incentive Stock Options.  An employee generally will not recognize taxable income upon grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purposes, and may therefore result in alternative minimum tax liability to the option holder. Incentive stock option tax treatment will be available only if the participant has been an employee of Anadarko or its subsidiaries within three months of the date of exercise. Anadarko will not be entitled to any business expense deduction on the grant or exercise of an incentive stock option. If the employee has held the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the employee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as a long-term capital gain or loss. If the employee does not satisfy these holding period requirements (a “disqualifying disposition”), the employee will generally recognize ordinary income for the year of disposition, in an amount equal to the excess of the fair market value of the shares on the date the option was exercised over the option exercise price (or, if less, the amount realized upon disposition over the exercise price). Any excess of the amount realized by the employee on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will be a short-term capital gain. Anadarko generally will be entitled to a deduction in the year of disposition equal to the amount of ordinary income recognized by the employee. The employee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the exercise price paid, plus any amount includible as ordinary income as a result of a disqualifying disposition. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the alternative minimum taxable income adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Nonqualified Stock Options.  An employee will not recognize any income at the time of grant of a nonqualified stock option and Anadarko will not be entitled to a tax deduction with respect to such grant.

Generally, upon exercise of a nonqualified stock option, the employee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option. Subject to any deduction limitation under Section 162(m) of the Code (which is discussed below), Anadarko will be entitled to a federal income tax deduction in the year of exercise in the same amount as the taxable compensation recognized by the employee. The employee’s basis in the stock for purposes of measuring the amount of gain will be the exercise price paid to Anadarko plus the amount of compensation includible in income at the time of exercise. An employee’s subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will ordinarily result in long-term or short-term capital gain or loss, depending on the holding period of the shares.

Generally, the shares received on exercise of an option or stock appreciation right under the Omnibus Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a nonqualified stock option or stock appreciation right. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of service. Exchange Act Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. The Omnibus Plan is intended to satisfy the requirements for exemption under Exchange Act Rule 16b-3. Therefore, the grant of awards will not be considered a purchase and the exercise of the awards to acquire the underlying shares of the Company common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and measured on the date of exercise.

Payment of Option Exercise Price in Shares.  If a nonqualified option is exercised by tendering previously owned shares of Anadarko common stock in payment of the exercise price, then, instead of the treatment described above, the tender generally will not be considered a taxable disposition of the previously owned shares and no gain or loss will be recognized with respect to the equivalent number of new shares (the “exchanged shares”) acquired at the time of exercise. The employee’s basis and holding period for the exchanged shares will be the same as the previously owned shares exchanged. The employee will, however, have ordinary income equal to the fair market value on the date of exercise of the new additional shares received in excess of the number of exchanged shares. The employee’s basis in the new additional shares will be equal to the amount of such compensation income and the holding period will begin on the date of exercise. However, if an incentive stock option is exercised by tendering previously owned shares of Anadarko common stock in payment of the exercise price, if the previously owned shares were acquired on the exercise of an incentive stock option and have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the employee will recognize income and be subject to other basis allocation and holding period adjustments with respect to the exchanged shares.

Stock Appreciation Rights and Performance Awards.  When stock appreciation rights are exercised or when performance awards are settled or paid, the amount of cash and the fair market value of property received by the employee (including shares) will be ordinary income, unless the property is subject to transfer restrictions or forfeiture.

Restricted Stock.  Restricted Stock granted under the Omnibus Plan may, in the determination of the Plan Administrator, be subject to rights of repurchase, forfeiture and other transfer restrictions. The tax consequences of stock granted under the Omnibus Plan depends on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Section 83 of the Code (for example, stock granted under the Omnibus Plan that is subject to forfeiture if the employee terminates employment prior to the time the restrictions lapse, which right lapses over a period of continued employment, is considered a “substantial risk of forfeiture” under Section 83 of the Code). If stock is not subject to a “substantial risk of forfeiture,” the employee normally will recognize taxable ordinary income equal to the value of the stock on the date on which the stock is granted less any amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the employee normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount equal to the fair market value of the shares at the time they are no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the employee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long- or short-term depending on how long the employee held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income on the date the employee receives the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the employee makes a Section 83(b) election, the employee will be required to recognize as ordinary income on the date the employee receives the stock grant the difference, if any, between the fair market value of the stock on the award date and the purchase price paid. If the employee makes a Section 83(b) election, the employee will not be required to recognize any income when the “substantial risk of forfeiture” lapses.

The shares acquired will have a cost basis equal to the fair market value on the date the restrictions lapse (or the date of grant if a Section 83(b) election is made). When the employee disposes of the shares acquired, any amount received in excess of the share’s cost basis will be treated as long- or short-term capital gain, depending upon the holding period of the shares. If the amount the employee receives is less than the cost basis of the shares, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

Other Awards.  In addition to the types of awards described above, the Omnibus Plan authorizes certain other awards that may include payments in cash, common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction at that time. In general, the sale or grant of stock to a participant under the Omnibus Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.

Other Tax Issues.  The terms of awards granted under the Omnibus Plan may provide for accelerated vesting or payment of an award in connection with a change of control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment.

In general, Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s named executive officers, including any compensation relating to an award granted under the Omnibus Plan. Compensation that is considered to be performance-based will not have to be taken into account for purposes of the $1,000,000 limitation, and accordingly, should be deductible by the Company without limitation under Section 162(m). Provided an option is approved by a committee comprised of two or more “outside directors,” has an exercise price of at least fair market value on the date of grant, the plan under which the option is granted imposes a per person limit on the number of shares covered by awards and the material terms of the plan under which the option is granted have been disclosed to and approved by stockholders, any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Section 162(m). An award may also qualify as performance-based compensation if the administrator conditions the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal.

If any award granted under the Omnibus Plan is considered deferred compensation under Internal Revenue Code Section 409A, then certain requirements must be met for the deferral to be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by the employee is done within the time period(s) permitted by Section 409A; certain limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in certain permitted circumstances. If these requirements are not met, the employee will be immediately taxable on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and interest will accrue at the underpayment rate plus one percent on the underpayments that would have occurred had the compensation been includible in the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture.

The taxable income resulting from awards under the Omnibus Plan, other than incentive stock options, will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the employee’s other compensation and requiring payment of withholding amounts as part of the exercise price or as a condition to receiving shares pursuant to an award. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Omnibus Plan. Whether or not such withholding is required, the Company will report such information to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards.

Dividends paid on the restricted shares prior to the lapse of restrictions will be taxable as additional compensation income to the recipient in the year received and subject to withholding.

New Plan Benefits

All awards granted under the Omnibus Plan are subject to the discretion of Anadarko’s Compensation Committee or the Board of Directors, as appropriate. Therefore, the total benefits that will be received by any particular person or group under the Omnibus Plan are not determinable at this time. To date, no awards have been made under the Omnibus Plan. The closing price of a share of Anadarko common stock as reported by the NYSE on March 14, 2008 was $64.50.

For more information on the number of shares subject to outstanding options, warrants, and rights and other awards under the Prior Plans, see the supplemental equity compensation plans table on page 56 of this proxy statement.

The approval of the Omnibus Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast represent a majority of all shares entitled to vote. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.

For the reasons stated above, THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2008 OMNIBUS INCENTIVE COMPENSATION PLAN.

2008 DIRECTOR COMPENSATION PLAN

ITEM 4 —	APPROVAL OF THE 2008 DIRECTOR COMPENSATION PLAN

We currently maintain the 1998 Director Stock Plan (or the 1998 Plan) from which we make equity awards to non-employee directors. The 1998 Plan also allows our directors to elect payment of all or a portion of their fees and retainers in common shares. While an adequate number of common shares remain under the 1998 Plan, we believe that the 2008 Director Compensation Plan (or the Director Plan) incorporates additional flexibility that is required to design and offer competitive compensation programs for non-employee directors. Following stockholder approval of the Director Plan, all future equity awards and director compensation will be made from the Director Plan and we will not grant any additional equity awards under the 1998 Plan. Equity awards previously granted under the 1998 Plan will remain outstanding in accordance with their terms.

In addition to providing for the payment of Board and Committee service, the Director Plan provides for the granting of equity awards in any combination of the following:

•	nonqualified stock options;

•	stock appreciation rights;

•	restricted stock and/or restricted stock units; and

•	other stock-based awards.

We are seeking stockholder approval for a maximum authorization of 1,500,000 common shares under the Director Plan.

Importantly, the Director Plan does not allow downward repricing of stock options (without stockholder consent), reloads or the granting of discounted options.

The following is a general summary of the material provisions of the Director Plan and is qualified in its entirety by the full text of the Director Plan, which is attached to this proxy statement as Appendix B. Capitalized terms not defined in the summary are defined in the plan document.

Term of Plan.  The Director Plan will expire 10 years from date of stockholder approval.

Administration.  In the absence of a specific Board designation to the contrary, the Director Plan will be administered by the Compensation Committee. The Compensation Committee will interpret the Director Plan, will prescribe, amend and rescind rules relating to the Plan as it deems proper and in the best interest of Anadarko and will take any other actions necessary for the administration of the Plan.

Participants.  Each non-employee director of Anadarko will be eligible to participate in the Director Plan immediately upon his or her election to our Board of Directors. As of February 12, 2008, the date the Board adopted the Plan, there were nine directors eligible to participate.

Shares Authorized.  Subject to stockholder approval, a maximum authorization of 1,500,000 common shares is reserved for issuance under the Director Plan. The shares to be delivered under the Director Plan may be made available from any combination of shares held in Anadarko’s treasury or authorized but unissued shares of Anadarko’s common stock.

The Director Plan is a flexible authorization plan. Shares issued as full value awards (that is, awards other than stock options or stock appreciation rights) count against the Director Plan’s share authorization at a rate of 2.27 to 1, while shares issued as stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1.

Shares are counted against the authorization only to the extent they are actually issued. Shares which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, will again be available for grant under the Director Plan. The full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares will be counted against the number of shares authorized for award under the Director Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Rights. Any shares of stock withheld to satisfy tax withholding obligations, shares tendered to pay the exercise price of an award and shares repurchased on the open market with the proceeds of an option exercise will not be eligible to again be available for grant.

The number of shares authorized to be issued under the Director Plan will be subject to adjustments for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events. No adjustments will be made if such adjustments would result in adverse taxation to a participant under Section 409A of the Internal Revenue Code.

Award Terms.  All awards to non-employee directors under the Director Plan are subject to the terms, conditions and limitations as determined by the Plan Administrator.

Under the Director Plan, non-employee directors may be granted nonqualified stock options. Stock options must have an exercise price per share that is not less than the fair market value of our common stock on the date of grant, except in the case of stock options granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock options granted under the Director Plan may not be decreased. Stock options have a maximum term of ten years from the date of grant. Non-employee directors may pay the exercise price with cash or its equivalent, with previously acquired shares of our common stock, or by any other means approved by the Plan Administrator, including by means of a broker-assisted exercise.

Stock appreciation rights may be granted under the Director Plan in tandem with a stock option, in whole or in part, or may be granted separately. The exercise price of a stock appreciation right may not be less than the fair market value of our common stock on the date of grant, except in the case of stock appreciation rights granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock appreciation rights made under the Director Plan may not be decreased. Stock appreciation rights have a maximum term of ten years from the date of grant.

A restricted stock award consists of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Rights to dividends may be extended to and made part of a restricted stock award, at the discretion of the Plan Administrator. A holder of restricted stock is treated as a current stockholder and is entitled to voting rights. A restricted stock unit award results in the transfer of shares of stock to the participant only after specified conditions are satisfied. Rights to dividend equivalents, payable in cash or shares, may be extended to and made part of any restricted stock unit award, at the discretion of the Plan Administrator. A holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. Except as permitted by the Plan Administrator and specified in the award agreement, restricted stock and restricted stock unit awards will be subject to a time vesting period of no less than one year from the date of grant.

Board Compensation.  The Board of Directors will establish, by resolution or otherwise, from time to time, the amount of each participant’s compensation. For purposes of the Director Plan, the term “compensation” means the participant’s annual retainer and meeting fees, if any, for each regular or special meeting of the Board and for any committee meetings attended. Such compensation will be determined in accordance with our By-Laws and will be paid, unless deferred by the participant in accordance with the terms of the Director Plan or our Deferred Compensation Plan, within thirty days after the end of the Plan Quarter (as defined in the Director Plan) in which it is earned. The Plan Administrator, if necessary, may determine prior to the beginning of the applicable Plan Quarter for which the compensation is to be paid that payment will be made at a later date.

By December 31 of the calendar year, or at such later time as may be provided under Section 409A of the Internal Revenue Code, a participant will be entitled to elect to receive his or her compensation for the following year in any combination of cash, deferred cash, common stock and deferred shares of common stock. If no election is received for the specified year, the participant will be deemed to have made an election to receive their compensation in the form of undeferred cash. Elections are irrevocable and will apply to the compensation earned during the year for which the election is effective.

If a participant elects to have all or a specified percentage of his or her compensation for a given year deferred in cash or shares of common stock, such cash or common stock, as the case may be, will be recorded in a deferred account as of the date the compensation otherwise would have been paid. If a participant elects to defer compensation in cash, the participant’s deferred account will be credited with an amount equal to the amount deferred. Deferred cash elections are only available pursuant to the Director Plan if the participant is not otherwise eligible to participate in one of our other deferred compensation plans or programs which allow participants to defer their cash compensation. If a participant elects to defer compensation in the form of shares of deferred common stock, or if an amount is required to be taken in shares of deferred common stock, the participant’s account will be credited with an amount equal to the amount deferred plus a premium (or Conversion Premium), as may be specified by the Board, for the purpose of determining the number of shares of common stock which will be credited to the participant’s account (or Common Stock Deferral).

The actual number of shares of common stock which will be credited to the participant’s deferred account will equal the Common Stock Deferral divided by the fair market value of the common stock on the applicable Payment Date (as defined in the Director Plan). With respect to shares of common stock credited to a participant’s deferred account, the participant will have the right to receive dividend equivalents and other distributions thereon. The Board or Compensation Committee may determine that dividend equivalents and other distributions will be paid in cash on a current basis or reinvested promptly in additional shares of common stock and such additional shares will be credited to the participant’s deferred account.

Payment.  Payment of compensation deferred by a participant generally will be made or, in the case of installments over a period of years, begin to be made in the month following the date on which the participant ceases to be a director of Anadarko. As directed by the election made by the participant at the time of deferral, deferred cash will be paid in either an immediate lump-sum cash payment, a lump sum cash payment at a specified future date or in periodic installments over a specified period of years. As directed by the participant’s election made at the time of deferral, deferred common stock will be distributed to the participant in either an immediate lump-sum distribution, a lump sum distribution at a specified future date or annual installments over a specified period of years; provided, however, such distribution may be delayed until a later date as may be necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended. The amount which will be paid and/or distributed to a participant (or to the participant’s beneficiary in the case of a participant’s death) will equal the amount credited to the participant’s deferred account in the form of cash, plus any interest thereon, plus a number of shares of common stock equal to the number of whole shares credited to the participant’s deferred account. No fractional shares of common stock will be distributed. The value of any fractional shares of common stock will be paid in a lump-sum cash payment.

The balances of a participant’s deferred account will be distributed in full to the participant’s beneficiary in the event of a participant’s death or Permanent Disability (as defined in the Director Plan). In the case of an unforeseeable emergency (as defined in the Director Plan), a participant may request a distribution from his or her deferred account in accordance with Section 409A of the Internal Revenue Code.

Change of Control.  In the event of a change of control, all stock options, stock appreciation rights and other stock-based awards will become fully vested and exercisable and the restriction periods applicable to shares of restricted stock and restricted stock units will immediately lapse. Irrespective of a participant’s deferral elections, all cash deferrals and stock deferrals will be paid to a participant (or his or her beneficiary in the case of the participant’s death) within 30 days after the date of the change of control, or at a later time as may be required to enable the participant to avoid liability under Section 16(b) of the Exchange Act. However, the accelerated vesting of restricted stock, restricted stock units and other stock-based awards and the immediate payment of cash deferrals and stock deferrals will not be made to a participant if, following a change of control, the participant continues to serve as a member of the Board of the Company or its successor.

For purposes of the Director Plan, Change of Control has the same meaning given such term in the 2008 Omnibus Incentive Compensation Plan, which is subject to the approval of Anadarko’s stockholders at the Annual Meeting.

Termination and Amendment.  Subject to our Board of Directors, the Compensation Committee may from time to time amend the Plan as it may deem proper and in the best interest of Anadarko; provided, however, stockholder approval will be requested to the extent required by applicable law, regulation or stock exchange. Subject to Section 409A of the Internal Revenue Code, the Board of Directors may suspend or terminate the Plan at any time. No amendment, suspension or termination may impair the right of a participant (or his or her beneficiary in the case of the participant’s death) to receive benefits accrued under the Director Plan prior to the effective date of such amendment, suspension or termination.

U.S. Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the Director Plan, based on federal income tax laws currently in effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The exact federal income tax treatment of an award will depend on the specific nature and form of such award.

Nonqualified Stock Options.  A participant will not recognize any income at the time of grant of a nonqualified stock option and Anadarko will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option. Anadarko will be entitled to a federal income tax deduction in the year of exercise in the same amount as the taxable compensation recognized by the participant. The participant’s basis in the stock for purposes of measuring the amount of gain will be the exercise price paid to Anadarko plus the amount of compensation includible in income at the time of exercise. A participant’s subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will ordinarily result in long- or short-term capital gain or loss, depending on the holding period of the shares.

Generally, the shares received on exercise of an option or stock appreciation right under the Director Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a nonqualified stock option or stock appreciation right. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, directors of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of service. Exchange Act Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. The Director Plan is intended to satisfy the requirements for exemption under Exchange Act Rule 16b-3. Therefore, the grant of awards will not be considered a purchase and the exercise of the awards to acquire the underlying shares of the Company common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and measured on the date of exercise.

Payment of Option Exercise Price in Shares.  If a nonqualified option is exercised by tendering previously owned shares of Anadarko common stock in payment of the exercise price, then, instead of the treatment described above, the tender generally will not be considered a taxable disposition of the previously owned shares and no gain or loss will be recognized with respect to the equivalent number of new shares (the “exchanged shares”) acquired at the time of exercise. The participant’s basis and holding period for the exchanged shares will be the same as the previously owned shares exchanged. The participant will recognize ordinary income equal to the fair market value on the date of exercise of the new shares received in excess of the number of exchanged shares. The participant’s basis in the new additional shares will be equal to the amount of such income and the holding period will begin on the date of exercise.

Stock Appreciation Rights.  When stock appreciation rights are exercised, the amount of cash and the fair market value of property received by the participant (including shares) will be ordinary income, unless the property is subject to transfer restrictions or forfeiture.

Restricted Stock.  Restricted Stock granted under the Director Plan may, in the determination of the Plan Administrator, be subject to rights of repurchase, forfeiture and other transfer restrictions. The tax consequences of stock granted under the Director Plan depends on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Section 83 of the Code (for example, stock granted under the Director Plan that is subject to forfeiture if the director terminates service prior to the time the restrictions lapse, which right lapses over a period of continued service, is considered a “substantial risk of forfeiture” under Section 83 of the Code). If stock is not subject to a “substantial risk of forfeiture,” the participant normally will recognize taxable ordinary income equal to the value of the stock on the date on which the stock is granted less any amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the participant normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount equal to the fair market value of the shares at the time they are no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long- or short-term depending on how long the participant held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income on the date the participant receives the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the participant makes a Section 83(b) election, the participant will be required to recognize as ordinary income on the date the participant receives the stock grant the difference, if any, between the fair market value of the stock on the award date and the purchase price paid. If the participant makes a Section 83(b) election, the participant will not be required to recognize any income when the “substantial risk of forfeiture” lapses.

The shares acquired will have a cost basis equal to the fair market value on the date the restrictions lapse (or the date of grant if a Section 83(b) election is made). When the participant disposes of the shares acquired, any amount received in excess of the share’s cost basis will be treated as long- or short-term capital gain, depending upon the holding period of the shares. If the amount the participant receives is less than the cost basis of the shares, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

Other Awards.  In addition to the types of awards described above, the Director Plan authorizes certain other awards that may include payments in cash, common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction at that time. In general, the sale or grant of stock to a participant under the Director Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.

Other Tax Issues.  The terms of awards granted under the Director Plan may provide for accelerated vesting or payment of an award in connection with a change of control of the Company. In that event and depending upon the individual circumstances of the recipient (e.g., whether the Director owns more than one percent of the fair market value of all classes of outstanding stock of the Company), certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment.

If any award granted under the Director Plan is considered deferred compensation under Internal Revenue Code Section 409A, then certain requirements must be met for the deferral to be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by the participant is done within the time period(s) permitted by Section 409A; certain limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in certain permitted circumstances. If these requirements are not met, the participant will be immediately taxable on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and interest will accrue at the underpayment rate plus one percent on the underpayments that would have occurred had the compensation been includible in the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture.

Dividends paid on the restricted shares prior to the lapse of restrictions will be taxable as additional compensation income to the recipient in the year received and subject to withholding.

New Plan Benefits

The grant of awards under the Director Plan is subject to the discretion of Anadarko’s Compensation Committee or the Board of Directors, as appropriate. It is not possible to specify the amount of benefits that will be paid to each participant under the Director Plan since each participant’s ultimate benefit will depend upon his or her election to receive cash, deferred cash, or deferred shares of common stock. To date, no awards have been granted to participants under the Director Plan. See page 13 of this proxy statement for a more detailed description of the compensation currently paid to Anadarko’s non-employee directors. The closing price of a share of Anadarko common stock as reported by the NYSE on March 14, 2008 was $64.50.

For more information on the number of shares subject to outstanding options, warrants, and rights and other awards under the Prior Plans, see the supplemental equity compensation plans table on page 56 of this proxy statement.

The approval of the Director Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast represent a majority of all shares entitled to vote. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.

For the reasons stated above, THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2008 DIRECTOR COMPENSATION PLAN.

ITEM 5 —	IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS

Gerald R. Armstrong, located at 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, telephone (303) 355-1199, the beneficial owner of more than $2,000 worth of the Company’s common stock, has notified the Company that he intends to present the following resolution at the meeting for action by the stockholders.

Proposal by Gerald R. Armstrong

RESOLUTION

That the shareholders of ANADARKO PETROLEUM CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U. S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors’ Statement Regarding Proposal

After careful consideration of the stockholder proposal, and on the recommendation of the Nominating and Corporate Governance Committee, the Board has concluded that it is in the best interests of the Company and its stockholders to maintain the Company’s current classified board structure.

Under the Company’s Restated Certificate of Incorporation and By-Laws, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of the Company’s directors stand for election each year and the entire Board can be replaced in the course of three annual meetings. We believe the Company’s classified board structure strengthens the independence of our non-employee directors and enhances the Board’s ability to develop and execute long-term strategic planning by providing stability, continuity and experience.

Independence

The Board believes that the longer assured term of office provided by three-year terms, rather than one-year terms, increases the independence of our non-employee directors. With one-year terms, directors are less insulated from management or other groups who may have an agenda that is not aligned with the long-term interests of all stockholders. Independence may also be enhanced when directors are not concerned about being re-nominated by the Company’s other directors every year. The classified current board structure permits our directors to act independently and to focus on the long-term interests of the Company and its stockholders.

Stability, Continuity and Experience

The Company’s classified board provides stability, continuity, and ensures that a majority of the Company’s directors at any given time have prior experience as directors of the Company. Under the current system, after an election, at least two-thirds of the Board will typically have had at least one year of experience as a director of the Company. Board continuity enables directors to develop substantive knowledge about the Company, its business strategy, and its long-term strategic goals. Directors with three-year terms are able to build on past experience with the Company and their knowledge about its business and affairs and are well positioned to make long-term strategic decisions that are in the best interest of the Company and its stockholders.

Director Quality

A classified Board also assists Anadarko in attracting and retaining highly qualified directors who are willing to make a longer-term commitment to the Company. Directors who agree to serve three-year terms demonstrate a willingness to commit the time and resources necessary to understand the Company, its operations and its competitive environment. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, Anadarko could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be limited to a one-year period.

Accountability

The Board also believes that annual elections for each director are not necessary to promote accountability. All directors are required to uphold their fiduciary duties to Anadarko and its stockholders, regardless of the length of their term of office. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years.

The Board is committed to sound corporate governance practices that will benefit Anadarko’s stockholders and regularly re-examines these practices. The Board has implemented a variety of measures to further foster accountability, including adoption of Corporate Governance Guidelines that focus on the independence and quality of directors, the effective functioning of the Board, and an annual evaluation of the Board and its committees. The Board has further demonstrated this commitment by its recent adoption of a majority vote standard for director elections.

Protection Against Unfair and Abusive Takeover Practices

A classified Board reduces the Company’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company’s stockholders. A classified Board structure encourages potential acquirers to initiate arms-length negotiations with management and seasoned directors. Because only one-third of Anadarko’s directors are elected at any annual meeting of stockholders, at least two annual meetings would be required to replace a majority of the Board and to dismantle other stockholder protection measures. This gives the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all stockholders. The classified board structure does not prevent or preclude unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all Anadarko’s stockholders.

Declassification of the Board would eliminate these benefits and could make the Company a target for unsolicited hostile overtures from investor groups focusing on short-term financial gains. A mere attempt to obtain control, even if unsuccessful, can seriously disrupt the conduct of the business of a company and cause it to incur substantial expense.

In particular, in recent years, hedge funds and other activist investors increasingly have been using the threat of a proxy fight to pressure boards to put the company in play or to take other actions that produce short-term gains at the expense of strategies that would achieve meaningful long-term stockholder value. Classified board structures have been shown to be an effective means of protecting long-term stockholder interests against these types of abusive tactics.

Recommendation Only

This stockholder proposal is a request that the Board take the steps necessary to eliminate the classified board structure. Approval of this proposal by stockholders would not in itself effectuate the changes contemplated by the proposal. Further action by stockholders and the Board would be required to amend the Company’s Restated Certificate of Incorporation and By-Laws.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

ITEM 6 —	IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL REGARDING AN AMENDMENT TO ANADARKO’S NON-DISCRIMINATION POLICY TO INCLUDE SEXUAL ORIENTATION AND GENDER IDENTITY.

The New York City Employees’ Retirement System, together with other related funds, located at 1 Centre Street, New York, NY 10007-2341, telephone (212) 669-2651, is the beneficial owner of more than $2,000 worth of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders.

SEXUAL ORIENTATION

Submitted By William C. Thompson, Jr., Comptroller, City of New York, on
behalf of the Boards of Trustees of the New York City Pension Funds

WHEREAS, corporations with non-discrimination policies relating to sexual orientation have a competitive advantage to recruit and retain employees from the widest talent pool;

Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity;

The company has an interest in preventing discrimination and resolving complaints internally so as to avoid costly litigation and damage its reputation as an equal opportunity employer;

Atlanta, Seattle, Los Angeles, and San Francisco have adopted legislation restricting business with companies that do not guaranteed equal treatment for lesbian and gay employees and similar legislation is pending in other jurisdictions;

The company has operations in and makes sales to institutions in states and cities which prohibit discrimination on the basis of sexual orientation;

A recent National Gay and Lesbian Taskforce study has found that 16% -44% of gay men and lesbians in twenty cities nationwide experienced workplace harassment or discrimination based on their sexual orientation;

National public opinion polls consistently find more than three-quarters of the American people support equal rights in the workplace for gay men, lesbians, and bisexuals;

A number of Fortune 500 corporations have implemented non-discrimination policies encompassing the following principles:

1) Discrimination based on sexual orientation and gender identity will be prohibited in the company’s employment policy statement.

2) The company’s non-discrimination policy will be distributed to all employees.

3) There shall be no discrimination based on any employee’s actual or perceived health condition, status, or disability.

4) There shall be no discrimination in the allocation of employee benefits on the basis of sexual orientation or gender identity.

5) Sexual orientation and gender identity issues will be included in corporate employee diversity and sensitivity programs.

6) There shall be no discrimination in the recognition of employee groups based on sexual orientation or gender identity.

7) Corporate advertising policy will avoid the use of negative stereotypes based on sexual orientation or gender identity.

8) There shall be no discrimination in corporate advertising and marketing policy based on sexual orientation or gender identity.

9) There shall be no discrimination in the sale of goods and services based on sexual orientation or gender identity, and

10) There shall be no policy barring on corporate charitable contributions to groups and organizations based on sexual orientation.

RESOLVED:  The Shareholders request that management implement equal employment opportunity policies based on the aforementioned principles prohibiting discrimination based on sexual orientation and gender identity.

STATEMENT:  By implementing policies prohibiting discrimination based on sexual orientation and gender identity, the Company will ensure a respectful and supportive atmosphere for all employees and enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

Board of Directors’ Statement Regarding Proposal

Anadarko Petroleum Corporation is proud of its commitment to a diverse and harassment-free workplace. Although the Company has historically had a de facto policy prohibiting discrimination on the basis of sexual orientation, in response to this proposal we recently updated our written policy to reflect this principle. Accordingly, our policy now prohibits discrimination on the basis of race, ethnicity, national origin, color, gender, sexual orientation, age, citizenship, veteran’s status, marital status, disability or any other legally-protected status. You can view our entire Code of Business Conduct and Ethics at http://www.anadarko.com/PDF/CodeBusinessConductEthics2005.pdf. Our corporate values also require our employees to act with the highest ethical standards, respect diversity in thought, practice and culture, and never to tolerate intimidation. We believe that our current policies adequately reflect our strong commitment to non-discrimination, and that we have already substantially implemented the principles reflected in the above proposal. We therefore believe that there is no need to adopt this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

BY ORDER OF THE BOARD OF DIRECTORS

Robert K. Reeves
Senior Vice President, General Counsel,
Chief Administrative Officer and Corporate Secretary

Dated: March 31, 2008
The Woodlands, Texas

See enclosed proxy card — please vote promptly

Appendices:

A — 2008 Omnibus Incentive Compensation Plan

B — 2008 Director Compensation Plan

APPENDIX A

ANADARKO PETROLEUM CORPORATION

2008 OMNIBUS INCENTIVE COMPENSATION PLAN

Effective as of [May   , 2008]

SECTION 1 PURPOSES		A-5
SECTION 2 DEFINITIONS		A-5
2.1	AWARD	A-5
2.2	AWARD AGREEMENT	A-5
2.3	BENEFICIARY	A-5
2.4	BOARD	A-5
2.5	CASH AWARDS	A-5
2.6	CAUSE	A-5
2.7	CHANGE IN CAPITALIZATION	A-6
2.8	CHANGE OF CONTROL	A-6
2.9	CODE	A-7
2.10	COMMON STOCK	A-7
2.11	COMPANY	A-7
2.12	COVERED EMPLOYEE	A-7
2.13	EFFECTIVE DATE	A-7
2.14	EMPLOYER	A-7
2.15	EXCHANGE ACT	A-7
2.16	FAIR MARKET VALUE	A-7
2.17	FULL VALUE AWARD	A-8
2.18	INCENTIVE AWARD	A-8
2.19	INCENTIVE STOCK OPTION	A-8
2.20	MANAGEMENT COMMITTEE	A-8
2.21	MAXIMUM ANNUAL EMPLOYEE GRANT	A-8
2.22	NONQUALIFIED OPTION	A-8
2.23	OPTION	A-8
2.24	OPTION PRICE	A-8
2.25	OTHER STOCK-BASED AWARD	A-8
2.26	PARTICIPANT	A-8
2.27	PERFORMANCE GOALS	A-9
2.28	PERFORMANCE PERIOD	A-10
2.29	PERFORMANCE SHARES	A-10
2.30	PERFORMANCE UNITS	A-10
2.31	PERMITTED TRANSFEREE	A-10
2.32	PLAN	A-10
2.33	PLAN ADMINISTRATOR	A-10
2.34	PRIOR PLANS	A-10
2.35	RESTRICTED STOCK	A-10
2.36	RESTRICTED STOCK UNITS	A-10
2.37	RESTRICTION PERIOD	A-11
2.38	RULE 16B-3	A-11
2.39	SECTION 16 INSIDER	A-11
2.40	SECTION 162(M)	A-11
2.41	SECTION 409A	A-11
2.42	SPECIFIED EMPLOYEE	A-11

2.43	STOCK APPRECIATION RIGHT	A-11
2.44	SUBSIDIARY	A-11
SECTION 3 ADMINISTRATION		A-11
3.1	PLAN ADMINISTRATOR	A-11
3.2	AUTHORITY OF PLAN ADMINISTRATOR	A-12
3.3	INDEMNIFICATION OF PLAN ADMINISTRATOR	A-12
3.4	DELEGATION TO MANAGEMENT COMMITTEE	A-13
SECTION 4 ELIGIBILITY		A-13
SECTION 5 SHARES AVAILABLE FOR THE PLAN		A-13
5.1	AGGREGATE SHARES	A-13
5.2	LIMITATIONS	A-14
5.3	ADJUSTMENTS IN AUTHORIZED SHARES	A-14
5.4	EFFECT OF CERTAIN TRANSACTIONS	A-15
SECTION 6 STOCK OPTIONS		A-15
6.1	GRANT OF OPTIONS	A-15
6.2	SPECIAL PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS	A-16
6.3	TERMS OF OPTIONS	A-16
SECTION 7 STOCK APPRECIATION RIGHTS		A-19
7.1	GRANT OF STOCK APPRECIATION RIGHTS	A-19
7.2	EXERCISE OF STOCK APPRECIATION RIGHTS	A-19
7.3	SPECIAL PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS	A-19
7.4	NO REPRICING	A-20
SECTION 8 PERFORMANCE SHARES AND PERFORMANCE UNITS		A-20
8.1	GRANT OF PERFORMANCE SHARES AND PERFORMANCE UNITS	A-20
8.2	VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS	A-20
8.3	PAYMENT OF PERFORMANCE SHARES AND PERFORMANCE UNITS	A-20
8.4	FORM AND TIMING OF PAYMENT	A-20
SECTION 9 RESTRICTED STOCK		A-21
9.1	GRANT OF RESTRICTED STOCK	A-21
9.2	RESTRICTION PERIOD	A-21
9.3	OTHER RESTRICTIONS	A-21
9.4	VOTING RIGHTS; DIVIDENDS AND OTHER DISTRIBUTIONS	A-21
9.5	ISSUANCE OF SHARES; SETTLEMENT OF AWARDS	A-21
SECTION 10 RESTRICTED STOCK UNITS		A-22
10.1	GRANT OF RESTRICTED STOCK UNITS	A-22
10.2	RESTRICTION PERIOD	A-22
10.3	OTHER RESTRICTIONS	A-22
10.4	DIVIDEND EQUIVALENTS	A-22
10.5	ISSUANCE OF SHARES; SETTLEMENT OF AWARDS	A-22
SECTION 11 INCENTIVE AWARDS		A-23
11.1	INCENTIVE AWARDS	A-23
11.2	PERFORMANCE GOAL CERTIFICATION	A-23
11.3	DISCRETION TO REDUCE AWARDS; PARTICIPANT’S PERFORMANCE	A-23
11.4	REQUIRED PAYMENT OF INCENTIVE AWARDS	A-23
11.5	RESTRICTED STOCK ELECTION	A-24

SECTION 12 CASH AWARDS AND OTHER STOCK-BASED AWARDS		A-24
12.1	GRANT OF CASH AWARDS	A-24
12.2	OTHER STOCK-BASED AWARDS	A-24
12.3	VALUE OF CASH AWARDS AND OTHER STOCK-BASED AWARDS	A-24
12.4	PAYMENT OF CASH AWARDS AND OTHER STOCK-BASED AWARDS	A-24
SECTION 13 DEFERRAL ELECTIONS		A-25
SECTION 14 TERMINATION OF EMPLOYMENT		A-25
SECTION 15 EFFECT OF A CHANGE OF CONTROL		A-25
SECTION 16 REGULATORY APPROVALS AND LISTING		A-26
SECTION 17 GENERAL PROVISIONS		A-26
17.1	FORFEITURE EVENTS AND NONTRANSFERABILITY	A-26
17.2	NO INDIVIDUAL RIGHTS	A-27
17.3	OTHER COMPENSATION	A-27
17.4	LEAVES OF ABSENCE	A-27
17.5	TRANSFERS	A-27
17.6	UNFUNDED OBLIGATIONS	A-27
17.7	BENEFICIARIES	A-28
17.8	GOVERNING LAW	A-28
17.9	SATISFACTION OF TAX OBLIGATIONS	A-28
17.10	PARTICIPANTS IN FOREIGN JURISDICTIONS	A-29
SECTION 18 REGULATORY COMPLIANCE		A-29
18.1	RULE 16B-3 OF THE EXCHANGE ACT AND SECTION 162(M) OF THE CODE	A-29
18.2	SECTION 409A OF THE CODE	A-29
SECTION 19 ESTABLISHMENT AND TERM OF PLAN		A-29
SECTION 20 AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN		A-30
20.1	AMENDMENT OF PLAN	A-30
20.2	TERMINATION OR SUSPENSION OF PLAN	A-30
20.3	CODE SECTION 162(M) APPROVAL	A-30

ANADARKO PETROLEUM CORPORATION

2008 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1
PURPOSES

The purposes of the Anadarko Petroleum Corporation 2008 Omnibus Incentive Compensation Plan (the “Plan”) are to promote the interests of Anadarko Petroleum Corporation (the “Company”) and its stockholders by strengthening its ability to attract, retain and motivate salaried employees of the Company and any Subsidiary by furnishing suitable recognition of their ability and experience, to align their interests and efforts to the long-term interests of the Company’s stockholders, and to provide them with a direct incentive to achieve the Company’s strategic and financial goals. In furtherance of these purposes, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards, Cash Awards, and Other Stock-Based Awards to Participants in accordance with the terms and conditions set forth below.

SECTION 2
DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1  Award

Any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Award, Cash Award or Other Stock-Based Award, in each case payable in cash or in Common Stock as may be designated by the Plan Administrator.

2.2  Award Agreement

The written agreement setting forth the terms and conditions applicable to an Award granted under the Plan (which, in the discretion of the Plan Administrator, need not be countersigned by a Participant). The Plan Administrator may, in its discretion, provide for the use of electronic, internet or other non-paper Award Agreements.

2.3  Beneficiary

The person or persons designated by the Participant pursuant to Section 6.3(f) or Section 17.7 of this Plan to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death.

2.4  Board

The Board of Directors of the Company.

2.5  Cash Awards

As defined in Section 12.1.

2.6  Cause

“Cause” shall have the meaning ascribed thereto in any employment or similar agreement between a Participant and an Employer, or, in the absence of such agreement, a termination of a Participant’s employment with the Company and its Subsidiaries resulting from (a) substandard work performance or repeated unreliability that has not been cured to the Employer’s satisfaction; (b) workplace misconduct; (c) excessive absenteeism; (d) violation of safety rules; (e) violation of Employer’s policies, including without limitation, the Employer’s “Code of Business Conduct and Ethics”; (f) fraud or other dishonesty against the Employer; (g) engagement in conduct that the Participant knows or should know is materially injurious to the business or reputation of the Employer; (h) falsifying Employer or employee records (including an employment application); (i) on-the-job intoxication or being under the influence of alcohol or an illegal narcotic or a drug not being used as prescribed; (j) unauthorized use of Employer equipment or confidential information of an Employer or third party who has entrusted such information to the employer; or (k) conviction of a felony or misdemeanor involving moral turpitude. Whether a Participant has been terminated for Cause will be determined by the Employer in the exercise of its discretion.

2.7  Change in Capitalization

Any increase or reduction in the number of shares of Common Stock, any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of shares, a change in value) in the shares of Common Stock or any exchange of shares of Common Stock for a different number or kind of shares of Common Stock or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8  Change of Control

The occurrence of any of the following after the Effective Date:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2.8(c); or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as

the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is (i) subject to Section 409A and (ii) a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

2.9  Code

The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.10  Common Stock

The Common Stock of the Company, $0.10 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.11  Company

As defined in Section 1.

2.12  Covered Employee

With respect to any grant of an Award, a Participant who the Plan Administrator deems is or may be or become a “covered employee” as defined in Section 162(m) of the Code for any year.

2.13  Effective Date

The effective date of the Plan is [May 20, 2008], the date on which it was approved by the stockholders of the Company.

2.14  Employer

As to any Participant on any date, the Company or a Subsidiary that employs the Participant on such date.

2.15  Exchange Act

The Securities Exchange Act of 1934, as amended and rules promulgated thereunder.

2.16  Fair Market Value

As of any given date, the closing sales price at which Common Stock is sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal or any other comparable service the Plan Administrator may determine is reliable for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. If the Fair Market Value of the Common Stock cannot be determined pursuant to the preceding provisions, the “Fair Market Value” of the Common Stock shall be determined by the Plan Administrator in such a manner as it deems appropriate, consistent with the requirements of Section 409A.

2.17  Full Value Award

An Award other than of Options or Stock Appreciation Rights, which is settled by the issuance of Common Stock.

2.18  Incentive Award

A percentage of base salary, a fixed dollar amount or other measure of compensation which Participants are eligible to receive, in cash and/or other Awards under the Plan, at the end of a Performance Period if certain performance measures are achieved.

2.19  Incentive Stock Option

An option intended to meet the requirements of a “qualified stock option” as defined in Section 422 of the Code, as in effect at the time of grant of such Option, or any statutory provision that may hereafter replace such section.

2.20  Management Committee

A committee designated by the Board (either by resolution or by provisions contained in this Plan) and consisting of the Chief Executive Officer, provided that such officer is a member of the Board, and such other members of the Board as the Board may determine from time to time.

2.21  Maximum Annual Employee Grant

The Maximum Annual Employee Grant set forth in Section 5.2.

2.22  Nonqualified Option

An Option which is not intended to meet the requirements of a “qualified stock option” as defined in Section 422 of the Code.

2.23  Option

An Incentive Stock Option or a Nonqualified Option.

2.24  Option Price

The price per share of Common Stock at which an Option is exercisable.

2.25  Other Stock-Based Award

As defined in Section 12.2.

2.26  Participant

An eligible employee of an Employer to whom Awards are granted under the Plan as set forth in Section 4.

2.27  Performance Goals

The Plan Administrator may grant Awards subject to one or more Performance Goals set forth in the table below (collectively the “Performance Goals”) to any Participant, including, without limitation, to any Covered Employee. As to any such Awards, the Plan Administrator shall establish one or more of the Performance Goals for each Performance Period in writing. Each Performance Goal selected for a particular Performance Period shall include any one or more of the following, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary or a business unit of the Company or any Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of time, on an absolute basis or relative to the pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Administrator:

Financial Goals	• Earnings • Revenues • Debt level • Cost reduction targets • Interest-sensitivity gap levels • EBITDAX	• Earnings per share • Cash flow from operations • Equity ratios • Capital expended • Weighted average cost of capital • Return on assets • Debt/proved developed reserves (PDP)	• Net income • Free cash flow • Expenses • Working capital • Operating or profit margin • Return on equity or capital employed • Debt/proved reserves
Operating Goals	• Amount of the oil and gas reserves	• Oil and gas reserve additions • Costs of finding oil and gas reserves	• Oil and gas replacement ratios • Daily natural gas and/or oil production
Corporate and Other Goals	• Total shareholder return • Asset quality levels • Investments • Satisfactory internal or external audits • Achievement of balance sheet or income statement objectives	• Market share • Assets • Asset sale targets • Value of assets • Employee retention/attrition rates • Improvement of financial ratings	• Charge-offs • Non-performing assets • Fair Market Value of Common Stock • Regulatory compliance • Safety targets • Economic value added

The Plan Administrator may adjust the Performance Goals to include or exclude extraordinary charges, gains or losses on the disposition of business units, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Plan Administrator may also provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specified corporate transactions, a Change in Capitalization, special charges, accounting policy changes and tax law changes. In addition, the Plan Administrator may make such adjustments to the Performance Goals applicable to Participants who are not Covered Employees as it determines are appropriate. Such adjustments may occur at the time of the granting of an Award, or at any time thereafter, but, in the case of Covered Employees, only to the extent permitted by Section 162(m). Performance Goals may include a threshold level of performance below which no Awards shall be earned, target levels of performance at which specific Awards will be earned, and a maximum level of performance at which the maximum level of Awards will be earned.

In establishing Performance Goals with respect to Covered Employees, the Plan Administrator shall ensure such Performance Goals (i) are established no later than the end of the first 90 days of the Performance Period (or such other time permitted by the Internal Revenue Service), and (ii) satisfy all other applicable requirements imposed by Section 162(m), including the requirement that such Performance Goals be stated in terms of an objective formula or standard, and the Plan Administrator may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Goal. Prior to the payment of any “performance-based compensation” within the meaning of Section 162(m), the Plan Administrator shall certify in writing the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof; provided, that the Plan Administrator may reduce, but not increase, such amount.

2.28  Performance Period

That period of time during which Performance Goals are evaluated to determine the vesting or granting of Awards under the Plan, as the Plan Administrator may determine.

2.29  Performance Shares

An Award granted under the Plan representing the right to receive a number of shares of Common Stock for each Performance Share granted, as the Plan Administrator may determine.

2.30  Performance Units

An Award granted under the Plan representing the right to receive a payment (either in cash or Common Stock) equal to the value of a Performance Unit, as the Plan Administrator may determine.

2.31  Permitted Transferee

As defined in Section 6.3(f).

2.32  Plan

As defined in Section 1.

2.33  Plan Administrator

Those committees appointed and authorized pursuant to Section 3 to administer the Plan.

2.34  Prior Plans

The Anadarko Petroleum Corporation 1999 Stock Incentive Plan, as amended and the Anadarko Petroleum Corporation Annual Incentive Plan, as amended.

2.35  Restricted Stock

Common Stock granted under the Plan that is subject to the requirements of Section 9 and such other restrictions as the Plan Administrator deems appropriate. References to Restricted Stock in this Plan shall include Restricted Stock awarded in conjunction with Incentive Awards pursuant to Section 11, unless the context otherwise requires.

2.36  Restricted Stock Units

An Award granted under the Plan representing a right to receive a payment (either in cash or Common Stock) equal to the value of a share of Common Stock.

2.37  Restriction Period

As defined in Sections 9.2 and 10.2.

2.38  Rule 16b-3

Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.39  Section 16 Insider

Any person who is selected by the Plan Administrator to receive an Award pursuant to the Plan and who is or may be or become subject to the requirements of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder.

2.40  Section 162(m)

Section 162(m) of the Code, and regulations promulgated thereunder.

2.41  Section 409A

Section 409A of the Code, and regulations promulgated thereunder.

2.42  Specified Employee

As defined in Section 18.2.

2.43  Stock Appreciation Right

Any right granted under Section 7.

2.44  Subsidiary

An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation, partnership, joint venture, limited liability company, limited liability partnership, or other entity in which the Company owns directly or indirectly, fifty percent (50%) or more of the voting power or profit interests, or as to which the Company or one of its affiliates serves as general or managing partner or in a similar capacity. Notwithstanding the foregoing, for purposes of Options intended to qualify as Incentive Stock Options, the term “Subsidiary” shall mean a corporation (or other entity treated as a corporation for tax purposes) in which the Company directly or indirectly holds more than fifty percent (50%) of the voting power.

SECTION 3
ADMINISTRATION

3.1  Plan Administrator

(a) The Compensation and Benefits Committee of the Board of Directors shall be the Plan Administrator with respect to all Covered Employees and all Section 16 Insiders. As to these officers, the Plan Administrator shall be constituted at all times so as to (i) be “independent” as such term is defined pursuant to the rules of any stock exchange on which the Common Stock may then be listed, and (ii) meet the non-employee director standards of Rule 16b-3 and the outside director requirements of Section 162(m), so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

(b) Other than as set forth in Section 3.1(a) and subject to Section 3.4 (and subject to applicable law), the Management Committee shall be the Plan Administrator. The Board may from time to time remove members from, or add members to, the Management Committee.

(c) Notwithstanding Sections 3.1(a) and 3.1(b), the Board of Directors may designate itself or the Compensation and Benefits Committee of the Board of Directors as the Plan Administrator as to any Participant or groups of Participants.

(d) The above committees may rely on officers, employees or other agents of the Company to handle the day-to-day administrative matters of the Plan.

3.2 Authority of Plan Administrator

Subject to the express terms and conditions set forth herein, the Plan Administrator shall have the power from time to time to:

(a) determine those individuals to whom Awards shall be granted under the Plan and the number of shares or amount of cash subject to such Awards and prescribe the terms and conditions (which need not be identical) of each such Awards, including, in the case of stock Options and Stock Appreciation Rights, the Option Price, vesting schedule and duration;

(b) set the terms and conditions of any Award consistent with the terms of the Plan (which may be based on Performance Goals or other performance measures as the Plan Administrator shall determine), and make any amendments, modifications or adjustments to such Awards as are permitted by the Plan;

(c) construe and interpret the Plan and the Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Plan Administrator in the exercise of the above powers shall be final, binding and conclusive upon the Company, a Subsidiary, the Participants and all other persons having or claiming any interest therein. The Plan Administrator shall cause the Company at the Company’s expense to take any action related to the Plan which may be necessary to comply with the provisions of any federal, state or foreign law or any regulations issued thereunder, which the Plan Administrator determines are intended to be complied with.

Notwithstanding the foregoing, the Plan Administrator shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Awards held by Covered Employees if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as performance-based compensation under Section 162(m).

3.3  Indemnification of Plan Administrator

Each member of any committee acting as Plan Administrator, while serving as such, shall be entitled, in good faith, to rely or act upon any advice of the Company’s independent auditors, counsel or consultants hired by the committee, or other agents assisting in the administration of the Plan. The Plan Administrator and any officers or employees of the Company acting at the direction or on behalf of the Company shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected under the Company’s charter or by-laws with respect to any such action or determination.

3.4  Delegation to Management Committee

To the maximum extent permitted by applicable law, the Board of Directors and the Compensation and Benefits Committee hereby delegates to the Management Committee the authority (i) to designate the officers and employees who shall be Participants, (ii) to determine the Awards to be granted to any such Participants or (iii) both (i) and (ii); provided, however, that the Management Committee shall not have the authority to grant Awards to any member of the Management Committee and shall be subject to such other limitations set forth in this Plan. This provision shall be deemed to constitute a delegation from the Board to the Management Committee without further action by the Board. However, the Board or the Compensation and Benefits Committee shall, from time to time, limit the total number of shares Common Stock subject to such delegation.

SECTION 4
ELIGIBILITY

To be eligible for selection by the Plan Administrator to participate in the Plan, an individual must be an employee (other than an employee who is a member of a unit covered by a collective bargaining agreement) of an Employer, as of the date on which the Plan Administrator grants to such individual an Award under the Plan or any other employee who, in the judgment of the Plan Administrator, holds a position of responsibility and is able to contribute substantially to the Company’s continued success. Members of the Board of Directors who are full-time employees shall be eligible to participate in the Plan. Members of the Board of Directors who are not employees are not eligible to participate in the Plan. Each grant of an Award under the Plan shall be evidenced by an Award Agreement.

SECTION 5
SHARES AVAILABLE FOR THE PLAN

5.1  Aggregate Shares

(a)	Share Authorization

Subject to adjustment as provided in Section 5.3, the maximum number of shares of Common Stock available for grant to Participants under this Plan on or after the Effective Date shall be 33,000,000 shares of Common Stock, which shall consist of (i) a number of shares of Common Stock not previously authorized for issuance under any plan, plus (ii) the number of shares of Common Stock remaining available for issuance under the Prior Plans but not subject to outstanding awards as of the Effective Date, plus (iii) the number of shares of Common Stock subject to awards outstanding under the Prior Plans as of the Effective Date, but only to the extent such outstanding awards are forfeited, expire, or otherwise terminate without issuance of such shares of Common Stock.

(b)	Limit on Full Value Awards — Flexible Share Pool

To the extent that a share of Common Stock is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the share authorization by 2.27 shares of Common Stock; and to the extent that a share of Common Stock is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the share authorization by one (1) share of Common Stock.

(c)	Share Usage

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock, are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares of Common Stock available for award under the Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock tendered to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares of Common Stock or treasury shares of Common Stock.

5.2  Limitations

Subject to adjustment as provided in Section 5.3, the following limitations shall apply:

(a) Options:  The maximum aggregate number of shares subject to Options granted in any one calendar year to any one Participant shall be 2,500,000.

(b) Stock Appreciation Rights:  The maximum number of shares subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be 2,500,000.

(c) Performance Shares or Performance Units:  The maximum aggregate grant with respect to Performance Shares or Performance Units that a Participant may receive in any one calendar year shall be 1,500,000 shares, or equal to the value of 1,500,000 shares, determined as of the date of vesting or payout, as applicable.

(d) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one calendar year to any one Participant shall be 1,500,000 shares, or equal to the value of 1,500,000 shares, as determined as of the date of vesting or payout, as applicable.

(e) Incentive Awards:  The maximum aggregate amount awarded or credited in any one calendar year with respect to an Incentive Award shall be $10,000,000.

(f) Cash Awards:  The maximum aggregate amount awarded to or credited with respect to Cash Awards to any one Participant in any one calendar year may not exceed the greater of $10,000,000 dollars or the value of 1,500,000 shares, determined as of the date of vesting or payout, as applicable.

(g) Other Stock-Based Awards:  The maximum aggregate grant with respect to Other Stock-Based Awards in any one calendar year to any one Participant shall be 1,500,000 shares.

5.3  Adjustments in Authorized Shares

(a) In the event of a Change in Capitalization, the Plan Administrator shall make such adjustments, if any, as it determines are appropriate and equitable to (a) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Awards may be granted under the Plan, (b) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of Nonqualified Options and Incentive Stock Options, (c) the Maximum Annual Employee Grants, (d) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Awards granted under the Plan and the Option Price or exercise price therefore, if applicable and (e) the Performance Goals; provided, however, that in the case of an “equity restructuring” (within the meaning of the Financial Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), the Board shall make an equitable or appropriate adjustment to outstanding Awards to reflect such equity restructuring. Any such adjustment shall be final, binding and conclusive on all persons claiming any right or interest under the Plan.

(b) Any such adjustment in the shares of Common Stock or other stock or securities (x) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (y) subject to outstanding Awards that are intended to qualify as performance-based compensation under Section 162(m) shall be made in such a manner as not to adversely affect the treatment of the Awards as performance-based compensation.

(c) If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option or Stock Appreciation Right with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the shares of Common Stock that such shares replaced or to the Option or Stock Appreciation Right, as the case may be, prior to such Change in Capitalization.

(d) No adjustments made under this Section 5 shall be made if such adjustment would result in adverse taxation to a Participant under Section 409A.

5.4  Effect of Certain Transactions

Following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction (which treatment may be different as among different types of Awards and different holders thereof) or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise of any Option or Stock Appreciation Right or payment or transfer in respect of any other Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to Awards prior to such Transaction, but giving effect to any applicable provision of this Plan or any Award Agreement if the Transaction is a Change of Control. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 5.4 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options and Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each share of Common Stock covered by the Options or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Plan Administrator in its sole discretion) over the exercise price thereof. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Options and Stock Appreciation Rights may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 5.4 shall be conclusively presumed to be appropriate for purposes of Section 5.3.

SECTION 6
STOCK OPTIONS

6.1  Grant of Options

Options may be granted to eligible employees in such number, and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective employees, their present and potential contributions to the success of the Company or its Subsidiaries, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The Plan Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an Option to a particular Participant at the Option Price.

6.2 Special Provisions Applicable to Incentive Stock Options

Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such Option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Participant agrees otherwise. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to Options generally, shall be subject to the following conditions:

(a)	Ten Percent (10%) Stockholders

A Participant must not, immediately before an Incentive Stock Option is granted to him or her, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or of a Subsidiary. This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option, determined at the time the Option is granted, and (ii) the Option is not exercisable more than five (5) years from the date the Option is granted.

(b)	Annual Limitation

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonqualified Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Options.

(c)	Additional Terms

Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the Option to be an Incentive Stock Option.

(d)	Notice of Disqualifying Disposition

If a Participant shall make any disposition of shares of Common Stock issued pursuant to an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to disqualifying distributions), the Participant shall notify the Company of such disposition within twenty (20) days thereof.

6.3 Terms of Options

Except as otherwise provided in Section 6.2, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

(a)	Option Price

The Option Price shall be determined by the Plan Administrator in any reasonable manner, but shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted, except in the case of Options that are granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or a Subsidiary, or (ii) a company with which the Company or a Subsidiary combines.

(b)	Duration of Options

Options shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall any stock option (whether a Nonqualified Option or an Incentive Stock Option) be exercisable later than the tenth (10th) anniversary of the date of its grant.

(c)	Exercise of Options

Common Stock covered by an Option may be purchased at one time or in such installments over the option period as may be provided in the Award Agreement. Any Common Stock not purchased on an applicable installment date may be purchased thereafter at any time prior to the expiration of the Option in accordance with its terms. To the extent that the right to purchase Common Stock has accrued thereunder, an Option may be exercised from time to time by written notice to the Company setting forth the amount of Common Stock with respect to which the Option is being exercised.

(d)	Payment

The purchase price of Common Stock purchased under Options shall be paid in full to the Company upon the exercise of the Option by delivery of consideration equal to the product of the Option Price and the Common Stock purchased (the “Purchase Price”). Such consideration may be either (i) in cash or (ii) at the discretion of the Plan Administrator, in Common Stock (by either actual delivery of Common Stock or by attestation presenting satisfactory proof of beneficial ownership of such Common Stock) already owned by the Participant, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day of exercise. The Plan Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws, regulations and state corporate law), an Option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to promptly deliver to the Company sufficient proceeds to pay the Purchase Price. A Participant shall have none of the rights of a stockholder until the Common Stock is issued to the Participant.

The Plan Administrator may permit a Participant to pay all or a portion of the Purchase Price by having Common Stock with a Fair Market Value equal to all or a portion of the Purchase Price be withheld from the shares issuable to the Participant upon the exercise of the Option. The Fair Market Value of such Common Stock as is withheld shall be determined as of the same day as the exercise of the Option.

(e)	Restrictions

The Plan Administrator shall determine and reflect in the Award Agreement, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the Common Stock which may be purchased thereunder, including, without limitation, restrictions on the transferability of such Common Stock acquired through the exercise of such Options for such periods as the Plan Administrator may determine and, further, that in the event a Participant’s employment by the Company, or a Subsidiary, terminates during the period in which such Common Stock is nontransferable, the Participant shall be required to sell such Common Stock back to the Company at such prices as the Plan Administrator may specify. In addition, to the extent permitted by applicable laws and regulations, the Plan Administrator may require that a Participant who wants to effectuate a “cashless” exercise of Options be required to sell the Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued as a result of the exercise of an Option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f)	Transferability of Options

Notwithstanding Section 17.1 and only as provided by the Plan Administrator, Nonqualified Options may be transferred to a Participant’s immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a “Permitted Transferee”). A transfer of a Nonqualified Option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company’s record of outstanding Options. In the event an Option is transferred as contemplated hereby, the Option may not be subsequently transferred by the Permitted Transferee except a transfer back to the Participant or by will or the laws of descent and distribution. A transferred Option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, “immediate family member” shall mean, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred Option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the Option shall be delivered by (or withheld from amounts due to) the Participant, the Participant’s estate or the Permitted Transferee, in the reasonable discretion of the Company.

In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death.

(g)	Purchase for Investment

The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an Option under the Plan, and each person into whose name the Common Stock shall be issued pursuant to the exercise of an Option, represent and agree that any and all Common Stock purchased pursuant to such Option is being purchased for investment only and not with a view to the distribution or resale thereof and that such Common Stock will not be sold except in accordance with such restrictions or limitations as may be set forth in the Option or by the Plan Administrator. This Section 6.3(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of the Common Stock as to which Options may from time to time be granted as contemplated in Section 16.

(h)	No Repricing

Except in connection with a Change in Capitalization or approval of the Company’s stockholders, the Option Price shall not be reduced to less than the Fair Market Value on the date such Stock Options were granted.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1  Grant of Stock Appreciation Rights

Stock Appreciation Rights may be granted to eligible employees in such number, and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective employees, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The Plan Administrator may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, the satisfaction of an event or condition within the control of the recipient of the Stock Appreciation Right or within the control of others. The granting of a Stock Appreciation Right shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such a Stock Appreciation Right to a particular Participant at a particular price. A Stock Appreciation Right may be granted freestanding or in tandem or in combination with any other Award under the Plan.

7.2  Exercise of Stock Appreciation Rights

A Stock Appreciation Right may be exercised upon such terms and conditions and for such term as the Plan Administrator shall determine; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the date of its grant. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive Common Stock with an aggregate Fair Market Value determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the price determined by the Plan Administrator on the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, except in the case of Stock Appreciation Rights that are granted in assumption of, or in substitution for, outstanding awards previously granted by (x) a company acquired by the Company or a Subsidiary, or (y) a company with which the Company or a Subsidiary combines) times (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The value of any fractional shares shall be paid in cash.

7.3  Special Provisions Applicable to Stock Appreciation Rights

Stock Appreciation Rights are subject to the following restrictions:

(a) A Stock Appreciation Right granted in tandem with any other Award under the Plan shall be exercisable at such time or times as the Award to which it relates shall be exercisable, or at such other times as the Plan Administrator may determine.

(b) The right of a Participant to exercise a Stock Appreciation Right granted in tandem with any other Award under the Plan shall be canceled if and to the extent the related Award is exercised or canceled. To the extent that a Stock Appreciation Right is exercised, the related Award shall be deemed to have been surrendered unexercised and canceled.

(c) A holder of Stock Appreciation Rights shall have none of the rights of a stockholder until the Common Stock, if any, is issued to such holder pursuant to such holder’s exercise of such rights.

(d) The acquisition of Common Stock pursuant to the exercise of a Stock Appreciation Right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon exercise of an Option, as set forth in Section 6.3.

7.4  No Repricing

Except in connection with a Change in Capitalization or approval of the Company’s stockholders, the price at which Stock Appreciation Rights may be exercised shall not be reduced to less than the Fair Market Value on the date such Stock Appreciation Rights were granted.

SECTION 8
PERFORMANCE SHARES AND PERFORMANCE UNITS

8.1  Grant of Performance Shares and Performance Units

Subject to the limitations in Section 5.2, Performance Shares or Performance Units may be granted to eligible employees at any time and from time to time as the Plan Administrator shall determine. The Plan Administrator shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant and the terms and conditions thereof, taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Plan Administrator shall deem appropriate. Performance Shares and Performance Units may be granted alone or in combination with any other Award under the Plan.

8.2  Value of Performance Shares and Performance Units

The Plan Administrator shall establish Performance Goals for any specified Performance Periods. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator shall establish an initial amount of Common Stock for each Performance Share and an initial value for each Performance Unit granted to each Participant for that Performance Period. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator also shall set the Performance Goals that will be used to determine the extent to which the Participant receives Common Stock for the Performance Shares or payment of the value of the Performance Units awarded for such Performance Period. With respect to each such Performance Goal utilized during a Performance Period, the Plan Administrator may assign percentages or other relative values to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the number of Performance Shares or value of Performance Units awarded.

8.3  Payment of Performance Shares and Performance Units

After a Performance Period has ended, the holder of a Performance Share or Performance Unit shall be entitled to receive the value thereof as determined by the Plan Administrator. The Plan Administrator shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met. The Plan Administrator shall then determine the applicable percentage or other relative value to be applied to, and will apply such percentage or other relative value to, the number of Performance Shares or value of Performance Units to determine the payout to be received by the Participant. In addition, with respect to Performance Shares and Performance Units granted to each Participant, no payout shall be made hereunder except upon written certification by the Plan Administrator that the applicable Performance Goals have been satisfied to a particular extent.

8.4  Form and Timing of Payment

The payment described in Section 8.3 shall be made in Common Stock, or in cash, or partly in Common Stock and partly in cash, at the discretion of the Plan Administrator and set forth in the Award Agreement. The value of any fractional shares shall be paid in cash. Payment shall be made in a lump sum or installments as prescribed by the Plan Administrator or the Award Agreement, as applicable, and consistent with Section 409A. If Common Stock is to be converted into an amount of cash on any date, or if an amount of cash is to be converted into Common Stock on any date, such conversion shall be done at the then-current Fair Market Value of the Common Stock on such date.

SECTION 9
RESTRICTED STOCK

9.1  Grant of Restricted Stock

Subject to the limitations in Section 5.2, Restricted Stock may be granted to eligible employees in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The Plan Administrator may grant Restricted Stock or provide for the grant of Restricted Stock, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

9.2  Restriction Period

Except as permitted by the Plan Administrator and specified in the Award Agreement, during a period following the date of grant, as determined by the Plan Administrator, which in no event shall be less than three (3) years with respect to Restricted Stock subject to restrictions based upon time and one (1) year with respect to Restricted Stock subject to restrictions based upon the achievement of specific Performance Goals or other performance measures (the “Restriction Period”) the Restricted Stock shall be subject to Section 17.1. During the Restriction Period, the Plan Administrator shall evidence the restrictions on the shares of Restricted Stock in such a manner as it determines is appropriate (including, without limitation, (i) by means of appropriate legends on shares of Restricted Stock that have been certificated and (ii) by means of appropriate stop-transfer orders on shares of Restricted Stock credited to book-entry accounts).

9.3  Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock granted pursuant to the Plan as it may deem advisable, including Performance Goals or other performance measures. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any issuance of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

9.4  Voting Rights; Dividends and Other Distributions

A Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company. Each Participant who receives a grant of Restricted Stock shall have all the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions paid with respect to the underlying shares of Restricted Stock.

9.5  Issuance of Shares; Settlement of Awards

When the restrictions imposed by Section 9.2 expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Participant shall be obligated to return to the Company any certificate(s) representing shares of Restricted Stock (if applicable), and the Company shall deliver to the Participant one (1) share of Common Stock (which may be delivered in book-entry or certificated form) in satisfaction of each share of Restricted Stock, which shares so delivered shall not contain any legend. The delivery of shares pursuant to this Section 9.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 17.9. Any fractional shares subject to such Restricted Stock shall be paid to the Participant in cash.

SECTION 10
RESTRICTED STOCK UNITS

10.1  Grant of Restricted Stock Units

Subject to the limitations in Section 5.2, Restricted Stock Units may be granted to eligible employees in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The Plan Administrator may grant Restricted Stock Units or provide for the grant of Restricted Stock Units, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

10.2  Restriction Period

Except as permitted by the Plan Administrator and specified in the Award Agreement, during a period following the date of grant, as determined by the Plan Administrator, which in no event shall be less than three (3) years with respect to Restricted Stock Units subject to restrictions based upon time and one (1) year with respect to Restricted Stock Units subject to restrictions based upon the achievement of specific Performance Goals or other performance measures (the “Restriction Period”) the Restricted Stock Units shall be subject to Section 17.1.

10.3  Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including the requirement that certain pre-established Performance Goals be met. A Participant receiving a grant of Restricted Stock Units shall not be recorded as a stockholder of the Company and shall not acquire any rights of a stockholder unless or until the Participant is issued shares of Common Stock in settlement of such Restricted Stock Units.

10.4  Dividend Equivalents

The Plan Administrator may provide that Restricted Stock Units awarded under the Plan shall be entitled to an amount per Restricted Stock Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the dividend payment dates occurring during the period between the date on which the Restricted Stock Units are granted to the Participant and the date on which such Restricted Stock Units are settled, cancelled, forfeited, waived, surrendered or terminated under the Plan. Such paid amounts called “dividend equivalents” shall be (i) paid in cash or Common Stock or (ii) credited to the Participant as additional Restricted Stock Units, or any combination thereof, as the Plan Administrator shall determine. A Restricted Stock Unit credited to a Participant as a dividend equivalent shall vest and be settled at such time as the Restricted Stock Unit to which it relates vests and is settled. In the event the dividend equivalents are deferred, they shall be payable in accordance with the requirements of Section 409A.

10.5  Issuance of Shares; Settlement of Awards

When the restrictions imposed by Section 10.2 expire or otherwise lapse with respect to one or more Restricted Stock Units, Restricted Stock Units shall be settled (i) in cash or (ii) by the delivery to the Participant of the number of shares of Common Stock equal to the number of the Participant’s Restricted Stock Units that are vested (less any units or value withheld to satisfy applicable tax withholding obligations), or any combination thereof, as the Plan Administrator shall determine and in accordance with Section 409A. The delivery of shares pursuant to this Section 10.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 17.9. Any fractional shares subject to such Restricted Stock Units shall be paid to the Participant in cash.

SECTION 11
INCENTIVE AWARDS

11.1  Incentive Awards

Prior to the beginning of each Performance Period, or not later than ninety (90) days following the commencement of the relevant fiscal year, the Plan Administrator shall establish Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period. The Performance Goals or other performance measures may be based on any combination of corporate and business unit Performance Goals or other performance measures. The Plan Administrator may also establish one or more Company-wide Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period. Such Performance Goals or other performance measures may include a threshold level of performance below which no Incentive Award shall be earned, target levels of performance at which specific Incentive Awards will be earned, and a maximum level of performance at which the maximum level of Incentive Awards will be earned. Each Incentive Award shall specify the amount of cash and the amount of any other Awards subject to such Incentive Award.

11.2  Performance Goal Certification

An Incentive Award shall become payable to the extent provided herein in the event that the Plan Administrator certifies in writing prior to payment of the Incentive Award that the Performance Goals or other performance measures selected for a particular Performance Period have been attained. In no event will an Incentive Award be payable under this Plan if the threshold level of performance set for each Performance Goal or other performance measure for the applicable Performance Period is not attained.

11.3  Discretion to Reduce Awards; Participant’s Performance

The Plan Administrator, in its sole and absolute discretion and only prior to a Change of Control, may reduce the amount of any Incentive Award otherwise payable to a Participant upon attainment of any Performance Goal or other performance measure for the applicable Performance Period. A Participant’s individual performance must be satisfactory, regardless of the Company’s performance and the attainment of Performance Goals or other performance measures, before he or she may be paid an Incentive Award. In evaluating a Participant’s performance, the Plan Administrator shall consider the Performance Goals or other performance measures, the Participant’s responsibilities and accomplishments, and such other factors as it deems appropriate.

11.4  Required Payment of Incentive Awards

The Plan Administrator shall make a determination as soon as administratively possible after the information that is necessary to make such a determination is available for a particular Performance Period whether the Performance Goals or other performance measures for the Performance Period have been achieved and the amount of the Incentive Award for each Participant. The Plan Administrator shall certify the foregoing determinations in writing. In the absence of an election by the Participant pursuant to Section 11.5 and Section 13, the Incentive Award shall be paid as soon as practicable after the end of the calendar year, but in no event later than March 15 following the end of the calendar year in which the foregoing determinations have been made as follows:

(a) Participants shall receive their Incentive Awards in any combination of cash and/or other Awards under the Plan as determined by the Plan Administrator.

(b) Because the Participant bears forfeiture, price fluctuation, and other attendant risks during the Restriction Period associated with Restricted Stock and Restricted Stock Units, the Plan Administrator may determine, as set forth in the Award Agreement, that Participants who are awarded Restricted Stock or Restricted Stock Units as part of their Incentive Award shall be awarded additional Restricted Stock or Restricted Stock Units up to the amount of Restricted Stock or Restricted Stock Units which a Participant is awarded pursuant to Section 11.4(a). No additional Restricted Stock or Restricted Stock Units are required to be awarded pursuant to this Section 11.4(b).

11.5  Restricted Stock Election

To the extent permitted by applicable law, in lieu of receiving all or any portion of cash awarded as part of a Participant’s Incentive Award pursuant to Section 11.4(a), the Plan Administrator may determine, as set forth in the Award Agreement, that Participants may elect to receive Restricted Stock or Restricted Stock Units with a value equal to the portion of the Incentive Award which the Participant would otherwise have received in cash, but has elected to receive in Restricted Stock or Restricted Stock Units (“Restricted Stock Election”). Participants must make their Restricted Stock Election at such time and in such a manner as prescribed by the Plan Administrator and in accordance with Section 409A of the Code. The Plan Administrator may determine, if set forth in the Award Agreement, that each Participant who makes the Restricted Stock Election shall be awarded additional shares of Restricted Stock or Restricted Stock Units granted pursuant to Section 11.4(b) up to the amount of the Participant’s Restricted Stock Election. Notwithstanding the foregoing, no additional Restricted Stock or Restricted Stock Units are required to be awarded pursuant to this Section 11.5.

SECTION 12
CASH AWARDS AND OTHER STOCK-BASED AWARDS

12.1  Grant of Cash Awards

Subject to the terms and provisions of this Plan, the Plan Administrator, at any time and from time to time, may grant cash awards to Participants in such amounts and upon such terms, including the achievement of Performance Goals or other specific performance measures, as the Plan Administrator may determine (each, a “Cash Award”).

12.2  Other Stock-Based Awards

The Plan Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Plan Administrator shall determine (each, an “Other Stock-Based Award”). Such Other Stock-Based Awards may involve the transfer of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of Common Stock.

12.3  Value of Cash Awards and Other Stock-Based Awards

Each Cash Award granted pursuant to this Section 12 shall specify a payment amount or payment range as determined by the Plan Administrator. Each Other Stock-Based Award shall be expressed in terms of Common Stock or units based on Common Stock, as determined by the Plan Administrator. The Plan Administrator may establish performance measures applicable to such Awards in its discretion. If the Plan Administrator exercises its discretion to establish performance measures, the number and/or value of such cash awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance measures are met.

12.4  Payment of Cash Awards and Other Stock-Based Awards

Payment, if any, with respect to a Cash Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Common Stock as the Plan Administrator determines and in accordance with Section 409A so as not to be treated as payment made pursuant to a nonqualified deferred compensation plan. The value of any fractional shares shall be paid in cash.

SECTION 13
DEFERRAL ELECTIONS

The Plan Administrator may, to the extent permitted by applicable law, permit Participants to defer Awards under the Plan. Any such deferrals shall be subject to such terms, conditions and procedures that the Plan Administrator may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral election requirements of Section 409A.

SECTION 14
TERMINATION OF EMPLOYMENT

The Award Agreement applicable to each Award shall set forth the effect of a termination of the Participant’s employment upon such Award; provided, however, that, unless explicitly set forth otherwise in an Award Agreement or as determined by the Plan Administrator, (1) all of a Participant’s unvested and/or unexercisable Awards shall automatically be forfeited upon termination of the Participant’s employment for any reason, and, as to Awards consisting of stock Options or Stock Appreciation Rights, the Participant shall be permitted to exercise the vested portion of the Option or Stock Appreciation Right for at least three months following termination of his or her employment, and (2) all of a Participant’s Awards (whether vested or unvested, exercisable or unexercisable) shall automatically be forfeited upon termination of the Participant’s employment for Cause. Provisions relating to the effect of a termination of employment upon an Award shall be determined in the sole discretion of the Plan Administrator and need not be uniform among all Awards or among all Participants. Unless the Plan Administrator determines otherwise in accordance with Section 409A, the transfer of employment of a Participant as between the Company and a Subsidiary shall not constitute a termination of employment. The Plan Administrator shall have the discretion to determine the effect, if any, that a sale or other disposition of a Participant’s Employer will have on the Participant’s Awards.

SECTION 15
EFFECT OF A CHANGE OF CONTROL

Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control and as of the date such Change of Control is determined to have occurred:

(a) Any Options and Stock Appreciation Rights outstanding as of the date of the Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(b) The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award as of the date of the Change of Control which is not performance based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable.

(c) Except as otherwise set forth in a Participant’s Award Agreement, as of the date of the Change of Control, the restrictions applicable to any Performance Share or Performance Unit Award and any performance-based Restricted Stock or Restricted Stock Unit Award granted pursuant to Sections 8, 9, or 10 shall become free of all restrictions and become fully vested and transferable.

(d) Any restrictions applicable to Cash Awards and Other Stock-Based Awards shall immediately lapse and become payable within twenty (20) days.

In addition to the Board’s authority set forth in Sections 5.3, in order to maintain the Participants’ rights in the event of any Change of Control, the Board, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable, as long as such purchase does not result in taxation to the Participant under Section 409A; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.

SECTION 16
REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any certificate for shares of Common Stock under the Plan prior to:

(a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

(b) listing of such shares on any stock exchange on which the Common Stock may then be listed; and

(c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

All certificates, or book-entry accounts, for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions are no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Common Stock issued under this Plan, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 17
GENERAL PROVISIONS

17.1  Forfeiture Events and Nontransferability

(a) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if a Participant knowingly engaged in the misconduct, was grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct (whether or not the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002), the Plan Administrator may determine that such Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(b) The Plan Administrator may specify in an Award Agreement or otherwise that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of employment for Cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or a Subsidiary.

(c) Unless otherwise provided in the Plan, the right of a Participant or Beneficiary to the payment of any Award granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution unless the Participant has received the Plan Administrator’s prior written consent. Except as otherwise provided for under the Plan, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any Award under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such Award, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected Awards held by such Participant shall be immediately forfeited.

17.2  No Individual Rights

Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such employee at any time with or without assigning any reason therefor.

17.3  Other Compensation

Unless determined otherwise by the Plan Administrator or required by contractual obligations, the grant, vesting or payment of Awards under the Plan shall not be considered as part of a Participant’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or a Subsidiary, or required by law or by contractual obligations of the Company or a Subsidiary.

17.4  Leaves of Absence

Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of a Subsidiary, as applicable, shall not be deemed terminations or interruptions of employment, unless a Participant commences a leave of absence from which he or she is not expected to return to active employment with the Company or a Subsidiary. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave unless the Participant’s reemployment rights are guaranteed by statute or contract. With respect to any Participant who, after the date an Award is granted under this Plan, ceases to be employed by the Company or a Subsidiary on a full-time basis but remains employed on a part-time basis, the Plan Administrator may make appropriate adjustments, as determined in its sole discretion, as to the number of shares issuable under, the vesting schedule of, or the amount payable under any unvested Awards held by such Participant.

17.5  Transfers

In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, Awards granted to the Participant prior to such date shall not be affected.

17.6  Unfunded Obligations

Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. The Plan Administrator, in its sole discretion, may direct the Company to share with a Subsidiary the costs of a portion of the Incentive Awards paid to Participants who are executives of those companies. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s Beneficiary or the Participant’s creditors in any assets of the Company or a Subsidiary whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

17.7  Beneficiaries

The designation of a Beneficiary shall be on a form provided by the Company, executed by the Participant (with the consent of the Participant’s spouse, if required by the Company for reasons of community property or otherwise), and delivered to a designated representative of the Company. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under any predecessor plans shall remain in effect under the Plan unless such designation is revoked or changed under the Plan. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s spouse, or if there is no surviving spouse, to the Participant’s lineal descendants, pro rata, or if there is no surviving spouse or any lineal descendant, to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 17.7.

17.8  Governing Law

The Plan shall be construed and governed in accordance with the laws of the State of Texas.

17.9  Satisfaction of Tax Obligations

Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant, vesting or other taxable event of Awards under the applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, without limitation, the required withholding of a sufficient amount of Common Stock otherwise issuable to a Participant to satisfy the said required minimum tax withholding obligations. To the extent provided by the Plan Administrator, a Participant is permitted to deliver Common Stock (including shares acquired pursuant to the exercise of an Option or Stock Appreciation Right other than the Option or Stock Appreciation Right currently being exercised, to the extent permitted by applicable regulations) for payment of withholding taxes on the exercise of an Option or Stock Appreciation Right, upon the grant or vesting of Restricted Stock or Restricted Stock Units or upon the payout of Performance Shares, Performance Units or Incentive Awards. Common Stock may be required to be withheld from the shares issuable to the Participant upon the exercise of an Option or Stock Appreciation Right, upon the vesting of Restricted Stock or Restricted Stock Units or upon the payout of Performance Shares or Performance Units to satisfy such minimum required tax withholding obligations. The Fair Market Value of Common Stock as delivered pursuant to this Section 17.9 shall be determined as of the day of release, and shall be calculated in accordance with Section 2.16.

Any Participant who makes a Section 83(b) election under the Code shall, within ten (10) days of making such election, notify the Company in writing of such election and shall provide the Company or such Participant’s Employer with a copy of such election form filed with the Internal Revenue Service.

A Participant is solely responsible for obtaining, or failing to obtain, tax advice with respect to participation in the Plan prior to the Participant’s (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or (iii) disposing of any Common Stock issued under the Plan.

17.10  Participants in Foreign Jurisdictions

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Subsidiary may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan.

SECTION 18
REGULATORY COMPLIANCE

18.1  Rule 16b-3 of the Exchange Act and Section 162(m) of the Code

The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with the rules of any exchange on which the Common Stock is traded and with Rule 16b-3. In addition, it is the Company’s intention that, as to Covered Employees, unless otherwise indicated in an Award Agreement, stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Incentive Awards shall qualify as performance-based compensation under Section 162(m). If any Plan provision is determined not to be in compliance with the foregoing intentions, that provision shall be deemed modified as necessary to meet the requirements of any such exchange, Rule 16b-3 and Section 162(m).

18.2  Section 409A of the Code

The Plan is intended to be administered, operated and construed in compliance with Section 409A and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Board may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan.

Notwithstanding the provisions of the Plan or any Award Agreement, no payment pursuant to an Award that is subject to Section 409A shall be made to a Participant as a result of such Participant’s “separation from service” (within the meaning of such phrase in Section 409A), within the six-month period following such separation from service (or, if earlier, the date of death of the employee), if the Participant is a Specified Employee. For purposes of the previous sentence the term “Specified Employee” is defined in Section 409A and the authoritative guidance thereunder.

SECTION 19
ESTABLISHMENT AND TERM OF PLAN

The Plan was adopted by the Board of Directors on February 12, 2008, and is subject to approval by the Company’s stockholders. If approved by the stockholders, this Plan will replace the Prior Plans, and no further Awards will be made under the Prior Plans. This Plan shall become effective on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 20, until all Common Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no future Awards may be granted pursuant to the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

SECTION 20
AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN

20.1  Amendment of Plan

Subject to the Board of Directors, the Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, without limitation, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 16; provided, however, that (a) to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required, and (b) except as otherwise provided in the Plan, no change in any Award previously granted under the Plan may be made without the consent of the Participant if such change would impair the right of the Participant under the Award to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

20.2  Termination or Suspension of Plan

The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any Common Stock or rights which are not at that time subject to any Award outstanding under the Plan.

20.3  Code Section 162(m) Approval

If so determined by the Plan Administrator, the provisions of the Plan relating to Incentive Awards (or any other Award subject to Code Section 162(m)) shall be disclosed to, and reapproved by, the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Effective Date occurs in order for Incentive Awards (and other Awards subject to Code Section 162(m)) granted after such time to be exempt from the deduction limitations of Code Section 162(m).

IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of [May,   , 2008].

ANADARKO PETROLEUM CORPORATION

Robert G. Gwin
Senior Vice President

APPENDIX B

ANADARKO PETROLEUM CORPORATION
2008 DIRECTOR COMPENSATION PLAN
Effective as of [May   , 2008]

SECTION 1 PURPOSE		B-4
1.1	PURPOSE	B-4
SECTION 2 DEFINITIONS		B-4
2.1	AWARD	B-4
2.2	AWARD AGREEMENT	B-4
2.3	BENEFICIARY	B-4
2.4	BOARD	B-4
2.5	CASH DEFERRAL	B-4
2.6	CHANGE IN CAPITALIZATION	B-4
2.7	CHANGE OF CONTROL	B-5
2.8	CODE	B-6
2.9	COMMITTEE	B-6
2.10	COMMON STOCK	B-6
2.11	COMMON STOCK DEFERRAL	B-6
2.12	COMPANY	B-6
2.13	COMPENSATION	B-6
2.14	CONVERSION PREMIUM	B-6
2.15	EFFECTIVE DATE	B-6
2.16	ELIGIBLE DIRECTOR	B-6
2.17	EXCHANGE ACT	B-6
2.18	FAIR MARKET VALUE	B-6
2.19	FULL VALUE AWARD	B-7
2.20	MEMORANDUM DEFERRED ACCOUNT	B-7
2.21	OPTION PRICE	B-7
2.22	OTHER STOCK-BASED AWARD	B-7
2.23	PARTICIPANT	B-7
2.24	PAYMENT DATE	B-7
2.25	PERMANENT DISABILITY	B-7
2.26	PERMITTED TRANSFEREE	B-7
2.27	PLAN	B-7
2.28	PLAN QUARTER	B-7
2.29	PURCHASE PRICE	B-7
2.30	RESTRICTED STOCK	B-7
2.31	RESTRICTED STOCK UNITS	B-7
2.32	RESTRICTION PERIOD	B-7
2.33	RULE 16B-3	B-8
2.34	SECTION 409A	B-8
2.35	STOCK APPRECIATION RIGHT	B-8
2.36	STOCK OPTION	B-8
SECTION 3 ADMINISTRATION		B-8
3.1	COMMITTEE	B-8
3.2	INDEMNIFICATION OF COMMITTEE	B-8
SECTION 4 PARTICIPATION		B-8
4.1	PARTICIPANTS	B-8
SECTION 5 SHARES AVAILABLE FOR THE PLAN		B-9
5.1	MAXIMUM NUMBER OF SHARES	B-9
5.2	ADJUSTMENT IN AUTHORIZED SHARES	B-9
SECTION 6 STOCK OPTIONS		B-9
6.1	GRANT OF STOCK OPTIONS	B-9
6.2	TERMS OF STOCK OPTIONS	B-10
SECTION 7 STOCK APPRECIATION RIGHTS		B-12

7.1	GRANT OF STOCK APPRECIATION RIGHTS	B-12
7.2	EXERCISE OF STOCK APPRECIATION RIGHTS	B-12
7.3	SPECIAL PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS	B-12
7.4	NO REPRICING	B-13
SECTION 8 RESTRICTED STOCK		B-13
8.1	GRANT OF RESTRICTED STOCK	B-13
8.2	RESTRICTION PERIOD	B-13
8.3	VOTING RIGHTS; DIVIDENDS AND OTHER DISTRIBUTIONS	B-13
8.4	ISSUANCE OF SHARES; SETTLEMENT OF AWARDS	B-13
SECTION 9 RESTRICTED STOCK UNITS		B-14
9.1	GRANT OF RESTRICTED STOCK UNITS	B-14
9.2	RESTRICTION PERIOD	B-14
9.3	OTHER RESTRICTIONS	B-14
9.4	DIVIDEND EQUIVALENTS	B-14
9.5	ISSUANCE OF SHARES; SETTLEMENT OF AWARDS	B-14
SECTION 10 OTHER STOCK-BASED AWARDS		B-14
SECTION 11 COMPENSATION		B-15
11.1	AMOUNT OF COMPENSATION	B-15
11.2	COMPENSATION ELECTION	B-15
SECTION 12 DEFERRED COMPENSATION		B-15
12.1	DEFERRED CASH	B-15
12.2	DEFERRED COMMON STOCK	B-15
12.3	MEMORANDUM DEFERRED ACCOUNT	B-16
SECTION 13 CESSATION OF SERVICE		B-16
SECTION 14 EFFECT OF A CHANGE OF CONTROL		B-16
SECTION 15 PAYMENT OF DEFERRED COMPENSATION		B-17
15.1	PAYMENT OF DEFERRED CASH	B-17
15.2	PAYMENT OF DEFERRED COMMON STOCK	B-17
15.3	ACCELERATION OF PAYMENT OF DEFERRED CASH AND DEFERRED COMMON STOCK	B-17
SECTION 16 GENERAL PROVISIONS		B-18
16.1	ISSUANCE OF COMMON STOCK	B-18
16.2	UNFUNDED OBLIGATION	B-18
16.3	BENEFICIARY	B-19
16.4	PERMANENT DISABILITY	B-19
16.5	INCAPACITY OF PARTICIPANT OR BENEFICIARY	B-19
16.6	NONASSIGNMENT	B-19
16.7	TERMINATION AND AMENDMENT	B-20
16.8	APPLICABLE LAW	B-20
16.9	EFFECTIVE DATE AND TERM OF THE PLAN	B-20
16.10	COMPLIANCE WITH SECTION 16(B) OF THE EXCHANGE ACT	B-20
16.11	SECTION 409A	B-20

ANADARKO PETROLEUM CORPORATION
2008 DIRECTOR COMPENSATION PLAN

SECTION 1
PURPOSE

1.1  Purpose

The purpose of the Anadarko Petroleum Corporation 2008 Director Compensation Plan (the “Plan”) is to provide a compensation program for non-employee Directors of Anadarko Petroleum Corporation (the “Company”) that will attract and retain experienced and knowledgeable non-employees to serve as members of the Company’s Board of Directors. The Plan provides for (i) the payment of an annual retainer, meeting fees (if any), committee assignment fees (if any), and other Board of Director retainer fees in the form of cash, deferred cash, Common Stock, or deferred shares of Common Stock or any combination of the foregoing; and (ii) the award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

SECTION 2
DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1  Award

Any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or any Other Stock-Based Award, in each case payable in cash or in shares of Common Stock as may be designated by the Committee.

2.2  Award Agreement

The written agreement setting forth the terms and conditions applicable to an Award granted under the Plan (which, in the discretion of the Committee, need not be countersigned by a Participant). The Committee may, in its discretion, provide for the use of electronic, internet or other non-paper Award Agreements.

2.3  Beneficiary

The person or persons designated by a Participant pursuant to Section 16.3 of this Plan to whom payments (either in cash or shares of Common Stock) are to be paid pursuant to the terms of this Plan in the event of the Participant’s death.

2.4  Board

The Board of Directors of the Company.

2.5  Cash Deferral

Any Compensation deferred by a Participant in the form of cash.

2.6  Change in Capitalization

Any increase or reduction in the number of shares of Common Stock, any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of shares, a change in value) in the shares of Common Stock or any exchange of shares of Common Stock for a different number or kind of shares of Common Stock or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.7  Change of Control

The occurrence of any of the following after the Effective Date:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of this Section 2.7(c); or

(b) individuals who, as of the Effective Date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is (i) subject to Section 409A and (ii) a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

2.8  Code

The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.9  Committee

A committee consisting of two or more Eligible Directors, as designated by the Board. In the absence of a specific Board designation to the contrary, the committee shall consist of the same members of the Board’s Compensation and Benefits Committee.

2.10  Common Stock

The Common Stock of the Company, $0.10 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.11  Common Stock Deferral

Any Compensation deferred by a Participant in the form of Common Stock.

2.12  Company

As defined in Section 1.

2.13  Compensation

The cash value of a Participant’s annual retainer, meeting fees (if any), committee assignment fees (if any) and other Board retainer fees related to a Participant’s service on the Board.

2.14  Conversion Premium

As defined in Section 12.2(a).

2.15  Effective Date

The effective date of the Plan is [May 20, 2008], the date on which it was approved by the stockholders of the Company.

2.16  Eligible Director

Each member of the Board, who is not an employee of the Company or any of its subsidiaries.

2.17  Exchange Act

The Securities and Exchange Act of 1934, as amended, and rules promulgated thereunder.

2.18  Fair Market Value

As of any given date, the closing sales price at which Common Stock is sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal or any other comparable service the Committee may determine is reliable for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. If the Fair Market Value of the Common Stock cannot be determined pursuant to the preceding provisions, the “Fair Market Value” of the Common Stock shall be determined by the Committee in such a manner as it deems appropriate, consistent with the requirements of Section 409A.

2.19  Full Value Award

An Award other than of Stock Options or Stock Appreciation Rights, which is settled by the issuance of Common Stock.

2.20  Memorandum Deferred Account

As defined in Section 12.3.

2.21  Option Price

The price per share of Common Stock at which a Stock Option is exercisable.

2.22  Other Stock-Based Award

As defined in Section 10.

2.23  Participant

Each Eligible Director of the Board to whom Awards are granted or Compensation is paid under the Plan.

2.24  Payment Date

As defined in Section 11.1.

2.25  Permanent Disability

As defined in Section 16.4.

2.26  Permitted Transferee

As defined in Section 6.2(f).

2.27  Plan

As defined in Section 1.

2.28  Plan Quarter

Each calendar quarter.

2.29  Purchase Price

As defined in Section 6.2(d).

2.30  Restricted Stock

Common Stock granted under the Plan that is subject to the requirements of Section 8 and such other restrictions as the Board or the Committee deems appropriate.

2.31  Restricted Stock Units

An award granted under the Plan representing a right to receive a payment (either in cash or Common Stock) equal to the value of a share of Common Stock.

2.32  Restriction Period

As defined in Sections 8.2 and 9.2.

2.33  Rule 16b-3

Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.34  Section 409A

Section 409A of the Code, and regulations promulgated thereunder.

2.35  Stock Appreciation Right

Any right granted under Section 7.

2.36  Stock Option

A stock option which is not intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code.

SECTION 3
ADMINISTRATION

3.1  Committee

Subject to Section 16.7, the Plan shall be administered by the Committee. The Committee shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive and shall be binding upon all Participants. The Committee may rely on officers, employees or other agents of the Company to handle the day-to-day administrative matters of the Plan.

3.2  Indemnification of Committee

Each member of the Committee, while serving as such, shall be entitled, in good faith, to rely or act upon any advice of the Company’s independent auditors, counsel or consultants hired by the Committee, or other agents assisting in the administration of the Plan. The Committee and any officers or employees of the Company acting at the direction or on behalf of the Company shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected under the Company’s restated certificate of incorporation or by-laws with respect to any such action or determination.

SECTION 4
PARTICIPATION

4.1  Participants

Each person who is an Eligible Director of the Company on the Effective Date of the Plan shall become a Participant in the Plan on the Effective Date. Thereafter, each Eligible Director of the Company shall become a Participant immediately upon election to the Board.

SECTION 5
SHARES AVAILABLE FOR THE PLAN

5.1  Maximum Number of Shares

(a)  Share Authorization

Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock available for grant to Participants under this Plan on or after the Effective Date shall be 1,500,000 shares.

(b)  Limit on Full Value Awards — Flexible Share Pool

To the extent that a share of Common Stock is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the share authorization by 2.27 shares of Common Stock; and to the extent that a share of Common Stock is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the share authorization by one (1) share of Common Stock.

(c)  Share Usage

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock, are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares of Common Stock available for award under the Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock tendered to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares of Common Stock or treasury shares of Common Stock.

5.2  Adjustment in Authorized Shares

In the event of recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board shall make such adjustments, if any, as it determines are appropriate and equitable to (i) the number of shares authorized for issuance under the Plan, (ii) the number of shares allocated under the Common Stock Deferral, and (iii) the number of shares of Common Stock which is subject to outstanding Awards granted under the Plan and the Option Price, if applicable. In the case of an “equity restructuring” (within the meaning of the Financial Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), the Board shall make an equitable or appropriate adjustment to outstanding Awards to reflect such equity restructuring. Any such adjustment shall be final, binding and conclusive on all persons claiming any right or interest under the Plan. No adjustments made under this Section 5 shall be made if such adjustment would result in adverse taxation to the Participant under Section 409A.

SECTION 6
STOCK OPTIONS

6.1  Grant of Stock Options

(a) Stock Options may be granted to Eligible Directors in such number, and at such times during the term of the Plan as the Committee may determine, and as evidenced by an Award Agreement. The granting of a Stock Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such a Stock Option to a particular Participant on a particular date for which the Fair Market Value shall be used for the Option Price.

6.2  Terms of Stock Options

All Stock Options under the Plan shall be granted subject to the following terms and conditions, as specifically set out in the Award Agreement:

(a)  Option Price

The Option Price shall be determined by the Committee in any reasonable manner, but shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted, except in the case of Stock Options that are granted in assumption of, or in substitution for, outstanding Awards previously granted by (i) a company acquired by the Company or a subsidiary, or (ii) a company with which the Company or a subsidiary combines.

(b)  Duration of Stock Options

Stock Options shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall any Stock Option be exercisable later than the tenth (10th) anniversary of the date of its grant.

(c)  Exercise of Stock Options

Shares of Common Stock covered by a Stock Option may be purchased at one time or in such installments over the term of the Stock Option, as may be provided in the Award Agreement. Any shares not purchased on an applicable installment date may be purchased thereafter at any time prior to the expiration of the Stock Option in accordance with its terms. To the extent that the right to purchase shares has accrued thereunder, Stock Options may be exercised from time to time by written notice to the Company setting forth the number of shares with respect to which the Stock Option is being exercised.

(d)  Payment

The Purchase Price of shares purchased under Stock Options shall be paid in full to the Company upon the exercise of the Stock Option by delivery of consideration equal to the product of the Option Price and the number of shares of Common Stock purchased (the “Purchase Price”). Such consideration may be either (i) in cash or (ii) at the discretion of the Committee, in Common Stock (by either actual delivery of Common Stock or by attestation presenting satisfactory proof of beneficial ownership of such Common Stock) already owned by the Participant, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day of exercise. The Committee can determine that additional forms of payment will be permitted. To the extent permitted by the Committee and applicable laws and regulations (including, without limitation, federal tax and securities laws, regulations and state corporate law), an option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to promptly deliver to the Company sufficient proceeds to pay the Purchase Price. A Participant shall have none of the rights of a stockholder until the shares of Common Stock are issued to the Participant.

The Committee may permit a Participant to pay all or a portion of the Purchase Price by having shares of Common Stock with a Fair Market Value equal to all or a portion of the Purchase Price be withheld from the shares issuable to the Participant upon the exercise of the Stock Option. The Fair Market Value of such Common Stock as is withheld shall be determined as of the same day as the exercise of the Stock Option.

(e)  Restrictions

The Committee shall determine and reflect in the Award Agreement, with respect to each Stock Option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder, including, without limitation, restrictions on the transferability of such shares acquired through the exercise of such Stock Options for such periods as the Committee may determine and, further, that in the event of a Participant’s cessation from service as a member of the Board during the time period in which such Common Stock is nontransferable, the Participant shall be required to sell such Common Stock back to the Company at such prices as the Committee may specify. In addition, to the extent permitted by applicable laws and regulations, the Committee may require that a Participant who wants to effectuate a “cashless” exercise of Stock Options be required to sell the shares of Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Committee may determine at the time of grant, or otherwise. Without limiting the foregoing, the Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares issued as a result of the exercise of a Stock Option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f)  Transferability of Stock Options

Notwithstanding Section 16.6, and only as provided by the Committee, Stock Options may be transferred to a Participant’s immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires Stock Options by such transfer, a “Permitted Transferee”). A transfer of a Stock Option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Committee may require and only when recorded in the Company’s record of outstanding Stock Options. In the event a Stock Option is transferred as contemplated hereby, the Stock Option may not be subsequently transferred by the Permitted Transferee except a transfer back to the Participant or by will or the laws of descent and distribution. A transferred Stock Option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, “immediate family member” shall mean, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred Stock Option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the option shall be delivered by (or withheld from amounts due to) the Participant, the Participant’s estate or the Permitted Transferee, in the reasonable discretion of the Company.

In addition, to the extent permitted by applicable law and Rule 16b-3, and notwithstanding Section 16.6, the Committee may permit a recipient of a Stock Option to designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Stock Options in the event of such Participant’s death.

(g)  Purchase for Investment

The Committee shall have the right to require that each Participant or other person who shall exercise a Stock Option under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of a Stock Option, represent and agree that any and all shares of Common Stock purchased pursuant to such Stock Option are being purchased for investment only and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the Stock Option or by the Committee. This Section 6.2(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which Stock Options may from time to time be granted as contemplated in Section 16.

(h)  No Repricing

Except in connection with a Change in Capitalization or approval of the Company’s stockholders, the Option Price shall not be reduced to less than the Fair Market Value on the date such Stock Options were granted.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1  Grant of Stock Appreciation Rights

Stock Appreciation Rights may be granted to Eligible Directors in such number, and at such times during the term of the Plan as the Committee shall determine, and as evidenced by the Award Agreement. The Committee may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events. The granting of a Stock Appreciation Right shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such a Stock Appreciation Right to a particular Participant at a particular price. A Stock Appreciation Right may be granted freestanding or in tandem or in combination with any other Award under the Plan.

7.2  Exercise of Stock Appreciation Rights

A Stock Appreciation Right may be exercised upon such terms and conditions and for such term as the Committee shall determine; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the date of its grant. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive Common Stock with an aggregate Fair Market Value determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the price determined by the Committee on the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, except in the case of Stock Appreciation Rights that are granted in assumption of, or in substitution for, outstanding awards previously granted by (x) a company acquired by the Company or a subsidiary, or (y) a company with which the Company or a subsidiary combines) multiplied by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The value of any fractional shares shall be paid in cash.

7.3  Special Provisions Applicable to Stock Appreciation Rights

Stock Appreciation Rights are subject to the following restrictions:

(a) A Stock Appreciation Right granted in tandem with any other Award under the Plan shall be exercisable at such time or times as the Award to which it relates shall be exercisable, or at such other times as the Committee may determine.

(b) The right of a Participant to exercise a Stock Appreciation Right granted in tandem with any other Award under the Plan shall be canceled if and to the extent the related Award is exercised or canceled. To the extent that a Stock Appreciation Right is exercised, the related Award shall be deemed to have been surrendered unexercised and canceled.

(c) A holder of Stock Appreciation Rights shall have none of the rights of a stockholder until the Common Stock, if any, is issued to such holder pursuant to such holder’s exercise of such rights.

(d) The acquisition of Common Stock pursuant to the exercise of a Stock Appreciation Right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon exercise of a Stock Option, as set forth in Section 6.2.

7.4  No Repricing

Except in connection with a Change in Capitalization or approval of the Company’s stockholders, the price at which Stock Appreciation Rights may be exercised shall not be reduced to less than the Fair Market Value on the date such Stock Appreciation Rights were granted.

SECTION 8
RESTRICTED STOCK

8.1  Grant of Restricted Stock

Restricted Stock may be granted to Participants in such number and at such times during the term of the Plan as the Committee shall determine and as evidenced by an Award Agreement. The granting of Restricted Stock shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Restricted Stock to a particular Participant.

8.2  Restriction Period

Except as otherwise provided in this Plan, determined by the Committee or specified in the Award Agreement, Restricted Stock shall be subject to a time vesting period of no less than one (1) year from the date of grant (the “Restriction Period”). During the Restriction Period, the Restricted Stock is subject to Section 16.6. During the Restriction Period, the Committee shall evidence the restrictions on the shares of Restricted Stock in such a manner as it determines is appropriate (including, without limitation, (i) by means of appropriate legends on shares of Restricted Stock that have been certificated and (ii) by means of appropriate stop-transfer orders on shares of Restricted Stock credited to book-entry accounts).

8.3  Voting Rights; Dividends and Other Distributions

A Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company. Each Participant who receives a grant of Restricted Stock shall have all the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions paid with respect to the underlying shares of Restricted Stock; provided, however, that no Participant awarded Restricted Stock shall have any right as a stockholder with respect to any shares subject to the Participant’s Restricted Stock grant prior to the date of issuance to the Participant of a certificate or certificates, or the establishment of a book-entry account, for such shares.

8.4  Issuance of Shares; Settlement of Awards

When the restrictions imposed by Section 8.2 expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Company shall deliver to the Participant one (1) share of Common Stock in satisfaction of each share of Restricted Stock, which shares so delivered shall not contain any legend. Such delivery of shares may be in the form of either a physical stock certificate or certificates or the establishment of a book-entry account on behalf of such Participant. Any fractional shares subject to such Restricted Stock shall be paid to the Participant in cash.

SECTION 9
RESTRICTED STOCK UNITS

9.1  Grant of Restricted Stock Units

Restricted Stock Units may be granted to Participants in such number and at such times during the term of the Plan as the Committee shall determine and as evidenced by an Award Agreement. The granting of Restricted Stock Units shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Restricted Stock Units to a particular Participant.

9.2  Restriction Period

Except as otherwise provided in this Plan, determined by the Committee or specified in the Award Agreement, Restricted Stock Units shall be subject to a time vesting period of no less than one (1) year from the date of grant (the “Restriction Period”). During the Restriction Period, the Restricted Stock Units are subject to Section 16.6.

9.3  Other Restrictions

The Committee may impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it deems necessary or appropriate. A Participant receiving a grant of Restricted Stock Units shall not be recorded as a stockholder of the Company and shall not acquire any rights of a stockholder unless or until the Participant is issued shares of Common Stock in settlement of such Restricted Stock Units.

9.4  Dividend Equivalents

The Board or the Committee may provide that Restricted Stock Units awarded under the Plan shall be entitled to an amount per Restricted Stock Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the dividend payment dates occurring during the period between the date on which the Restricted Stock Units are granted to the Participant and the date on which such Restricted Stock Units are settled, cancelled, forfeited, waived, surrendered or terminated under the Plan. Such paid amounts called “dividend equivalents” shall be (i) paid in cash or Common Stock or (ii) credited to the Participant as additional Restricted Stock Units, or any combination thereof, as the Board or the Committee, as appropriate, shall determine. A Restricted Stock Unit credited to a Participant as a dividend equivalent shall vest and be settled at such time as the Restricted Stock Unit to which it relates vests and is settled.

9.5  Issuance of Shares; Settlement of Awards

When the restrictions imposed by Sections 9.2 and 9.3 expire or otherwise lapse with respect to one or more Restricted Stock Units, Restricted Stock Units shall be settled (i) in cash or (ii) by the delivery to the Participant of the number of shares of Common Stock equal to the number of the Participant’s Restricted Stock Units that are vested, or any combination thereof, as set forth in the Award Agreement. Any fractional shares subject to such Restricted Stock Units shall be paid to the Participant in cash.

SECTION 10
OTHER STOCK-BASED AWARDS

The Board or Committee is hereby authorized to grant to an Eligible Director an “Other Stock-Based Award”, which shall consist of a right (i) which is not an Award or right described in Sections 6, 7, 8 or 9 and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including without limitation, securities convertible into Common Stock), as are deemed by the Board or Committee to be consistent with the purposes of the Plan; provided, that any such rights must comply, with applicable law. Subject to the terms of the Plan and any applicable Award

Agreement, the Board or Committee shall determine the terms and conditions of any such Other Stock-Based Award, including but not limited to dividend equivalents.

SECTION 11
COMPENSATION

11.1  Amount of Compensation

Each Participant’s Compensation shall be determined by the Committee and shall be paid, unless deferred pursuant to Section 12, within thirty (30) day after the end of each Plan Quarter in which it is earned (the “Payment Date”). The Committee, if necessary, may determine prior to the beginning of the applicable Plan Quarter for which Compensation is to be paid whether payment of Compensation shall be made at a date later than the Payment Date.

11.2  Compensation Election

(a) By December 31 of a calendar year, or at such later time as may be provided by Section 409A, each Participant may elect to receive his or her Compensation for the following year in the form of cash, deferred cash, Common Stock, deferred Common Stock or any combination of the foregoing, by submitting a written notice to the Company in the manner prescribed by the Committee. In the case of a newly-elected Eligible Director, such election may be made within thirty (30) days of the Director’s election to the Board with respect to Compensation for services performed during the portion of the applicable calendar year that is subsequent to the election. Any combination of the alternatives may be elected, provided the aggregate of the alternatives elected may not exceed one hundred percent (100%) of the Participant’s Compensation, except as provided in Section 12.2(a). Unless otherwise provided under the terms of the Compensation, if no election is received by the Company, the Participant shall be deemed to have made an election to receive his or her Compensation in undeferred cash. An election under this Section 11.2 shall be irrevocable and shall apply to the Compensation earned during the calendar year for which the election is effective.

(b) Notwithstanding any other provision to the contrary, deferred cash elections are only available pursuant to this Plan if an Eligible Director is not otherwise eligible to participate in one of the Company’s other deferred compensation plans or programs with respect to their cash Compensation.

SECTION 12
DEFERRED COMPENSATION

12.1  Deferred Cash

If a Participant elects pursuant to Section 11.2 to make a Cash Deferral, such Cash Deferral shall be recorded in a Memorandum Deferred Account as of the date the Compensation otherwise would have been paid.

12.2  Deferred Common Stock

(a) If a Participant elects pursuant to Section 11.2 to have all or a specified percentage of his or her cash Compensation deferred in Common Stock, then an amount shall be recorded in a Memorandum Deferred Account, in the form of shares of Common Stock, as determined in subsection (b) below, as of the date the Compensation otherwise would have been paid. The Common Stock Deferral credited to the Participant’s Memorandum Deferred Account in such case shall be equal to the amount actually deferred plus a premium (the “Conversion Premium”). The Conversion Premium shall be a percentage of the Compensation actually deferred as determined by the Committee.

(b) The number of shares of Common Stock credited to a Participant’s Memorandum Deferred Account shall equal the Common Stock Deferral divided by the Fair Market Value of the Common Stock on the applicable Payment Date.

(c) Subject to Section 16.1, each Participant who elects deferred Common Stock shall, once the shares of Common Stock have been credited to his or her Memorandum Deferred Account, receive dividend equivalents and other distributions on such shares, subject to applicable laws. The Board or Committee may determine that dividend equivalents and other distributions shall be paid in cash on a current basis or reinvested promptly in additional shares of Common Stock and such additional shares shall be credited to the Memorandum Deferred Account.

(d) The deferred Common Stock balance in the Memorandum Deferred Account shall be payable to the Participant in Common Stock.

12.3  Memorandum Deferred Account

The Company shall establish a ledger account (the “Memorandum Deferred Account”) for each Participant for the purpose of recording the Company’s obligation to pay the Compensation as provided in Sections 15.1 and 15.2.

(a) The Committee shall determine the rate of interest or earnings/losses credited to the Memorandum Deferred Account periodically and in so doing may take into account such factors it deems appropriate.

(b) The Company shall promptly credit each Participant’s Memorandum Deferred Account with the number of shares of Common Stock calculated in accordance with Section 12.2(b) and (c).

SECTION 13
CESSATION OF SERVICE

The Award Agreement applicable to each Award shall set forth the effect of a Participant’s cessation of service as a member of the Board. However, unless explicitly set forth otherwise in an Award Agreement to the contrary, all of a Participant’s unvested and/or unexercisable Awards shall automatically be forfeited when a Participant’s ceases to serve as a director of the Board; provided that such Participant shall be permitted to exercise the vested portion of any Stock Options for at least three months following such cessation date. Upon a Participant’s cessation of service as a member of the Board, Compensation attributed to the Plan Quarter during which cessation occurred shall be earned by the Participant in an amount equal to the meeting fees earned and a pro rata amount for the quarterly retainer and shall be paid or deferred pursuant to a valid election for the year during which such cessation has occurred. The Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Awards. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock, Restricted Stock Units or Other-Stock Based Awards, as applicable, promptly after the applicable restrictions have lapsed or otherwise been satisfied.

SECTION 14
EFFECT OF A CHANGE OF CONTROL

In the event of a Change of Control:

(a) all Stock Options and Stock Appreciation Rights then held by the Participant shall become fully vested and/or exercisable;

(b) the Restriction Periods applicable to all shares of Restricted Stock and all Restricted Stock Units then held by the Participant shall immediately lapse; and

(c) all Stock-Based Awards, Cash Deferrals and Common Stock Deferrals under this Plan (irrespective of payment elections at the time of such deferrals) shall be paid to a Participant (or his or her Beneficiary in the case of his or her death) within thirty (30) days after the date of the Change of Control, or at such later time as may be required to enable the Eligible Director to avoid liability under Section 16(b) of the Exchange Act.

Notwithstanding Sections 14(b) and (c) above, no such Awards shall be paid to a Participant who continues to serve as a member of the Board of the Company or upon the board of directors of the Company’s successor, until such time said Awards would otherwise be paid.

SECTION 15
PAYMENT OF DEFERRED COMPENSATION

15.1  Payment of Deferred Cash

When a Participant ceases to be a member of the Board, the Company shall pay to the Participant (or the Participant’s Beneficiary in the case of the Participant’s death) an amount equal to the deferred cash balance of his or her Memorandum Deferred Account, plus interest (at a rate determined pursuant to Section 12.3) on the outstanding deferred cash account balance to the date of distribution, as follows:

(a) a lump sum cash payment (payable within 30 days),

(b) a lump sum cash payment made at a date certain in the future as determined at the time the deferral election is made pursuant to Section 11.2, or

(c) in periodic installments over a period of years as determined at the time the deferral election is made under Section 11.2.

Payment of deferred cash shall be made or, in the case of installments over a period of years, shall begin to be made, in the month following the date on which a Participant ceases to be a member of the Board.

15.2  Payment of Deferred Common Stock

When a Participant ceases to be a member of the Board, the Company shall distribute Common Stock to the Participant (or the Participant’s Beneficiary in the case of the Participant’s death) in an amount equal to the number of whole shares of Common Stock in a Participant’s Memorandum Deferred Account, as follows:

(a) a lump sum distribution (payable within 30 days),

(b) a lump sum cash payment made at a date certain in the future as determined at the time the deferral election is made pursuant to Section 11.2, or

(c) in annual installments over a period of years as determined at the time the deferral election is made under Section 11.2.

Any fractional shares of Common Stock held in the Participant’s account shall be paid to the Participant (or the Participant’s Beneficiary in the case of the Participant’s death) in a lump sum cash payment based on the Common Stock’s Fair Market Value on the day preceding the date of such payment.

Payment of deferred Common Stock shall be made or, in the case of installments over a period of years, shall begin to be made, in the month following the date on which a Participant ceases to be a member of the Board, or such later date as may be necessary to comply with Section 16(b) of the Exchange Act.

15.3  Acceleration of Payment of Deferred Cash and Deferred Common Stock

(a) In the event of a Participant’s death or Permanent Disability, notwithstanding the Participant’s elections made with respect to form of distribution under Section 15.1 and 15.2, the balance of the Participant’s Memorandum Deferred Account shall be distributed in full as soon as practicable (but in no event later than thirty (30) days) following the Participant’s death or Permanent Disability.

(b) Subject to Section 409A, in case of an unforeseeable emergency, a Participant may request a distribution from the Participant’s Memorandum Deferred Account earlier than the date to which it was deferred.

For purposes of this Section 15.3(b), an “unforeseeable emergency” shall be limited to a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, amounts distributed with respect to an unforeseeable emergency may not exceed amounts necessary to satisfy such emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

The Committee shall consider any requests for payment on the basis of an unforeseeable emergency under this Section 15.3(b) on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in Section 457 of the Code and the regulations thereunder.

SECTION 16
GENERAL PROVISIONS

16.1  Issuance of Common Stock

The Company shall not be required to issue any certificate for shares of Common Stock under the Plan prior to:

(a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

(b) listing of such shares on any stock exchange on which the Common Stock may then be listed; and

(c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

All certificates, or book-entry accounts, for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Committee determines that application of such provisions are no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Without limiting the foregoing, the Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares issued under this Plan, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

16.2  Unfunded Obligation

Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations. The Company is not required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s Beneficiary or the Participant’s creditors in any assets of the Company whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

16.3  Beneficiary

The designation of a Beneficiary shall be on a form provided by the Company, executed by the Participant (with the consent of the Participant’s spouse, if required by the Company for reasons of community property or otherwise), and delivered to a designated representative of the Company. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under a predecessor plan shall remain in effect under this Plan unless it is revoked or changed under this Plan. If no Beneficiary is designated, if the designation is ineffective, or in the event the Beneficiary dies before the balance of the Memorandum Deferred Account is paid, the balance shall be paid to the Participant’s spouse, or if there is no surviving spouse, to his or her lineal descendants, pro rata, or if there is no surviving spouse or lineal descendants, to the Participant’s legal representatives, the Participant’s estate or the person or persons to whom the deceased’s rights under the Plan shall have passed by will or the laws of descent and distribution (unless the Committee for a given year has designated investment in an annuity, in which case the payment options selected by the Participant with respect thereto shall govern).

16.4  Permanent Disability

A Participant shall be deemed to have become “Permanently Disabled” if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan of the Company.

16.5  Incapacity of Participant or Beneficiary

If the Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative), at the discretion of the Committee, may be paid to the spouse, child, parent, brother or sister of such Participant or Beneficiary or to any person whom the Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

16.6  Nonassignment

Unless otherwise provided in the Plan, the right of a Participant or Beneficiary to the payment of any Award granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution unless the Participant has received the Company’s prior written consent. Except as otherwise provided for under the Plan, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any Award under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such Award, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected Awards held by such Participant shall be immediately forfeited.

16.7  Termination and Amendment

Except as otherwise determined by the Board, the Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to above; provided, however, that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required. Subject to Section 409A, the Board may at any time suspend the operation of or terminate the Plan. No amendment, suspension or termination may impair the right of a Participant or the Participant’s designated Beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination.

16.8  Applicable Law

The Plan shall be construed and governed in accordance with the laws of the State of Texas.

16.9  Effective Date and Term of the Plan

The Plan was adopted by the Board on February 12, 2008, and is subject to approval by the Company’s stockholders. If approved by the stockholders, this Plan will replace the 1998 Director Stock Plan (as amended) and no further awards will be made under that plan. This Plan shall become effective on the Effective Date, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 16.7, until the date immediately preceding the tenth (10th) anniversary of the Effective Date of the Plan. No Awards shall be granted under this Plan after such date.

16.10  Compliance With Section 16(b) of the Exchange Act

The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards of Common Stock, the Plan shall comply in all respects with any exemption pursuant to Section 16(b) promulgated under Section 16 of the Exchange Act. If any Plan provision is later found not to be in compliance with such exemptions available pursuant to Section 16(b) of the Exchange Act, that provision shall be deemed modified as necessary to meet the requirements of Section 16(b).

16.11  Section 409A

The Plan is intended to be administered, operated and construed in compliance with Section 409A and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Board and the Committee may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan. With respect to any Award granted under the Plan that is subject to Section 409A, “cessation of service” or “ceasing to be a member of the Board” shall mean the Eligible Director’s “separation from service”, as defined in Section 1.409A-1(h) of the Final Treasury Regulations promulgated under Section 409A, including the default presumptions thereunder.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of [May   , 2008].

ANADARKO PETROLEUM CORPORATION

James T. Hackett
Chairman, President and Chief Executive Officer

SHAREHOLDER SERVICES
1201 LAKE ROBBINS DRIVE
THE WOODLANDS, TX 77380
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK
VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by Anadarko Petroleum Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in the future.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Anadarko Petroleum Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANADR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANADARKO PETROLEUM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” ITEMS 1, 2, 3 AND 4 AND “AGAINST” ITEMS
5 AND 6.

		For	Against	Abstain
Vote on Directors
1.	ELECTION OF DIRECTORS
Nominees:
	01) John R. Butler, Jr.	☐	☐	☐
	02) Luke R. Corbett	☐	☐	☐
	03) John R. Gordon	☐	☐	☐
				For	Against	Abstain
Vote on Proposals
2.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS			☐	☐	☐

3.	APPROVAL OF 2008 OMNIBUS INCENTIVE COMPENSATION PLAN			☐	☐	☐

4.	APPROVAL OF 2008 DIRECTOR COMPENSATION PLAN			☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5 AND 6.
5.	STOCKHOLDER PROPOSAL — DECLASSIFICATION OF BOARD			☐	☐	☐

6.	STOCKHOLDER PROPOSAL — AMENDMENT TO NON-DISCRIMINATION POLICY			☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4 and AGAINST items 5 and 6. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Each signatory to this proxy acknowledges receipt from Anadarko Petroleum prior to execution of this proxy a notice of Annual Meeting of Stockholders and a Proxy Statement dated April 4, 2008.
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at:
http://bnymellon.mobular.net/bnymellon/apc

ANADARKO PETROLEUM CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2008
The undersigned hereby appoint(s) James T. Hackett, R.A. Walker and Robert K. Reeves, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Anadarko Petroleum Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 am, Central Daylight Time on May 20, 2008, at The Woodlands Resort and Conference Center, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE